                                                                    EXHIBIT 10.5

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                                                              EXECUTION ORIGINAL

                                MASTER AGREEMENT

         This Master Agreement is made as of the 1 day of March, 2001, by and between Team Financial, Inc., a __________________ corporation and Metavante Corporation, a Wisconsin corporation.

         In consideration of the payments to be made and services to be performed hereunder, the parties agree as follows:

         Customer desires Metavante to provide to Customer the services set forth in this Agreement and Metavante desires to provide such services to Customer, all as provided in this Agreement.

         THEREFORE, upon the terms and subject to the conditions set forth in this Agreement and intending to be legally bound, the parties hereto agree as follows:

         Metavante shall provide to Customer and Customer shall receive from Metavante, all upon the terms and conditions set forth in this Agreement, the Services specified in this Agreement. Metavante may provide to Customer and Customer may receive additional services hereunder upon mutual agreement and by completion of a New Services Schedule. This Agreement includes the Schedules marked with an "X" below, which contain additional terms and conditions relating to the applicable Service including applicable fees and charges. Each marked Schedule and each New Services Schedule, if any, subsequently agreed to and executed by Metavante and Customer are incorporated into this Agreement by reference as if set forth in this Agreement in full.

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                                    SCHEDULES

    FINANCIAL TECHNOLOGY SOLUTIONS                 E-FINANCE SOLUTIONS
    ------------------------------                 -------------------
/X/ A  Customer Relationship Management (CRM)      / / F  Electronic Bill Presentment
/X/ B  Electronic Funds Delivery                    / / G  Electronic Bill Payment
/X/ C  Financial Accounts Processing               /X/ H  Online Business/Consumer Banking
/ / D  Trust and Investment Processing
/ / E  Business Process Outsourcing                MISCELLANEOUS
                                                   -------------
                                                   /X/ I  Automated Clearing House (ACH)
                                                   /X/ J  Termination Fee
                                                   /X/ K  Network Design
                                                   / / L  Other:___________________

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         The general terms and conditions and all exhibits attached hereto are incorporated herein and deemed part of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf as of the date first above written.

METAVANTE CORPORATION                                         TEAM FINANCIAL, INC.
By: /s/ Owen J. Sullivan                                      By:   /s/ Robert J. Weatherbie
   ---------------------------------------------------              ---------------------------
Name: Owen J. Sullivan                                        Name: Robert J. Weatherbie
                                                                    ---------------------------
Title: President, Financial Services Group                    Title: Chairman and CEO
                                                                    ---------------------------

By: /s/ Thomas J. McBride                                     By:
   ---------------------------------------------------              ---------------------------
Name: Thomas J. McBride                                       Name:
                                                                    ---------------------------
Title: Senior Vice President, Client Services Division        Title:
                                                                    ---------------------------

                                    [STAMP]

                          GENERAL TERMS AND CONDITIONS

1.       DEFINITIONS

         1.1. DEFINITIONS. Capitalized terms shall have the meaning ascribed to them on attached EXHIBIT A.

         1.2. REFERENCES. In this Agreement, references and mention of the word "includes" and "including" shall mean "includes, without limitation" and "including, without limitation," as applicable.

         1.3. INTERPRETATION. In the event of a conflict between the general terms and conditions and the terms of any exhibits and schedules attached hereto, the terms of the schedules and exhibits shall prevail and control the interpretation of the Agreement. The exhibits and schedules together with the general terms and conditions shall be interpreted as a single document.

2.       TERM

         2.1. INITIAL TERM. The term of this Agreement shall commence on the Effective Date and end on the fifth (5th) year anniversary of the last day of the month in which the Commencement Date occurs.

         2.2. EXTENSIONS. Unless this Agreement has been earlier terminated, this Agreement shall be automatically renewed for additional six-month periods (each, a "Renewal Term") unless either party shall provide the other party with written notice of termination at least one hundred eighty (180) days prior to the expiration date for the Initial Term or Renewal Term, as applicable.

3.       APPOINTMENT

         3.1. PERFORMANCE BY METAVANTE AFFILIATES OR SUBCONTRACTORS. Customer understands and agrees that the actual performance of the Services may be made by one or more Affiliates of Metavante Corporation, or subcontractors of any of the foregoing Entities (collectively, the "Eligible Providers"). For purposes of this Agreement, performance of the Services by any Eligible Provider shall be deemed performance by Metavante itself. Metavante shall remain fully responsible for the performance or non-performance of each Eligible Provider under this Agreement, to the same extent if Metavante itself performed or failed to perform such services. Customer agrees to look solely to Metavante, and not to any Eligible Provider, for satisfaction of any claims Customer may have arising out of this Agreement or the performance or nonperformance of Services.

         3.2. THIRD PARTY PRODUCTS/SERVICES. The parties acknowledge that certain services and products necessary for the performance of the Services are being, and in the future may be, provided by Third Parties who will contract directly with Customer. Metavante shall have no liability to Customer for information and products supplied by, or services performed by, such Third Parties in conjunction with the Services.

         3.3. PROPER INSTRUCTIONS. "Proper Instructions" shall mean those instructions sent to Metavante by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer terminal, e-mail or other "on line" system or similar means of communication or given orally over the telephone or given in person by one or more of the person(s) whose name(s) and signature(s) are listed on the most recent certificate delivered by Customer to Metavante which lists those persons authorized to give orders, corrections and instructions in the name of and on behalf of Customer. Proper Instructions shall specify the action requested to be taken or omitted.

4.       SERVICES

         4.1. SERVICES. Metavante agrees that the Services shall be provided to Customer in accordance with the applicable Documentation, and in accordance with this Agreement.

         4.2. NEW SERVICES. If Customer wishes to receive any New Service which is included in Metavante's then-current standard pricing, Customer shall notify Metavante and the parties shall implement the same on a mutually acceptable time schedule. If the New Service is not identified in Metavante's then-current standard pricing, Customer shall submit a written request for estimates to Metavante in accordance with Section 14.1 of this Agreement. Nothing contained herein shall obligate Metavante to develop a New Service for Customer.

         4.3. PROFESSIONAL SERVICES. Metavante agrees to provide Customer with the Professional Services in accordance with mutually agreed functional specifications. Metavante and Customer intend and agree that Metavante shall retain title and all other ownership and proprietary rights in and to the Metavante Proprietary Materials and Information. Such ownership and proprietary rights shall include any and all rights in and to patents, trademarks, copyrights, and trade secret rights. Metavante and Customer agree that Metavante Proprietary Materials and Information are NOT "work made for hire" within the meaning of U.S. Copyright Act 17 U.S.C. Section 101.

5.       FEES

         5.1. FEE STRUCTURE. The fees for the Initial Services are set forth in the applicable Fee Schedule(s). Customer agrees to pay Metavante the fees specified in the Fee Schedule(s) for such services. Services not specifically set forth on a Fee Schedule shall be subject to Metavante's then current standard pricing. Fees for New Services shall be as set forth in Metavante's then current standard pricing or, if applicable, the mutually agreed upon Fee Schedules for such services.

         5.2. PRICING AND OPERATIONAL ASSUMPTIONS. The Fee Schedule(s) set forth the operational and pricing assumptions, if any, made by Metavante following completion of its preliminary due diligence of Customer's requirements and its evaluation of information provided by Customer. If the parties determine that one or more of the pricing or operational assumptions listed in the Fee Schedule(s) is inaccurate or incomplete in any material respect, the parties will negotiate in good faith regarding an equitable adjustment to any materially and adversely impacted provisions of this Agreement. In addition to the charges specified on the Fee Schedule(s), Customer shall be responsible for all pass through charges assessed by Third Parties.

         5.3. EXCLUDED COSTS. The fees set forth in the Fee Schedule(s) do not include shipping and courier costs, telecommunication charges, LU charges, Expenses, Third Party pass-through charges, workshop fees, training fees, late fees or charges and Taxes, which shall be the responsibility of Customer.

         5.4. DISPUTED AMOUNTS. If Customer disputes any charge or amount on any invoice and such dispute cannot be resolved promptly through good faith discussions between the parties, Customer shall pay the amounts due under this Agreement less the disputed amount, and the parties shall diligently proceed to resolve such disputed amount. An amount will be considered disputed in good faith if (i) Customer delivers a written statement to Metavante on or before the due date of the invoice, describing in detail the basis of the dispute and the amount being withheld by Customer, (ii) such written statement represents that the amount in dispute has been determined after due investigation of the facts and that such disputed amount has been determined in good faith, and (iii) all other amounts due from Customer that are not in dispute have been paid in accordance with the terms of this Agreement.

         5.5. TERMS OF PAYMENT. All fees shall be paid to Metavante as set forth in the Fee Schedule(s). To effect payment, of the Monthly Base Fee only Customer hereby authorizes Metavante to initiate debit entries from and, if necessary, initiate credit entries and adjustments to Customer's account at the depository institution designated in the ACH Authorization Agreement attached hereto as EXHIBIT C, which shall be executed by Customer contemporaneously with the execution of this Agreement. All amounts due under this Agreement shall be paid within thirty (30) days of the date of invoice, unless otherwise provided in the Fee Schedule. Undisputed charges not paid by the due date shall be subject to annual interest at the rate of 12% or the highest rate permitted by law, whichever is lower. Customer shall also pay any reasonable collection fees, court costs, reasonable attorneys' fees, and Damages incurred by Metavante in collecting payment of the charges and any other amounts for which Customer is liable under the terms and conditions of this Agreement.

         5.6. MODIFICATION OF TERMS AND PRICING. Customer's fees shall be adjusted each January 1 commencing January, 2002. The price increase shall be determined by averaging Customer's invoices (net of communications, taxes, miscellaneous fees, third party pass-through, and one-time fees) for the months of September, October, and November immediately preceding the effective date of the price increase and adding the Monthly New Product Credit (if still applicable) to the average. The resulting total shall be used to determine the amount of the increase in fees in accordance with the following table:

         Year 2   $72,000            No increase
                  $69,000-$71,999    3.5% increase
                  Under $69,000      CPI (core), plus 1%, with a floor of 4% and a maximum of 7%

         Year 3   $79,000            No increase
                  $75,000-$78,999    3.5% increase
                  Under $75,000      CPI (core), plus 1%, with a floor of 4% and a maximum of 7%

         Year 4   $87,000            No increase
                  $83,000-$86,999    3.5% increase
                  Under $83,000      CPI (core), plus 1%, with a floor of 4% and a maximum of 7%

         Year 5   $95,000            No increase
                  $90,000-$94,999    3.5% increase
                  Under $90,000      CPI (core), plus 1%, with a floor of 4% and a maximum of 7%

6.       PERFORMANCE WARRANTY/EXCLUSIVE REMEDY/DISCLAIMER OF ALL OTHER
         WARRANTIES

         6.1. PERFORMANCE WARRANTY. Metavante warrants that it will provide the Services in a commercially reasonable manner in substantial conformity with this Agreement (the "Performance Warranty"). THIS PERFORMANCE WARRANTY IS SUBJECT TO THE WARRANTY EXCLUSIONS SET FORTH BELOW IN SECTION 6.2 AND THE REMEDY LIMITATIONS SET FORTH BELOW IN SECTION 6.3.

         6.2. PERFORMANCE WARRANTY EXCLUSIONS. Except as may be expressly agreed in writing by Metavante, Metavante's Performance Warranty does not apply to:

                  A. defects, problems, or failures caused by the Customer's nonperformance of obligations essential to Metavante's performance of its obligations; and/or

                  B. defects, problems, or failures caused by an event of FORCE MAJEURE.

         6.3. NOTICE OF AND CORRECTION OF DEFECTS. Customer shall notify Metavante in writing of any alleged breach of this Performance Warranty. If the breach relates to a Performance Standard, Metavante shall have ninety (90) days to correct the alleged breach; for all other breaches of the Performance Warranty, Metavante shall have thirty (30) days to correct the alleged breach. During this time period, Metavante shall use reasonable efforts, at its own expense, to remedy the breach. Customer shall be responsible for making whatever appropriate adjustments may be necessary to mitigate adverse effects on Customer until Metavante remedies the breach. Metavante will, at Metavante's expense, assist Customer in making such corrections through the most cost-effective means, whether manual, by system reruns or program modifications.

         6.4. BACKUP REMEDY. If Metavante fails to remedy the breach in the time periods specified in Section 6.3 above, Customer may file a claim for Damages pursuant to the dispute resolution procedure set forth in Section 11.1 below and, in addition, terminate the Agreement for cause pursuant to Section 8.2 below and claim Damages as provided in Section 9.3 below. THE BACKUP REMEDY SET FORTH IN THIS SECTION 6.4 IS CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR METAVANTE'S BREACH OF THE PERFORMANCE WARRANTY, TO THE EXCLUSION OF ALL OTHER REMEDIES, IN CONTRACT, TORT, OR OTHERWISE.

         6.5. DISCLAIMER OF ALL OTHER WARRANTIES. THIS PERFORMANCE WARRANTY, AND THE REPRESENTATIONS IN ARTICLE 12, ARE IN LIEU OF, AND METAVANTE DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT METAVANTE KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, METAVANTE DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN CUSTOMER WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT.

7.       MODIFICATION OR PARTIAL TERMINATION

         7.1. MODIFICATIONS TO SERVICES. Metavante may modify, amend, enhance, update, or provide an appropriate replacement for the software used to provide the Services, or any element of its systems or processes at any time to: (i) improve the Services or (ii) facilitate the continued economic provision of the Services to Customer or Metavante, provided that neither the functionality of the Services nor any applicable Performance Standards are materially adversely affected.

         7.2. PARTIAL TERMINATION BY METAVANTE. Except as may be provided in any Schedule, Metavante may, at any time, withdraw any of the Services to its entire Customer base upon providing one hundred twenty (120) days' prior written notice to Customer. Metavante may also terminate any service immediately upon any final regulatory, legislative, or judicial determination that providing such service is inconsistent with applicable law or regulation. If Metavante terminates any service, Metavante agrees to assist Customer, without additional charge, in identifying an alternate provider of such terminated service.

         7.3. PARTIAL TERMINATION BY CUSTOMER. Except as may be provided in any Schedule, Customer agrees that, during the Term, Customer shall obtain exclusively from Metavante all of its requirements covered by the Initial Services. If Customer breaches the foregoing covenant, Customer shall pay Metavante a Termination Fee for the discontinued Service, as liquidated damages and not as a penalty.

8.       TERMINATION

         8.1. EARLY TERMINATION. The terms and conditions set forth on SCHEDULE J of the Agreement shall govern the early termination of this Agreement (or any service which is part of the Initial Services).

         8.2. FOR CAUSE. If either party fails to perform any of its material obligations under this Agreement and does not cure such failure within thirty
(30) days (or any other cure period specifically set forth in the Agreement) after being given notice specifying the nature of the failure, then the non-defaulting party may, by giving notice to the other party, terminate this Agreement as of the date specified in such notice of termination, or such later date agreed to by the parties, without prejudice to the non-defaulting party's right to collect Damages (if the non-defaulting party is the Customer) or the Termination Fee (if the non-defaulting party is Metavante).

         8.3. FOR INSOLVENCY. In addition to the termination rights set forth in Sections 8.1 and 8.2, subject to the provisions of Title 11, United States Code, if either party becomes or is declared insolvent or bankrupt, is the subject to any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or is subject to regulatory sanction by any Federal Regulator, then the other party may, by giving written notice to such party, may terminate this Agreement as of a date specified in such notice of termination; provided that the foregoing shall not apply with respect to any involuntary petition in bankruptcy filed against a party unless such petition is not dismissed within sixty (60) days of such filing.

9.       LIMITATION OF LIABILITY/MAXIMUM DAMAGES ALLOWED

         9.1. EQUITABLE RELIEF. Either party may seek equitable remedies, including injunctive relief, for a breach of the other party's obligations under
Article 13 of this Agreement, prior to commencing the dispute resolution procedures set forth in Section 11.1 below.

         9.2. EXCLUSION OF INCIDENTAL AND CONSEQUENTIAL DAMAGES. Independent of, severable from, and to be enforced independently of any other provision of this Agreement, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS) IN CONTRACT, TORT, (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND--including lost profits, loss of business, or other economic damage, and further including injury to property, AS A RESULT OF BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT, INCLUDING ANY FAILURE OF

PERFORMANCE, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

         9.3. MAXIMUM DAMAGES ALLOWED. Notwithstanding any other provision of this Agreement, and for any reason, including breach of any duty imposed by this Agreement or independent of this Agreement, and regardless of any claim in contract, tort (including negligence) or otherwise, Metavante's total, aggregate liability under this Agreement shall in no circumstance exceed payments made to Metavante by Customer under this Agreement during the four (4) months prior to the act or event giving rise to such claim.

         9.4. STATUTE OF LIMITATIONS. No lawsuit or other action may be brought by either party hereto, or on any claim or controversy based upon or arising in any way out of this Agreement, after one (1) year from the date on which the cause of action arose regardless of the nature of the claim or form of action, whether in contract, tort (including negligence) or otherwise; provided, however, the foregoing limitation shall not apply to the collection of any amounts due under this Agreement.

         9.5. ECONOMIC LOSS WAIVER. In addition to and not in limitation of any other provision of this Article 9, each party hereby knowingly, voluntarily, and intentionally waives any right to recover from the other party, and Customer waives any right to recover from any Eligible Provider, any economic losses or damages in any action brought under tort theories, including, misrepresentation, negligence and/or strict liability and/or relating to the quality or performance of any products or services provided by Metavante. For purposes of this waiver, economic losses and damages include monetary losses or damages caused by a defective product or service except personal injury or damage to other tangible property. Even if remedies provided under this Agreement shall be deemed to have failed of their essential purpose, neither party shall have any liability to the other party under tort theories for economic losses or damages.

         9.6. LIQUIDATED DAMAGES. Customer acknowledges that Metavante shall suffer a material adverse impact on its business if this Agreement is terminated prior to expiration of the Term, and that the resulting damages may not be susceptible of precise determination. Customer acknowledges that the Termination Fee is a reasonable approximation of such damages and shall be deemed to be liquidated damages and not a penalty.

         9.7. ESSENTIAL ELEMENTS. Customer and Metavante acknowledge and agree that the limitations contained in this Article 9 are essential to this Agreement, and that Metavante has expressly relied upon the inclusion of each and every provision of this Article 9 as a condition to executing this Agreement.

10.      INSURANCE AND INDEMNITY

         10.1. INSURANCE. Metavante shall maintain for its own protection fidelity bond coverage for its personnel; insurance coverage for loss from fire, disaster or other causes contributing to interruption of normal services, reconstruction of data file media and related processing costs; additional expenses incurred to continue operations; and business interruption to reimburse Metavante for losses resulting from suspension of the Services due to physical loss of equipment.

         10.2. INDEMNITY.

                  A. Customer shall indemnify Metavante from, defend Metavante against, and pay any final judgments awarded against Metavante, resulting from:
(i) the operation of Customer's business; (ii) work-related injury or death caused by Customer or its employees or agents; (iii) tangible personal or real property damage resulting from Customer's acts or omissions; (iv) Customer's breach of Section 12.2 B hereof; (v) the data, information and/or instructions furnished by Customer and any inaccuracy or inadequacy therein, (vi) Customer's use or inability to use the results of the Services in Customer's business; and
(vii) economic loss or damage to any Third Party from use of the Services by Customer hereunder.

                  B. Metavante shall indemnify Customer from, defend Customer against, and pay any final judgment awarded against Customer, resulting from:
(i) the operation of Metavante's business; (ii) work-related injury or death caused by Metavante, its employees, or agents; (iii) tangible personal or real property damage resulting from Metavante's acts or omissions; and (iv) any claim by a Third Party that the Services or the Metavante Software infringe upon any patent, copyright or trademark of a Third Party under the laws of the United States.

         10.3. INDEMNIFICATION PROCEDURES. If any Third Party makes a claim covered by Section 10.2 against an indemnitee with respect to which such indemnitee intends to seek indemnification under this Section, such indemnitee shall give notice of such claim to the indemnifying party, including a brief description of the amount and basis therefor, if known. Upon giving such notice, the indemnifying party shall be obligated to defend such indemnitee against such claim, and shall be entitled to assume control of the defense of the claim with counsel chosen by the indemnifying party, reasonably satisfactory to the indemnitee. The indemnitee shall cooperate fully with, and assist, the indemnifying party in its defense against such claim in all reasonable respects. The indemnifying party shall keep the indemnitee fully apprised at all times as to the status of the defense. Notwithstanding the foregoing, the indemnitee shall have the right to employ its own separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnitee. Neither the indemnifying party nor any indemnitee shall be liable for any settlement of action or claim effected without its consent. Notwithstanding the foregoing, the indemnitee shall retain, assume, or reassume sole control over all expenses relating to every aspect of the defense that it believes is not the subject of the indemnification provided for in this Section. Until both (a) the indemnitee receives notice from indemnifying party that it will defend, and (b) the indemnifying party assumes such defense, the indemnitee may, at any time after ten (10) days from the date notice of claim is given to the indemnifying party by the indemnitee, resist or otherwise defend the claim or, after consultation with and consent of the indemnifying party, settle or otherwise compromise or pay the claim. The indemnifying party shall pay all costs of indemnity arising out of or relating to that defense and any such settlement, compromise, or payment. The indemnitee shall keep the indemnifying party fully apprised at all times as to the status of the defense. Following indemnification as provided in this Section, the indemnifying party shall be subrogated to all rights of the indemnitee with respect to the matters for which indemnification has been made.

11.      DISPUTE RESOLUTION

         11.1. REPRESENTATIVES OF PARTIES. All disputes arising under or in connection with this Agreement shall initially be referred to the representatives of each party who customarily manages the relationship between the parties. If such representatives are unable to resolve the dispute within five (5) Business Days after referral of the matter to them, the managers of the representatives shall attempt to resolve the dispute. If, after five (5) Business Days they are unable to resolve the dispute, senior executives of the parties shall attempt to resolve the dispute. If, after five (5) Business Days they are unable to resolve the dispute, the parties shall submit the dispute to the chief executive officers of the parties for resolution to be completed in five (5) Business Days. Neither party shall commence legal proceedings with regard to a dispute until completion of the dispute resolution procedures set forth in this Section 11.1, except to the extent necessary to preserve its rights or maintain a superior position against other creditors or claimants.

         11.2. CONTINUITY OF PERFORMANCE. During the pendency of the dispute resolution proceedings described in this Article 11, Metavante shall continue to provide the Services so long as Customer shall continue to pay all undisputed amounts to Metavante in a timely manner.

12.      AUTHORITY

         12.1. METAVANTE. Metavante represents and warrants that:

                  A. Metavante has the right to provide the Services hereunder, using all computer software required for that purpose.

                  B. Metavante is a corporation validly existing and in active status under the laws of the State of Wisconsin. It has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by Metavante and this Agreement is enforceable in accordance with its terms against Metavante. No approval, authorization or consent of any governmental or regulatory authorities is required to be obtained or made by Metavante in order for Metavante to enter into and perform its obligations under this Agreement.

         12.2. CUSTOMER. Customer represents and warrants that:

                  A. It is a corporation validly existing and in good standing under the laws of the state of its incorporation. It has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by Customer and this Agreement is enforceable in accordance with its terms against Customer. No approval, authorization or consent of any governmental or regulatory authorities required to be obtained or made by Customer in order for Customer to enter into and perform its obligations under this Agreement.

                  B. In the event that Customer requests Metavante to disclose to any Third Party or to use any of Customer's Confidential Information (as defined in Section 13.3), and such Confidential Information is or may be subject to the Privacy Regulations, such disclosure or use shall be permitted by the Privacy Regulations and by any initial, annual, opt-out, or other privacy notice that Customer issued with respect to such Confidential Information pursuant to the Privacy Regulations.

13.      CONFIDENTIALITY AND OWNERSHIP

         13.1. CUSTOMER DATA. Customer shall remain the sole and exclusive owner of all Customer Data and its Confidential Information (as defined in Section 13.3), regardless of whether such data is maintained on magnetic tape, magnetic disk, or any other storage or processing device. All such Customer Data and other Confidential Information shall, however, be subject to regulation and examination by the appropriate auditors and regulatory agencies to the same extent as if such information were on Customer's premises.

         13.2. METAVANTE SYSTEMS. Customer acknowledges that it has no rights in any software, systems, documentation, guidelines, procedures and similar related materials or any modifications thereof provided by Metavante, except with respect to Customer's use of the same during the Term to process its data.

         13.3. CONFIDENTIAL INFORMATION. "Confidential Information" of a party shall mean all confidential or proprietary information and documentation of such party, whether or not marked as such including, with respect to Customer, all Customer Data. Confidential Information shall not include: (i) information which is or becomes publicly available (other than by the party having the obligation of confidentiality) without breach of this Agreement; (ii) information independently developed by the receiving party; (iii) information received from a Third Party not under a confidentiality obligation to the disclosing party; or
(iv) information already in the possession of the receiving party without obligation of confidence at the time first disclosed by the disclosing party. The parties acknowledge and agree that the substance of the negotiations of this Agreement, and the terms of this Agreement are considered Confidential Information subject to the restrictions contained herein.

         13.4. OBLIGATIONS OF THE PARTIES. Neither party shall use, copy, sell, transfer, publish, disclose, display, or otherwise make any of the other party's Confidential Information available to any Third Party without the prior written consent of the other party. Each party shall hold the Confidential Information of the other party in confidence and shall not disclose or use such Confidential Information other than for the purposes contemplated by this Agreement and, to the extent that Confidential Information of Customer may be subject to the Privacy Regulations, as permitted by the Privacy Regulations, and shall instruct their employees, agents, and contractors to use the same care and discretion with respect to the Confidential Information of the other party or of any Third Party utilized hereunder that Metavante and Customer each require with respect to their own most confidential information, but in no event less than a reasonable standard of care, including the utilization of security devices or procedures designed to prevent unauthorized access to such materials. Each party shall instruct its employees, agents, and contractors of its confidentiality obligations hereunder and not to attempt to circumvent any such security procedures and devices. Each party's obligation under the preceding sentence may be satisfied by the use of its standard form of confidentiality agreement, if the same reasonably accomplishes the purposes here intended. All such Confidential Information shall be distributed only to persons having a need to know such information to perform their duties in conjunction with this Agreement.

         13.5. SECURITY. Metavante shall be responsible for establishing and maintaining commercially reasonable safeguards against any disaster, loss or alteration of the Customer Data in the possession of Metavante. Such safeguards shall be deemed to be commercially reasonable if they are no less rigorous than safeguards Metavante uses to protect its own data of a similar nature.

         13.6. OWNERSHIP AND PROPRIETARY RIGHTS. Metavante reserves the right to determine the hardware, software and tools to be used by Metavante in performing the Services. Metavante shall retain title and all other ownership and proprietary rights in and to the Metavante Proprietary Materials and information. Such ownership and proprietary rights shall include any and all rights in and to patents, trademarks, copyrights, and trade secret rights. Customer agrees that the Metavante Proprietary Materials and Information are not "work made for hire" within the meaning of U.S. Copyright Act 17 U.S.C. Section 101.

         13.7. THE PRIVACY REGULATIONS. In the event that Customer requests Metavante to disclose to any Third Party or to use any of Customer's Confidential Information, and such Confidential Information is or may be subject to the Privacy Regulations, Metavante reserves the right, prior to such disclosure or use, (i) to review any initial, annual, opt-out, or other privacy notice that Customer issued with respect to such Confidential Information pursuant to the Privacy Regulations, and if requested by Metavante, Customer shall promptly provide Metavante with any such notice, and (ii) to decline to disclose to such Third Party or to use such Confidential Information if Metavante, in Metavante's sole discretion, believes that such disclosure or use is or may be prohibited by the Privacy Regulations or by any such notice.

14.      MANAGEMENT OF PROJECT

         14.1. DEVELOPMENT PROJECTS AND TECHNICAL SUPPORT. Upon Customer's written request, Metavante will develop and provide to Customer a good faith estimate of any additional charges which Customer may incur in connection with the operation of any new software, major modification or enhancements developed by Metavante or the acquisition of Third Party software related to any Service. Nothing contained herein shall obligate Metavante to develop enhancements requested by Customer.

15.      DISASTER RECOVERY

         15.1. SERVICES CONTINUITY PLAN. Metavante shall maintain throughout the Term of the Agreement a Services Continuity Plan (the "Plan") in compliance with applicable regulatory requirements. Review and acceptance of the Plan as may be required by any applicable regulatory agency shall be the responsibility of Customer. Metavante shall cooperate with Customer in conducting such reviews as such regulatory agency may from time to time reasonably request. A detailed Executive Summary of the Plan has been provided to Customer. Updates to the Plan shall be provided to Customer without charge.

         15.2. RELOCATION. If appropriate, Metavante shall relocate all affected Services to an alternate disaster recovery site as expeditiously as possible after declaration of a Disaster, and shall coordinate with Customer all requisite telecommunications modifications necessary to achieve full connectivity to the disaster recovery site, in material compliance with all regulatory requirements. "Disaster" shall have the meaning set forth in the Plan.

         15.3. RESUMPTION OF SERVICES. The Plan provides that, in the event of a Disaster, Metavante will be able to resume the Services in accordance therewith within the time periods specified in the Plan. In the event Metavante is unable to resume the Services to Customer within the time periods specified in the Plan, Customer shall have the right to terminate this Agreement without payment of the Termination Fee upon written notice to Metavante delivered within forty-five (45) days after declaration of such Disaster. In the event of termination as a result of Metavante's inability to resume Services, Metavante shall provide Customer's data in its standard format at no charge. Any custom programming requested by Customer for such data shall be charged in accordance with Metavante's then-current charges for such services.

         15.4. ANNUAL TEST. Metavante shall test its Plan by conducting one (1) test annually and shall provide Customer with a description of the test results in accordance with applicable laws and regulations.

16.      MISCELLANEOUS PROVISIONS

         16.1. GOVERNING LAW. The validity, construction and interpretation of this Agreement and the rights and duties of the parties hereto shall be governed by the internal laws of the State of Wisconsin, excluding its principles of conflict of laws.

         16.2. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement between Metavante and the Customer with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such matter. This Agreement, including the exhibits and schedules hereto, may be amended only by an instrument in writing executed by the parties or their permitted assignees.

         16.3. RELATIONSHIP OF PARTIES. The performance by Metavante of its duties and obligations under this Agreement shall be that of an independent contractor and nothing contained in this Agreement shall create or imply an agency relationship between Customer and Metavante, nor shall this Agreement be deemed to constitute a joint venture or partnership between

Customer and Metavante.

         16.4. TRANSMISSION OF DATA. Metavante shall not be responsible for the expense for transportation and transmission of, and the risk of loss for, data and media transmitted between Metavante and Customer. Data lost by Metavante following receipt, shall either be restored by Metavante from its backup media or shall be reprocessed from Customer's backup media at no additional charge to Customer.

         16.5. RELIANCE ON DATA. Metavante will perform the Services described in this Agreement on the basis of information furnished by Customer. Metavante shall be entitled to rely upon any such data, information, or instructions as provided by Customer. If any error results from incorrect input supplied by Customer, Customer shall be responsible for discovering and reporting such error and supplying the data necessary to correct such error to Metavante for processing at the earliest possible time.

         16.6. USE OF SERVICES. Customer assumes exclusive responsibility for the consequences of any Proper Instructions Customer may give Metavante, for Customer's failure to properly access the Services in the manner prescribed by Metavante, and for Customer's failure to supply accurate input information. Customer agrees that, except as otherwise permitted in this Agreement or in writing by Metavante, Customer will use the Services only for its own internal business purposes to service its banking customers and clients and will not sell or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any Third Party.

         16.7. AFFILIATES. Customer agrees that it is responsible for assuring compliance with this Agreement by those Affiliates receiving Services under this Agreement. Customer agrees to be responsible for the submission of its Affiliates' data to Metavante for processing and for the transmission to Customer's Affiliates of such data processed by and received from Metavante. Customer agrees to pay any and all fees owed under this Agreement for Services rendered to its Affiliates.

         16.8. ASSIGNMENT. This Agreement may not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided that (a) Metavante's consent need not be obtained in connection with the assignment of this Agreement pursuant to a merger in which Customer is a party and as a result of which the surviving Entity becomes an Affiliate of another bank holding company, bank, savings and loan association or other financial institution, so long as the provisions of all applicable Schedules are complied with; and (b) Metavante may freely assign this Agreement (i) in connection with a merger, corporate reorganization or sale of all or substantially all of its assets, stock or securities, or (ii) to any Entity which is a successor to the assets or the business of the Metavante Corporation.

         16.9. NOTICES. Except as otherwise specified in the Agreement, all notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by (i) first class U.S. mail, registered or certified, return receipt requested, postage pre-paid; or (ii) U.S. express mail, or other, similar overnight courier service to the address specified below. Notices shall be deemed given on the day actually received by the party to whom the notice is addressed.

   In the case of Customer:               Team Financial, Inc.
                                          8 West Peoria, Suite 200
                                          P. 0. Box 402
                                          Paola KS 66071
                                          Attn:____________________

   For Billing Purposes:                  _________________________
                                          _________________________
                                          _________________________

   In the case of Metavante:              Metavante Corporation
                                          4900 West Brown Deer Road
                                          Milwaukee WI 53223
                                          Attn:  Thomas J. McBride
                                                 Senior Vice President

   Copy to:                                      and General Counsel

         16.10. HEADINGS. Headings in this Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

         16.11. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.

         16.12. WAIVER. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

         16.13. SEVERABILITY. If any provision of this Agreement is held by court or arbitrator of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect. Articles 9 and 13 and Sections 16.1, and 16.21 shall survive the expiration or earlier termination of this Agreement for any reason.

         16.14. ATTORNEYS' FEES AND COSTS. If any legal action is commenced in connection with the enforcement of this Agreement or any instrument or agreement required under this Agreement, the prevailing party shall be entitled to costs, attorneys' fees actually incurred, and necessary disbursements incurred in connection with such action, as determined by the court.

         16.15. FINANCIAL STATEMENTS. Metavante agrees to furnish to the Customer copies of the then-current annual report for the Metavante Corporation, within forty-five (45) days after such document is made publicly available.

         16.16. PUBLICITY. Neither party shall use the other party's name or trademark or refer to the other party directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or its subject matter, in any promotional or marketing materials, lists or business presentations, without consent from the other party for each such use or release in accordance with this Section, provided that Metavante may include Customer's name in Metavante's customer list and may identify Customer as its customer in its sales presentations and marketing materials without obtaining Customer's prior consent. Customer agrees that neither it, its directors, officers, employees or agents shall disclose this Agreement or any of the terms or provisions of this Agreement to any other party. Notwithstanding the foregoing, at Metavante's request Customer agrees to issue a joint press release prepared by Metavante to announce the relationship established by the parties hereunder. Customer agrees that such press release shall be deemed approved by Customer in the event that, within five (5) Business Days of receiving Metavante's proposed press release, Customer does not provide written notice to Metavante describing in reasonable detail Customer's objections to the press release. All other media releases, public announcements, and public disclosures by either party relating to this Agreement or the subject matter of this Agreement (each, a "Disclosure"), including promotional or marketing material, but not including
(i) announcements intended solely for internal distribution, or (ii) disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing party, shall be subject to review and approval, which approval shall not be unreasonably withheld, by the other party prior to release. Such approval shall be deemed to be given if a party does not object to a proposed Disclosure within five (5) Business Days of receiving same. Disputes regarding the reasonableness of objections to the joint press release or any Disclosures shall be subject to the Dispute Resolution Procedures of
Section 11.1 above.

         16.17. SOLICITATION. Neither party shall solicit the employees of the other party during the Term of this Agreement, for any reason.

         16.18. NO THIRD PARTY BENEFICIARIES. Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Customer and Metavante.

         16.19. FORCE MAJEURE. Notwithstanding any provision contained in this Agreement, neither party shall be liable to the other to the extent fulfillment or performance if any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders; wars; acts of enemies; strikes; lack of available resources from persons other than parties to this Agreement; labor disputes; electrical equipment or availability failure; fires; floods; acts of God; federal, state or municipal action; statute; ordinance or regulation; or, without limiting the foregoing, any other causes not within its control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not. This clause shall not apply to the payment of any sums due under this Agreement by either party to the other.

         16.20. CONSTRUCTION. Metavante and Customer each acknowledge that the limitations and exclusions contained in this Agreement have been the subject of active and complete negotiation between the parties and represent the parties' voluntary agreement based upon the level of risk to Customer and Metavante associated with their respective obligations under this Agreement and the payments to be made to Metavante and the charges to be incurred by Metavante pursuant to this Agreement. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this document.

         16.21. WAIVER OF JURY TRIAL. Each of Customer and Metavante hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether verbal or written), or actions of Metavante or Customer, regardless of the nature of the claim or form of action, contract or tort, including negligence.

                                    EXHIBIT A
                          GENERAL TERMS AND CONDITIONS

                                   DEFINITIONS

A.       "ACH" shall mean automated clearing house services.

B. "Affiliate" shall mean, with respect to a party, any Entity at any time Controlling, Controlled by or under common Control with, such party.

C. "Agreement" shall mean this master agreement and all schedules and exhibits attached hereto, which are expressly incorporated, any future amendments thereto, and any future schedules and exhibits added hereto by mutual agreement.

D. "Business Days" shall be Mondays through Fridays except holidays recognized by the Federal Reserve Board of Chicago.

E.       "Change in Control" shall mean any event or series of events by which
         (i) any person or entity or group of persons or entities shall acquire Control of another person or entity or (ii) in the case of a corporation, during any period of 12 consecutive months commencing before or after the date hereof, individuals who at the beginning of such 12-month period were directors of such corporation shall cease for any reason to constitute a majority of the board of directors of such corporation.

F. "Commencement Date" shall mean the date on which Metavante first provides the Initial Services to Customer.

G.       "Confidential Information" shall have the meaning set forth in Section
         13.3 of the General Terms and Conditions.

H. "Contract Year" shall mean successive periods of twelve months, the first of which (being slightly longer than twelve (12) months) shall commence on the Commencement Date and terminate on the last day of the month in which the first anniversary of the Commencement Date occurs.

I. "Control" shall mean the direct or indirect ownership of over 50% of the capital stock (or other ownership interest, if not a corporation) of any Entity or the possession, directly or indirectly, of the power to direct the management and policies of such Entity by ownership of voting securities, by contract or otherwise. "Controlling" shall mean having Control of any Entity and "Controlled" shall mean being the subject of Control by another Entity.

J. "Customer" shall mean the Entity entering into this Agreement with Metavante and all Affiliates of such Entity for whom Metavante agrees to provide Services under this Agreement; EXHIBIT B to the General Terms and Conditions identifies such Affiliates as of the Effective Date.

K. "Customer Data" means any and all data and information of any kind or nature submitted to Metavante by Customer, or received by Metavante on behalf of Customer, necessary for Metavante to provide the Services.

L. "Damages" shall mean actual and verifiable monetary obligations incurred, or costs paid (except internal costs, attorneys' fees, and court costs) which (a) would not have been incurred or paid but for a party's action or failure to act in breach of this Agreement, and (b) are directly and solely attributable to such breach, but excluding any and all consequential, incidental, punitive and exemplary damages.

M. "Documentation" shall mean Metavante's standard user instructions relating to the Services, including tutorials, on-screen help, and operating procedures, as provided to Customer in written or electronic form.

N.       "Effective Date" shall mean the date first set forth above.

0. "Effective Date of Termination" shall mean the last day on which Metavante provides the Services to Customer (excluding any services relating to termination assistance).

P. "Eligible Provider" shall have the meaning as set forth in Section 3.1 of the General Terms and Conditions.

Q. "Employment Cost Index" shall mean the Employment Cost Index (not seasonally adjusted) as promulgated by the United States Department of Labor's Bureau of Labor Statistics (or any successor index).

R. "Entity" means an individual or a corporation, partnership, sole proprietorship, limited liability company, joint venture or other form of organization, and includes the parties hereto.

S. "Estimated Remaining Value" shall mean the number of calendar months remaining between the Effective Date of Termination and the last day of the contracted-for Term, multiplied by the average of the three (3) highest monthly fees (but in any event no less than the Monthly Base Fee or other monthly minimums specified in the Fee Schedule(s) or more than $$82,500) payable by Customer during the twelve (12) month period prior to the event giving rise to termination rights under this Agreement. In the event the Effective Date of Termination occurs prior to expiration of the First Contract Year, the monthly fees used in calculating the Estimated Remaining Value shall be the greater of (i) the estimated monthly fees set forth in the Fee Schedule(s) and (ii) the average monthly fees described in the preceding sentence.

T. "Expenses" shall mean any and all reasonable and direct expenses incurred by Metavante, including any postage, supplies, materials, travel and lodging in connection with services provided to or on behalf of Customer under this Agreement.

U. "Fee Schedule" shall mean the portions of schedules containing fees and charges for services rendered to Customer under this Agreement.

V. "Initial Services" shall mean all Services requested by Customer from Metavante under this Agreement prior to the Commencement Date. The Initial Services requested as of the Effective Date are set forth in the schedules attached hereto, which shall be modified to include any additional services requested by Customer prior to the Commencement Date.

W. "Initial Term" shall mean the period set forth in Section 2.1 of the General Terms and Conditions.

X. "Legal Requirements" shall mean the federal and state laws, rules and regulations pertaining to Customer's business.

Y. "LU" shall mean any PC, printer, or terminal with direct access to a mainframe. If a PC is capable of running multiple sessions, each session be considered a separate LU.

Z. "Metavante Proprietary Materials and Information" shall mean the Metavante Software and all source code, object code, documentation (whether electronic, printed, written or otherwise), working papers, non-customer data, programs, diagrams, models, drawings, flow charts and research (whether in tangible or intangible form or in written or machine readable form), and all techniques, processes, inventions, knowledge, know-how, trade secrets (whether in tangible or intangible form or in written or machine readable form), developed by Metavante prior to or during the Term of this Agreement, and such other information relating to Metavante or the Metavante Software that Metavante identifies to Customer as proprietary or confidential at the time of disclosure.

AA. "Metavante Software" shall mean the software owned by Metavante and used to provide the Services.

BB. "New Services" shall mean any services which are not included in the Initial Services. Upon mutual agreement of the parties, New Services shall be included in the term "Services."

CC. "Performance Standards" shall mean those service levels set forth in the schedules and designated as Performance Standards.

DD. "Performance Warranty" shall have the meaning set forth in Section 6.1 of the General Terms and Conditions.

EE. "Plan" shall have the meaning set forth in Section 15.1 of the General Terms and Conditions.

FF.      "Privacy Regulations" shall mean the regulations promulgated under
         Section 504 of the Gramm-Leach-Bliley Act, Pub. L. 106-112, as such regulations may be amended from time to time.

GG. "Proper Instructions" shall mean those instructions sent to Metavante in accordance with Section 3.3 of the General Terms and Conditions.

HH. "Services" shall mean the services, functions and responsibilities described in this Agreement to be performed by Metavante during the Term and shall include New Services which are agreed to by the parties in writing.

II. "Taxes" shall mean any manufacturers, sales, use, gross receipts, excise, personal property or similar tax or duty assessed by any governmental or quasi-governmental authority upon or as a result of the execution or performance of any service pursuant to this Agreement or materials furnished with respect to this Agreement, except any income, franchise, privilege or like tax on or measured by Metavante's net income, capital stock or net worth.

JJ. "Term" shall mean the Initial Term and any extension thereof, unless this Agreement is earlier terminated in accordance with its provisions.

KK. "Termination Fee" shall have the meaning set forth on SCHEDULE J of the Agreement.

LL. "Third Party" shall mean any Entity other than the parties or any Affiliates of the parties.

                                    EXHIBIT B
                          GENERAL TERMS AND CONDITIONS

                             AFFILIATES OF CUSTOMER

Team Bank, N.A.

Iola Bank & Trust

                                    EXHIBIT C
                          GENERAL TERMS AND CONDITIONS

                             AUTHORIZATION AGREEMENT

         The undersigned ("Customer") hereby authorizes Metavante Corporation ("Metavante") to initiate debit entries and to initiate, if necessary, credit entries and adjustments for any excess debit entries or debit entries made in error, to Customer's account indicated below and the depository named below, to debit and/or credit the same such account.

This authority is to remain in full force and effect for the period coinciding with the term (and any renewals thereof) of the Master Agreement made the 1st day of March 2001, and any addenda thereto (the "Agreement"), pursuant to the terms and conditions specified in the Agreement.

DEPOSITORY NAME:                ________________________________________________

ADDRESS:                        ________________________________________________

CITY/STATE/ZIP:                 ________________________________________________

TELEPHONE NUMBER:               ________________________________________________

ROUTING TRANSIT NUMBER:         ________________________________________________

ACCOUNT NUMBER:                 ________________________________________________


                                        TEAM FINANCIAL, INC.
                                        ("CUSTOMER")

                                        By:    /s/ Robert J. Weatherbie
                                               ---------------------------------
                                        Name:   Robert J. Weatherbie
                                               ---------------------------------
                                        Title:  Chairman and CEO
                                               ---------------------------------

                                                  SCHEDULE A TO MASTER AGREEMENT

                    CUSTOMER RELATIONSHIP MANAGEMENT SERVICES

The following terms and conditions shall govern the provision of Customer Relationship Management Services by Metavante to Customer.

1.       DEFINITIONS.

         1.1. "Customer Relationship Management or CRM Services" shall mean the Operational Data Warehouse, the Management Data Warehouse, and the Information Desktop, or any one of the foregoing.

         1.2. "Information Desktop" shall mean the information support system developed by Metavante to access key business information contained in the Management Data Warehouse and the Operational Data Warehouse. The tools included in the Information Desktop as of the Effective Date are (a) InFormatter; (b) Report Edge; and (c) Data Dictionary. The software for the Information Desktop tools will reside on equipment located at Customer's facility and operated by Customer's employees.

         1.3. "Management Data Warehouse" shall mean the data which is translated, mapped, summarized and downloaded from the Operational Data Warehouse, and stored in a relational database. The Management Data Warehouse is operated on a Unix-based processing platform.

         1.4. "Operational Data Warehouse" shall mean extracts of Metavante's legacy applications in a MVS environment, as well as a limited number of third party applications for which Metavante has created and maintains interfaces.

         All other capitalized terms not defined herein shall have the meaning ascribed to them in the General Terms and Conditions.

2.       LICENSE.

         2.1. GRANT. Subject to the terms and conditions of the Agreement, Metavante grants Customer a perpetual, nonexclusive, nontransferrable license to use the Information Desktop solely for Customer's own internal processing and computing needs and for no other purpose. Customer shall be entitled to use the Information Desktop in a productive mode only at the locations specified on EXHIBIT A1 attached hereto. Copies of Information Desktop used for archival, testing, temporary backup or temporary transfer to another site (not to exceed 90 days) shall not be considered productive use.

         2.2. SCOPE. Customer's use of Information Desktop shall be limited to the number of locations and/or workstations specified on EXHIBIT A1 attached hereto and for any additional licenses granted by Metavante at a future date. Customer acknowledges and agrees that the Information Desktop is designed for use with the Metavante Software and that interfacing of the Information Desktop to other software or mainframe applications is outside the scope of this Agreement.

         2.3 RESTRICTIONS ON USE. Customer shall not: (a) distribute, sell, assign or transfer (except as permitted under this Agreement) or sublicense the Information Desktop, or any part thereof, to any Third Party; (b) adapt, modify, translate, reverse engineer, decompile, disassemble, or create derivative works based on the Information Desktop or any part thereof; (c) copy the Information Desktop, in whole or in part, except for making a single archival copy for each Affiliate which copy shall contain the notices and labels required under this Agreement; (d) use the Information Desktop in any manner to provide service bureau, time sharing, shared resource or other computer services to Third Parties; or (e) export the Information Desktop outside the United States of America, either directly or indirectly.

3. TRAINING AND CONSULTING SERVICES. Upon request of Customer, Metavante agrees to provide the relationship management consulting services and user training specified on EXHIBIT A2 attached hereto (collectively, "Consulting Services"). Customer shall reimburse Metavante for all reasonable and actual out-of-pocket expenses incurred by Metavante in connection with the Consulting Services including supplies, travel, lodging and meals. Customer shall pay for its attendees.

4. PERFORMANCE STANDARDS. Metavante agrees to provide the CRM Services in accordance with the performance standards set forth on EXHIBIT A3 attached hereto.

5. FEES. Customer agrees to pay Metavante for the CRM Services as set forth on EXHIBIT A4 attached hereto.

                                   EXHIBIT A1
                    CUSTOMER RELATIONSHIP MANAGEMENT SERVICES

                          LOCATIONS AND/OR WORKSTATIONS

Location 1             Number of Licenses:
Name:                  Team Bank NA
Street Address:        1 South Pearl
City, State Zip:       Paola, KS 66011

Location 2             Number of Licenses:
Name:
Street Address:
City, State Zip:

Location 3             Number of Licenses:
Name:
Street Address:
City, State Zip:

Location 4             Number of Licenses:
Name:
Street Address:
City, State Zip:

Location 5             Number of Licenses:
Name:
Street Address:
City, State Zip:

                                   EXHIBIT A2
                    CUSTOMER RELATIONSHIP MANAGEMENT SERVICES

                               CONSULTING SERVICES

TRAINING

CLASS                                  NUMBER OF STUDENTS    PRICE PER STUDENT    TOTALS
-----------------------------------------------------------------------------------------------
Introduction to InFormatter (2 days)                               $600
Advanced InFormatter (2 days)                                      $600
Introduction to Report Edge (2 days)                               $600
Advanced Report Edge (2 days)                                      $600
Financial Reporting (1 day)                                        $300
-----------------------------------------------------------------------------------------------

TOTAL
NOTE: TRAINING AT A NON-METAVANTE FACILITY INCREASES THE PER DAY RATE BY $50 PER STUDENT.

CONSULTING

                                      NUMBER OF
SERVICE                               DAYS/HOURS            RATE                  TOTALS
-----------------------------------------------------------------------------------------------
Call Report:                          2 Day minimum         $1,500 per day        $3,000

Additional Consulting:                                      $150 per hour
-----------------------------------------------------------------------------------------------

TOTAL
NOTE: CALL REPORT RULE DEVELOPMENT CONSULTING PROVIDED ON A PER QUOTE BASIS.

                                   EXHIBIT A3
                    CUSTOMER RELATIONSHIP MANAGEMENT SERVICES

                          INFORMATION DESKTOP/DATABANK
                              PERFORMANCE STANDARDS

INFORMATION DESKTOP AVAILABILITY:

This availability refers to the time frames that the Information Desktop can be used to access the DataBank. The Information Desktop will be able to access the DataBank during the following time frames:

          ------------------------------------------------------------
          Monday - Friday         7 a.m.       to          10 p.m.
          ------------------------------------------------------------
          Saturday                7 a.m.       to           6 p.m.
          ------------------------------------------------------------
          Sunday                  not available
          ------------------------------------------------------------

These times are specific to Customer's time zone. The availability of Information Desktop does not automatically imply availability of prior-day data updates as explained with the next service level.

AVAILABILITY OF PRIOR-DAY MANAGEMENT DATA WAREHOUSE UPDATES:

Availability of prior-day data updates refers to the time frames for when Customer's latest IBS application data is available in the DataBank. Due to varying account volumes and month-end DataBank processing being three times that of a normal day's processing, two service levels will be established as follows:

          ----------------------------------------------------------------------------------------
          INSTITUTION'S* AGGREGATE
          DEPOSIT ACCOUNT VOLUME           NORMAL PROCESSING DAY**     MONTH-END PROCESSING DAY**
          ----------------------------------------------------------------------------------------
          less than 250,000 Accounts            9:30 a.m.               Noon
          ----------------------------------------------------------------------------------------
          greater than = 250,000 Accounts      10:30 a.m.               Next Day
          ----------------------------------------------------------------------------------------

*Institution is defined as the logical grouping of banks forming a holding company or other higher-level entity.
**Availability times are specific to Customer's time zone.

Note: This excludes Profitability Processing due to re-analysis processing. Customers using this data will be notified separately concerning Profitability service levels.

NORMAL PROCESSING DAY
On normal processing days, only the Management Detail is updated. If processing has been completed prior to Information Desktop availability, data will be accessible and will reflect the updates from the previous day. If processing is still occurring upon Information Desktop availability, the updates will not be available until loading is complete. If processing has not yet started upon Information Desktop availability, the data in the Management Detail will remain the same as the prior day until loading begins for the most recent updates. During the loading process, the Management Detail layer will not be available. Month-end Snapshot data and Management Summary data are not updated on a normal processing day and, therefore, will be accessible upon Information Desktop availability.

MONTH-END PROCESSING DAY
At month-end, all layers of the DataBank are updated. Similar to normal processing days, if the month-end updates are not started prior to Information Desktop availability, the prior day's data will be available until loading begins. Once loading of month-end updates begins, data will not be available until the load is complete.

The Status Inquiry function on the Information Desktop will always indicate the current processing status of the DataBank for your organization. You can use the Status Inquiry to determine which levels of the DataBank are currently available.

AVAILABILITY OF MONTHLY ASSET LIABILITY FILES:

This availability refers to when the Asset Liability interface files are updated with an institution's prior month-end Deposit, Loan, General Ledger, CPI, MCIF, and Investment information. The availability is as follows:

         FILE                 AVAILABILITY
         Deposit              Fourth Business Day of Month
         Loan                 Fourth Business Day of Month
         GL                   Fourth Business Day of Month
         GL Retro             Three Business Days Following Date of Retro
         Investments
               Projected      Fourth Business Day of Month
               Final          Eighth Business Day of Month
                   CPI        Seventh Business Day of Month
                   MCIF-      Tape Shipped By Tenth Business Day

AVAILABILITY OF OTHER FILES
         Salespartner/
         BankerInsight        Updated Weekly on Monday
         CPI                  Seventh Business Day of Month

AVAILABILITY OF CALL REPORTING FILES:

This availability refers to when the Call Reporting interface files are updated with the prior month's information, using the most current mapping rules established by a customer. The Call Reporting interfaces will be available four
(4) Business Days following a Month-End Processing day. Also, data will be available three (3) Business Days following the GL retros and the second Business Day following a Customer refresh of its Call Reporting rules.

SERVICES CONTINUITY:

Services continuity consists of three aspects: hardware and/or system software component failures, platform failure, and site disaster. Currently, no redundancy has been implemented in the UNIX processing environment. In the event of a hardware component failure (such as a system board failure or disk array failure), the failure will be addressed as soon as possible, with a downtime of no longer than 24 hours. In the event of a platform failure, a new platform will be implemented as soon as possible, with a downtime of no longer than two weeks. In the event of a site disaster, Information Desktop/DataBank will not have a service level, initially. In the event of a platform failure where service is delayed more than one day, the system will be restored to the last backup prior to the failure before processing is resumed. Processing associated with the outage days will not be performed. Processing will resume with the information available at the point in time the system is restored.

                                   EXHIBIT A4
                   CUSTOMER RELATIONSHIP MANAGEMENT SERVICES

Information Desktop License Fees:

$3,000 per license                          2 @ $3,000 = $6,000

                                                  SCHEDULE B TO MASTER AGREEMENT

                           ELECTRONIC FUNDS DELIVERY

1.       DEFINITIONS

         A. "Account" shall mean any asset or liability account accessible by a Card that is maintained with or controlled by Customer and includes a checking, savings, NOW, money market or other liability account, or a credit card account or other asset account.

         B. "ATM" shall mean the cash disbursement, automated teller machine and/or scrip dispenser, or other similar terminal or device which conforms to Metavante's standards and at which a Cardholder may perform Transactions.

         C. "Card" shall mean a plastic card or other access device described in the Exhibits hereto that is issued by or on behalf of Customer.

         D. "Credit Card" shall mean a Card supported through Metavante's Credit Card Services.

         E. "Credit Card Services" shall mean the Credit Card processing and support services set forth in attached EXHIBIT B1.

         F. "Cardholder" shall mean any person or Entity to whom Customer has issued a Card.

         G. "Chargeback" shall mean the reversal of all or a portion of any amount previously posted to a Cardholder's Account.

         H. "Conversion" shall mean (i) the transfer of Customer's electronic funds transfer and/or card processing services to the Metavante system and integration thereof such that Customer is able to receive the EFD Services in a live operating environment.

         I. "Conversion Date" shall mean the date on which Conversion for Customer or a particular Affiliate has been completed. EXHIBIT B3 identifies the Conversion Date for Customer and each Affiliate identified therein.

         J. "Conversion Period" shall mean that portion of the Term beginning on the Effective Date and ending on the Conversion Date.

         K. "EFT Services" shall mean the electronic funds transfer services set forth in attached EXHIBIT B2.

         L. "EFD Services" shall mean the Services described in this Schedule.

         M. "Item" means any electronic message which communicates and effects a Transaction between Customer and its Cardholders.

         N.       "MasterCard" shall mean MasterCard International, Inc.

         0. "Merchant" shall mean a commercial establishment which contracts with Customer for Transaction processing services.

         P. "Network" shall mean a shared system operating under a common name through which member financial institutions are able to authorize, route, process and settle Transactions (e.g., MasterCard and Visa).

         Q. "PIN" shall mean a Cardholder's personal identification number, a unique access code which must be used by the Cardholder to authenticate Transactions performed at a Terminal.

         R.       "POS" means point of sale.

         S. "Terminal" means an ATM, a POS device, or any other device for processing on-line Transactions which directly or indirectly is supported by Metavante and meets the specifications of Metavante.

         T. "Transaction" shall mean any function supported by Metavante which may be performed with a Card.

         U. "TSYS" shall mean Total Systems Services, Inc., a Third Party provider of some of the Services hereunder.

         V.       "Visa" shall mean VISA U.S.A., Inc.

2.       CONVERSION--INTENTIONALLY OMITTED

3.       VISA/MASTERCARD/NETWORK REQUIREMENTS

         3.1. Customer acknowledges and agrees that Customer must obtain required memberships in all applicable Networks. If Customer is not a duly licensed card issuing member of any Network, Customer shall execute applications for membership and shall provide Metavante with copies of its fully executed membership agreements promptly after receipt by Customer. Metavante agrees to assist Customer in obtaining sponsorship by an appropriate bank, if necessary, for MasterCard or Visa membership.

         3.2. Customer shall comply with the articles, bylaws, operating regulations, rules, procedures and policies of Visa, MasterCard, and/or other Networks, as applicable, and shall be solely responsible, as between Customer and Metavante, for any claims, liabilities, lawsuits and expenses arising out of or caused by Customer's failure to comply with the same.

4.       SERVICES

         4.1. CREDIT CARD SERVICES. Metavante agrees to provide Customer with Credit Card Services set forth on EXHIBIT B1 hereto.

         A. Customer is responsible for all risks (such as risk of credit losses, fraud losses, counterfeit losses, and fees and fines for noncompliance with laws, regulations or Visa/Mastercard rules) and funding for the operation of its Credit Card program, and for all operating expenses and charges, whether or not itemized in this Schedule. Metavante will provide Customer with certain reports (some in paper form, some in microfiche form, and/or some available on-line or through some other electronic media), including management reports, but Customer is responsible to review, monitor, and act upon information in such reports as deemed necessary by Customer to minimize and control risks, losses, fees and fines.

         B. Customer is responsible for establishing and applying credit and other approval criteria in accordance with all governing laws, rules and regulations. Such criteria may be applied by Customer through use of computer scoring systems, manually applied guidelines or a combination of both whereby Metavante or Metavante's data processing systems are utilized. Metavante may assist Customer in establishing such approval criteria as Customer may request, but Customer understands and agrees that it bears all responsibility for such criteria and their implementation, application, and effects.

         C. Customer shall be responsible to furnish and pay for all Credit Card forms and documents used by Customer, and shall be solely responsible for the compliance of such forms, documents, and procedures with the operating requirements of Metavante, Visa and MasterCard rules and operating regulations, applicable federal, state and local laws and regulations. Customer warrants to Metavante that Customer has reviewed and approved and shall continue to review and approve the form and content of documents, monthly statements, the calculation and placement of data contained thereon, and any other matter communicated to its Credit Card Cardholders and Merchants. Metavante may provide sample forms, documents, and procedures to Customer for information purposes, but Metavante makes no warranty or representation as to such forms, documents, or procedures.

         D. Customer is responsible to retain originals and/or records of any and all documentation relating to its Cardholders and Merchants as required under applicable record retention laws and regulations.

         E. All charges to Cardholders and/or Merchants will be solely determined by, and be the responsibility of, the Customer, consistent with Metavante's billing capabilities.

         F. All Credit Card Cardholder and/or Merchant accounts of Customer now in existence and those added during the Term are and shall be the sole property of Customer; however, Customer shall not sell, assign, transfer or convey any of such accounts, or any rights, proceeds, claims or collateral thereunder, to any Third Party without either a termination of this Agreement or the prior written consent of Metavante.

         G. Customer shall notify Metavante of any data entry errors, including but not limited to any unauthorized transactions, new accounts, new files, or unauthorized amounts appearing on such reports, within thirty (30) days of the date of each report. Customer's failure to notify Metavante of errors or discrepancies within such thirty (30) day period shall constitute Customer's agreement that it has reviewed and approved the content of each such report using proper internal control review procedures. Metavante does not guarantee that the Credit Card Services will be one hundred percent error free or that the variables and options selected and approved by Customer for the Credit Card Services will produce a result which is problem free and otherwise meets the expectations of Customer. The only responsibility Metavante shall have with regard to (i) data entry errors and other similar human errors which occur in the usual course of business and (ii) unsatisfactory data processing results caused by options and variables selected or presented or approved by Customer is, respectively, to correct such errors as they are discovered and to assist Customer in revising data processing options and variables to achieve a satisfactory result.

         H. Customer agrees to provide Metavante with such financial information for Customer as Metavante may from time to time reasonably request.

         I. Customer may request that Metavante make available to Customer's Credit Card Cardholders checks which the Cardholders may use to draw on their Credit Card Account ("Credit Card Checks"). Any Credit Card Checks made available by Metavante to one of Customer's Credit Card Cardholders shall be drawn on the Cardholder's Credit Card Account and shall be payable through such bank (the "Payable Through Bank") as Metavante shall designate in its sole discretion. Customer agrees that neither Metavante nor the Payable Through Bank shall have any responsibility to review or verify the signature of the drawer of any Credit Card Check. Customer agrees to indemnify and hold harmless Metavante and the Payable Through Bank from, defend Metavante and the Payable Through Bank against, and pay any final judgment against Metavante or the Payable Through Bank for any and all claims, damages, costs, expenses, (including reasonable attorney's fees) and liabilities relating to the Payable Through Bank's payment or refusal to pay any Credit Card Checks, including any liability of the Payable Through Bank as the payor bank under Regulation CC of the Federal Reserve Board or under the Uniform Commercial Code.

         4.2. EFT SERVICES. Metavante agrees to provide Customer with the EFT Services set forth on EXHIBIT B2.

         A. Customer shall be solely responsible for monitoring and interpreting (and for complying with, to the extent such compliance requires no action by Metavante) the Legal Requirements. Based on Customer's Proper Instructions, Metavante shall select the processing parameter settings, features and options (collectively, the "Parameters") within Metavante's system that will apply to Customer. Customer shall be responsible for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of any agreements between Customer and its clients. In making such determinations, Customer may rely upon the written descriptions of such Parameters contained in the User Manuals. Metavante shall perform system processing in accordance with the Parameters.

         B. Subject to the foregoing, Metavante shall perform an on-going review of federal laws, rules and regulations. Metavante shall maintain the features and functions set forth in the User Manuals for each of the Services in accordance with all changes in federal laws, rules and regulations applicable to such features and functions, in a non-custom environment. For any new federal laws, rules and regulations, Metavante will perform a business review, with input from Metavante's customers and user groups. If Metavante elects to support a new federal law, rule or regulation through changes to the Metavante Software, Metavante shall develop and implement modifications to the Services to enable Customer to comply with such new federal laws, rules and regulations. In all other circumstances relating to regulatory compliance of the Services, including state laws, rules and regulations, the provisions of Section 4.2 of the General Terms and Conditions above (New Services) shall apply.

         C. In any event, Metavante shall work with Customer in developing and implementing a suitable procedure or direction to enable Customer to comply with federal and state laws, rules and regulations applicable to the Services being provided by Metavante to Customer, including in those instances when Metavante has elected to, but it is not commercially practicable to, modify the Metavante Software prior to the regulatory deadline for compliance.

         4.3. TRAINING. Customer shall be responsible for adequately and properly training all of Customer's personnel with regard to procedures to be observed and the use of all system features, reports, equipment, functions, and services. If Customer utilizes on-line system access features, Customer shall be responsible for delegating and controlling personnel access to the system and its data, including the proper segregation of duties and password access to system data, functions, and processes.

         4.4. NET SETTLEMENT. "Net Settlement" shall mean the amount due to/from Customer to effect the settlement of the processing of all financial transactions for Customer through Visa, MasterCard, and Networks, and among Affiliates. Customer is responsible for funding settlement of all Transactions. Customer shall settle, before the time deadlines required on a daily basis, by deposit of funds due other financial institutions for Transactions through such settlement bank as is designated by Metavante from time to time in accordance with applicable Network operating rules. From the daily settlement and accounting information provided by Metavante, Customer agrees that Customer is responsible for the daily maintenance and reconciliation of all accounting entries. Metavante shall settle to Customer the funds due Customer from other financial institutions for Transactions or net such funds against funds owed by Customer.

         4.5. CARD PRODUCTION SERVICES. Delivery of cards will be deemed complete with respect to any order upon Metavante's delivery of the supply of cards to either Metavante's designated presort company (if Customer has requested use of a presort company), the United States Post Office, a common carrier or courier, or Customer's designated employee or agent. Following delivery of the cards in accordance with the foregoing, the card production services with respect to such order shall be completed, and Metavante shall have no further responsibility whatsoever for any use, abuse, loss, damage, alteration, or theft of cards following delivery. Metavante may require Customer to prepay postage, or fund a postage escrow, for card mailing services.

5.       FEES

         5.1. FEE STRUCTURE. The Exhibits attached hereto set forth the costs and charges for the EFD Services and Customer agrees to pay Metavante the fees specified in the Fee Schedules for the EFD Services rendered by Metavante.

         5.2. CONVERSION. Customer agrees to pay Metavante the fees relating to the Conversion on the terms and conditions set forth on the Fee Schedules. In addition, Customer agrees to reimburse Metavante (i) for all Expenses reasonably incurred in connection with the Conversion; (ii) for Conversion of accounts or products not identified in the Conversion Plan as of the Effective Date; and
(iii) for Metavante personnel or any independent contractors who perform services which are identified as the responsibility of the Customer in the Conversion Plan; and (iv) for Conversion related charges which may arise after the Conversion.

         5.3. PRICING AND OPERATIONAL ASSUMPTIONS. The Fee Schedules set forth the operational and pricing assumptions made by Metavante following completion of its preliminary due diligence of Customer's requirements and its evaluation of information provided by Customer. If the parties determine that one or more of the pricing or operational assumptions listed in the Fee Schedules are inaccurate or incomplete in any material respect, the parties will negotiate in good faith regarding an equitable adjustment to any materially and adversely impacted provision of this Agreement.

         5.4. NETWORK CHARGES. In addition to the charges specified on the Fee Schedules, Customer shall be responsible for (a) all interchange and network provider fees; (b) all dues, fees, fines and assessments established by and owed by Customer to Visa and/or MasterCard; and (c) for all costs and fees associated with changes to ATM protocol caused by Customer's conversion to the EFT Services.

         5.5. TRAINING AND EDUCATION.

         A. Metavante shall provide training in accordance with the training schedule developed pursuant to the Conversion Plan. The sessions shall be held at an Metavante datacenter location to be determined by Metavante. Customer shall be responsible for all Expenses incurred by the participants and Metavante's trainers in connection with such education and training.

         B. Metavante will provide to Customer, at no charge, one set of each of the Documentation. When the Documentation is updated, Metavante will provide the updates to Customer at no additional charge. Additional sets of the Documentation may be purchased by Customer at Metavante's then current published price list. Customer may not modify, reproduce, or distribute the Documentation without the express consent of Metavante.

6.       SERVICES FOLLOWING TERMINATION

         6.1. TERMINATION ASSISTANCE. Following the expiration or early termination of this Schedule, Metavante shall provide Customer, at Customer's expense, all necessary assistance to facilitate the orderly transition of Services to Customer or its designee ("Termination Assistance"). As part of the Termination Assistance, Metavante shall assist Customer to develop a plan for the transition of all Services then being performed by Metavante under this Schedule, from Metavante to Customer or its designee, on a reasonable schedule developed jointly by Metavante and Customer. Prior to providing any Termination Assistance, Metavante shall deliver to Customer a good faith estimate of all such Expenses and charges including charges for custom programming services. Customer understands and agrees that all Expenses and charges for Termination Assistance shall be computed in accordance with Metavante's then current standard published prices for such products, materials and services. Nothing contained herein shall obligate Customer to receive Termination Assistance from Metavante.

         6.2. CONTINUATION OF SERVICES. Unless Metavante terminates this Schedule for Customer's default, upon at least ninety (90) days' prior written request by Customer, Metavante shall continue to provide Customer all Services and the Effective Date of Termination shall be extended for a maximum period of twelve (12) months. If Customer elects to receive the services for such period, Metavante's then current standard pricing shall continue to apply to the provision and receipt of such Services.

         6.3. TRAILING ACTIVITY. For at least 120 days following the Effective Date of Termination, Customer shall maintain a settlement account with Metavante or the depository institution designated by Metavante which Metavante may charge to settle any trailing activity which accrues prior to the Effective Date of Termination, and which is not known to Metavante until sometime thereafter (including any Chargeback of a Transaction which is authorized prior to the Effective Date of Termination). Customer shall pay to Metavante fees at Metavante's then current standard rates to settle such trailing activity. Any form of termination notwithstanding, to protect the reputations of Customer and Metavante, the reasons for termination shall remain absolutely confidential outside of Customer's and Metavante's internal personnel, except for reporting that may be required under federal law.

         6.4. BIN TRANSFER. Prior to the transfer of the Credit Card Services to Customer or its designee upon the expiration of the Term of this Agreement, Customer shall inform Visa and/or MasterCard in writing (with a copy to Metavante) (1) of the transfer of its Bank Identification Number (BIN) to the new processor, and (2) of the new ACH account number for billing purposes.

         6.5. INTERBANK CARD ASSOCIATION NUMBER. Prior to the transfer of the Credit Card Services to Customer or its designee upon expiration or termination of this Schedule, Customer shall inform MasterCard in writing (with a copy to Metavante) of the transfer of its Interbank Card Association Number to the new processor following the Effective Date of Termination, as well as the new ACH account number for billing purposes.

7.       GENERAL.

         7.1. EQUIPMENT AND NETWORK. Customer shall obtain and maintain at its own expense its own data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Customer shall pay all installation, monthly, and other charges relating to the installation and use of communications lines between Customer's datacenter and the Operations Center, as set forth in the Network Schedule. Metavante maintains and will continue to maintain a network control center with diagnostic capability to monitor reliability and availability of the communication lines described in the Network Schedule, but Metavante shall not be responsible for the continued availability or reliability of such communications lines. Metavante agrees to provide services to install, configure, and support the wide-area network to interconnect Customer to the Operations Center as described in, and subject to the terms and conditions of, the Network Schedule.

         7.2. DATA BACKUP. Customer shall maintain adequate records for at least ten (10) Business Days including (i) microfilm images of items being transported to Metavante or (ii) backup on magnetic tape or other electronic media where transactions are being transmitted to Metavante, from which reconstruction of lost or damaged items or data can be made. Customer assumes all responsibility and liability for any loss or damage resulting from failure to maintain such records.

         7.3. BALANCING AND CONTROLS. Customer shall (a) on a daily basis, review all input and output, controls, reports, and documentation, to ensure the integrity of data processed by Metavante; and (b) on a daily basis, check exception reports to verify that all file maintenance entries and nondollar transactions were correctly entered. Customer shall be responsible for initiating timely remedial action to correct any improperly processed data which these reviews disclose.

         7.4. REGULATORY ASSURANCES. Metavante and Customer acknowledge and agree that the performance of these Services will be subject to regulation and examination by Customer's regulatory agencies to the same extent as if such Services were being performed by Customer. Upon request, Metavante agrees to provide any appropriate assurances to such agency and agrees to subject itself to any required examination or regulation. Customer agrees to reimburse Metavante for reasonable costs actually incurred due to any such examination or regulation that is performed primarily for the purpose of examining Services used by Customer.

         A. Notice Requirements. Customer shall be responsible for complying with all regulatory notice provisions to any applicable governmental agency, which shall include providing timely and adequate notice to Federal Regulators as of the Effective Date of this Agreement, identifying those records to which this Agreement shall apply and the location at which such Services are to be performed.

         B. Examination of Records. The parties agree that the records maintained and produced under this Agreement shall, at all times, be available at the Operations Center for examination and audit by governmental agencies having jurisdiction over the Customer's business, including any Federal Regulator. The Director of Examinations of any Federal Regulator or his or her designated representative shall have the right to ask for and to receive directly from Metavante any reports, summaries, or information contained in or derived from data in the possession of Metavante related to the Customer. Metavante shall notify Customer as soon as reasonably possible of any formal request by any authorized governmental agency to examine Customer's records maintained by Metavante, if Metavante is permitted to make such a disclosure to Customer under applicable law or regulations. Customer agrees that Metavante is authorized to provide all such described records when formally required to do so by a Federal Regulator.

         C. Audits. Metavante shall cause a Third Party review of the Operations Center and related internal controls, to be conducted annually by its independent auditors. Metavante shall provide to Customer, upon written request, one copy of the audit report resulting from such review. Remote datacenters used by Metavante in providing some of the Services shall be reviewed by Metavante's internal auditors in accordance with procedures and on a schedule satisfactory to the Federal Regulator responsible for supervision of Metavante.

                                   EXHIBIT B1

                            ELECTRONIC FUNDS DELIVERY

                              CREDIT CARD SERVICES

                              INTENTIONALLY OMITTED

                                   EXHIBIT B2

                            ELECTRONIC FUNDS DELIVERY

                                  EFT SERVICES

Network Administration Fee
Terminal Support
ATM Terminal Support
Cardbase Management Fee
Base Fee
Cardholder Accounts
Transaction Switching/Routing
Cardbase Authorized Transactions
VISA Authorized/Settled Transactions
PIN Production and Mailing
Card Production (New/Reissue)
Mailed direct to cardholder
Lost/Stolen Cards Reported
VISA Compliance Fee
Predictive Risk Management

                                   EXHIBIT B3

                            ELECTRONIC FUNDS DELIVERY

                                  FEE SCHEDULE

EFT Services will be billed at Metavante then-current prices, less a twenty percent (20%) discount which includes ATM and VISA Debit and excludes pass-through, out-of-pocket, and third party charges.

                                              SCHEDULE C TO THE MASTER AGREEMENT

                          FINANCIAL ACCOUNTS PROCESSING

The following terms and conditions shall govern the provision of Financial Accounts Processing Services by Metavante to Customer.

1.       DEFINITIONS.

         A. "Account Representative" shall have the meaning set forth in Section
            7.1 below.

         B. "Conversion" shall mean (i) the transfer of Customer's data processing and other information technology services to Metavante's systems; (ii) completion of upgrades, enhancements and software modifications as set forth in this Agreement; and (iii) completion of all interfaces set forth in this Agreement and full integration thereof such that Customer is able to receive the Initial Services in a live operating environment.

         C. "Core Services" shall mean services provided by Metavante's Deposit System, Loan System and Customer Information System, all of which are a portion of the Financial Accounts Processing Services.

         D. "Federal Regulator" shall mean the Chief Examiner of the Federal Home Loan Bank Board, the Office of Thrift Supervision, the Office of the Comptroller of he Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or their successors, as applicable.

         E. "Monthly Base Fee" shall mean the minimum monthly fees payable by Customer to Metavante as specifically set forth in the Fee Schedule.

         F. "Operations Center" shall mean the datacenter used by Metavante to provide the Financial Accounts Processing Services under this Agreement.

         G. "Termination Assistance" shall have the meaning set forth in Section
            5.1 below.

         H. "User Manuals" shall mean the documentation provided by Metavante to Customer which describes the features and functionalities of the Services, as modified and updated by the customer bulletins distributed by Metavante from time to time.

2.       FINANCIAL ACCOUNTS PROCESSING

         2.1. SERVICES. Metavante agrees to provide Customer with the Financial Accounts Processing Services set forth on attached EXHIBIT C1 in accordance with the applicable User Manuals.

3.       FEES

         3.1. FEES. EXHIBIT C2 attached hereto ("Fee Schedule") sets forth the fees, costs and changes for the Financial Accounts Processing Services and customer agrees to pay Metavante as specified therein for the Financial Accounts Processing Services rendered by Metavante.

         3.2.  TRAINING AND EDUCATION.

         A. Metavante shall provide training in accordance with the training schedule developed pursuant to the Conversion Plan. The sessions shall be held at a location mutually agreed upon by the parties. Customer shall be responsible for all Expenses incurred by the participants and Metavante's trainers in connection with such education and training. If Customer requests that training be conducted at a non-Metavante facility, Customer shall be responsible for additional fees as quoted by Metavante. The training fees specified as part of Conversion fees do not include training for CRM, Card Solutions and EFT Services.

         B. Metavante will provide to Customer, at no charge, one set of each of the User Manuals. When the User Manuals are updated, Metavante will provide the updates to Customer at no additional charge. Additional sets of the User Manuals may be purchased by Customer at Metavante's then current prices.

         3.3. TERMS OF PAYMENT. Customer shall pay the Monthly Base Fee in advance on the first day of the calendar month in which the Services are to be performed.

         4. PERFORMANCE STANDARDS. Metavante agrees to provide the Financial Accounts Processing Services in accordance with the performance standards set forth on EXHIBIT C3 attached hereto.

5.       SERVICES FOLLOWING TERMINATION

         5.1. TERMINATION ASSISTANCE. Following the expiration or early termination of this Agreement, Metavante shall provide to Customer the Customer Data in the format in which it exists on Metavante's systems, in accordance with Metavante's then-current standard prices for the delivery media. In addition, Metavante agrees to provide to Customer, at Customer's expense, all necessary assistance to facilitate the orderly transition of Services to Customer or its designee ("Termination Assistance"). As part of the Termination Assistance, Metavante shall assist Customer to develop a plan for the transition of all Services then being performed by Metavante under this Agreement, from Metavante to Customer or its designee, on a reasonable schedule developed jointly by Metavante and Customer. Prior to providing any Termination Assistance, Metavante shall deliver to Customer a good faith estimate of all such Expenses and charges including charges for custom programming services. Customer understands and agrees that all Expenses and charges for Termination Assistance shall be computed in accordance with Metavante's then-current standard prices for such products, materials and services. Customer shall pay for the Customer Data and any Termination Assistance in advance of Metavante providing such data or assistance. Nothing contained herein shall obligate Customer to receive Termination Assistance from Metavante.

         5.2. CONTINUATION OF SERVICES. Unless Metavante terminates this Agreement pursuant to Section 8.2 of the General Terms and Conditions, upon at least ninety (90) days' prior written request by Customer, Metavante shall continue to provide Customer all Services and the Effective Date of Termination shall be extended for a maximum period of twelve (12) months. If Customer elects to receive the Services for such period, Metavante's then-current standard pricing shall apply to the provision and receipt of such Services.

6.       MANAGEMENT OF PROJECT

         6.1. ACCOUNT REPRESENTATIVES. Each party shall cause an individual to be assigned ("Account Representative") to devote time and effort to management of the Services under this Agreement following the Conversion. Neither party shall reassign or replace its Account Representative during the first six (6) months of his or her assignment without the consent of the other party, except if such individual voluntarily resigns, is dismissed for cause, or is unable to work due to his or her death or disability.

         6.2. REPORTING AND MEETINGS. Within sixty (60) days after the Effective Date, the parties shall mutually agree upon (a) an appropriate set of periodic reports to be issued by Metavante to Customer during the Conversion Period and during the remainder of the Term; and (b) an appropriate set of periodic meetings to be held between the Account Representatives during the Conversion Period and the remainder of the Term. Meetings shall be held to review performance, changes, resource utilization and such other matter as appropriate.

7.       REGULATORY COMPLIANCE

         7.1. Customer shall be solely responsible for monitoring and interpreting (and for complying with, to the extent such compliance requires no action by Metavante) the Legal Requirements. Based on Customer's Proper Instructions, Metavante shall select the processing parameter settings, features and options (collectively, the "Parameters") within Metavante's system that will apply to Customer. Customer shall be responsible for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of any agreements between Customer and its clients. In making such determinations, Customer may rely upon the written descriptions of such Parameters contained in the User Manuals. Metavante shall perform system processing in accordance with the Parameters.

         7.2. Subject to the foregoing, Metavante shall perform an on-going review of federal laws, rules and regulations. Metavante shall maintain the features and functions set forth in the User Manuals for each of the Services in accordance with all changes in federal laws, rules and regulations applicable to such features and functions, in a non-custom environment. For any new federal laws, rules and regulations, Metavante will perform a business review, with input from Metavante's customers and user groups. If Metavante elects to support a new federal law, rule or regulation through changes to the Metavante Software, Metavante shall develop and implement modifications to the Services to enable Customer to comply with such new federal laws, rules and regulations. In all other circumstances relating to regulatory compliance of the Services, including state laws, rules and regulations, the provisions of Section 4.2 of the General Terms and Conditions above (New Services) shall apply.

         7.3. In any event, Metavante shall work with Customer in developing and implementing a suitable procedure or direction to enable Customer to comply with federal and state laws, rules and regulations applicable to the Services being provided by Metavante to Customer, including in those instances when Metavante has elected to, but it is not commercially practicable to, modify the Metavante Software prior to the regulatory deadline for compliance.

9.       MISCELLANEOUS PROVISIONS

         9.1. EQUIPMENT AND NETWORK. Customer shall obtain and maintain at its own expense its own data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Customer shall pay all installation, monthly, and other charges relating to the installation and use of communications lines between Customer's datacenter and the Operations Center, as set forth in the Network Schedule. Metavante maintains and will continue to maintain a network control center with diagnostic capability to monitor reliability and availability of the communication lines described in the Network Schedule, but Metavante shall not be responsible for the continued availability or reliability of such communications lines. Metavante agrees to provide services to install, configure, and support the wide-area network to interconnect Customer to the Operations Center as described in, and subject to the terms and conditions of, the Network Schedule.

         9.2. DATA BACKUP. Customer shall maintain adequate records for at least ten (10) Business Days including (i) microfilm images of items being transported to Metavante or (ii) backup on magnetic tape or other electronic media where transactions are being transmitted to Metavante, from which reconstruction of lost or damaged items or data can be made. Customer assumes all responsibility and liability for any loss or damage resulting from failure to maintain such records.

         9.3. BALANCING AND CONTROLS. Customer shall (a) on a daily basis, review all input and output, controls, reports, and documentation, to ensure the integrity of data processed by Metavante; and (b) on a daily basis, check exception reports to verify that all file maintenance entries and non-dollar transactions were correctly entered. Customer shall be responsible for initiating timely remedial action to correct any improperly processed data which these reviews disclose.

         9.4. REGULATORY ASSURANCES. Metavante and Customer acknowledge and agree that the performance of these Services will be subject to regulation and examination by Customer's regulatory agencies to the same extent as if such Services were being performed by Customer. Upon request, Metavante agrees to provide any appropriate assurances to such agency and agrees to subject itself to any required examination or regulation. Customer agrees to reimburse Metavante for reasonable costs actually incurred due to any such examination or regulation that is performed primarily for the purpose of examining Services used by Customer.

         A. Notice Requirements. Customer shall be responsible for complying with all regulatory notice provisions to any applicable governmental agency, which shall include providing timely and adequate notice to Federal Regulators as of the Effective Date of this Agreement, identifying those records to which this Agreement shall apply and the location at which such Services are to be performed.

         B. Examination of Records. The parties agree that the records maintained and produced under this Agreement shall, at all times, be available at the Operations Center for examination and audit by governmental agencies having jurisdiction over the Customer's business, including any Federal Regulator. The Director of Examinations of any Federal Regulator or his or her designated representative shall have the right to ask for and to receive directly from Metavante any reports, summaries, or information contained in or derived from data in the possession of Metavante related to the Customer. Metavante shall notify Customer as soon as reasonably possible of any formal request by any authorized governmental agency to examine Customer's records maintained by Metavante, if Metavante is permitted to make such a disclosure to Customer under applicable law or regulations. Customer agrees that Metavante is authorized to provide all such described records when formally required to do so by a Federal Regulator.

         C. Audits. Metavante shall cause a Third Party review of the Operations Center and related internal controls, to be conducted annually by its independent auditors. Metavante shall provide to Customer, upon written request, one copy of the audit report resulting from such review. Remote datacenters used by Metavante in providing some of the Services shall be reviewed by Metavante's internal auditors in accordance with procedures and on a schedule satisfactory to the Federal Regulator responsible for supervision of Metavante.

         9.5. IRS FILING. Customer represents it has complied with all laws, regulations, procedures, and requirements in attempting to secure correct tax identification numbers (TINs) for Customer's payees and customers and agrees to attest to this compliance by an affidavit provided annually. Customer authorizes Metavante to act as Customer's agent and sign on Customer's behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form. EXHIBIT C4 (Attorney-in-Fact Appointment) and EXHIBIT C5 (Affidavit) shall be executed by Customer contemporaneously with the execution of this Agreement. Customer acknowledges that Metavante's execution of the Form 4804 Affidavit on Customer's behalf does not relieve Customer of responsibility to provide accurate TINs or liability for any penalties which may be assessed for failure to comply with TIN requirements

         9.6. FUTURE ACQUISITIONS. Customer acknowledges that Metavante has established the Fee Schedule(s) and enters into this Agreement on the basis of Metavante's understanding of the Customer's current need for Services and Customer's anticipated future need for Services as a result of internally generated expansion of its customer base. If the Customer expands its operations by acquiring Control of additional financial institutions or if Customer experiences a Change in Control (as hereinafter defined), the following provisions shall apply:

         A. Acquisition of Additional Entities. If Customer acquires Control after the Effective Date of one or more financial holding companies, banks, savings and loan associations or other financial institutions that are not currently Affiliates, Metavante agrees to provide Services for such new Affiliates and such Affiliates shall automatically be included in the definition of "Customer"; provided that (a) the conversion of each new Affiliate must be scheduled at a mutually agreeable time (taking into account, among other things, the availability of Metavante conversion resources) and must be completed before Metavante has any obligation to provide Services to such new Affiliate; (b) the Customer will be liable for any and all Expenses in connection with the conversion of such new Affiliate; and (c) Customer shall pay conversion fees in an amount to be mutually agreed upon with respect to each new Affiliate.

         B. Change in Control of Customer. If a Change in Control occurs with respect to Customer, Metavante agrees to continue to provide Services under this Agreement; provided that (a) Metavante's obligation to provide Services shall be limited to the Entities comprising the Customer prior to such Change in Control and (b) Metavante's obligation to provide Services shall be limited in any and all circumstances to the number of accounts processed in the 3-month period prior to such Change in Control occurring, plus 25%.

                                                                      EXHIBIT C1
                          FINANCIAL ACCOUNTS PROCESSING

                     FINANCIAL ACCOUNTS PROCESSING SERVICES

THE APPLICATIONS/SERVICES LISTED IN THIS EXHIBIT C1 POSSESS ADDITIONAL FEATURES AND FUNCTIONS WHICH HAVE NOT BEEN REQUESTED BY CUSTOMER AS PART OF THE INITIAL SERVICES. DURING THE TERM OF THIS AGREEMENT, FUTURE PRODUCT DEVELOPMENT WILL LIKELY CREATE ADDITIONAL FEATURES AND FUNCTIONS NOT CONTEMPLATED BY THIS AGREEMENT. UNLESS SPECIFICALLY NEGOTIATED BY THE PARTIES, THE DISCOUNTS SPECIFIED IN THIS EXHIBIT C1 SHALL NOT APPLY TO SUCH ADDITIONAL OR FUTURE FEATURES/FUNCTIONS

SERVICES INCLUDED IN THE MONTHLY BASE FEE:
-----------------------------------------

DEPOSIT SYSTEM
--------------

o        Accounts (open accounts 44,800)
o        Demand
o        Money Market
o        Savings
o        NOW
o        Retirement Accounts
o        Time Deposit
o        Transactions
o        Checking Account Verification On-line
o        Deposit Statement Plus (current statement)
o        Exception Processing-On-Line
o        Integrated Funds Management System (IFMS)
o        Retention Cycle (12 months)
o        Transaction Retention (60 days)
o        Retirement Account Processing
o        Employee Security
o        Overdraft Protection
o        User Defined Notices
o        Statement Messages
o        Kiting Suspect Detection
o        Escheatment Suspect Processing
o        Closed Accounts

SAFE DEPOSIT
------------

o        Base Fee
o        Boxes

ON-LINE SERVICES
----------------

o        On-line Teller Processing
o        Base Fee
o        Accounts
o        Deposit Live Log Transactions
o        No-book Transactions
o        Tellerlink

IRS REPORTING SERVICES
----------------------

o        IRS Government Reporting System
o        Base Fee
o        On-Line Transactions

CURRENCY TRANSACTION REPORTING
------------------------------

o        Base Fee
o        CTR Forms 4789 (mag tape)

AUTOMATED CLEARINGHOUSE (ACH) RECEIVING
---------------------------------------

o        Base Fee
o        Transactions

LOAN SYSTEM SERVICES
--------------------

o        Notes (16,600 open notes/accounts)
o        Commercial
o        Installment
o        Mortgage
o        Floor Plan
o        Revolving Credit
o        Coupon Books Ordered
o        Investor Reporting (FNMA or FHLMC)
o        Credit Bureau Tapes
o        Insurance Tapes
o        Closed Accounts

ON-LINE COLLECTIONS
-------------------

o        Active/Inactive Accounts

LETTER WRITER
-------------

MICROFICHE (DP, IS, GL)
-----------------------

REPORTS (STANDARD FREQUENCY)
----------------------------

TICKLER SYSTEM
--------------

o        Base Fee
o        Items

CUSTOMER INFORMATION SYSTEM (CIS)
---------------------------------

o        Base Fee
o        Customers (125,400)
o        Accounts (125,400 open)
o        Combined Statements
o        Base Fee

FINANCIAL CONTROL (GENERAL LEDGER)
----------------------------------

o        Base Fee (16,400 open accounts)
o        Detail Accounts
o        Transactions
o        Application Interface
o        Base Fee
o        Tables for Interface (control totals)
o        Financial Control On-Line (FCO)
o        On-Line Account Inquiry
o        On-Line Report Inquiry
o        On-Line Transaction History
o        Standard Descriptions
o        Daily Transaction Journal (Snapshot)

ACCOUNT ANALYSIS
----------------

0        Account Processing (500 Accounts)

REMOTE SITE SUPPORT
-------------------

o        Bulk File
o        General Ledger
                                       32

SERVICES NOT INCLUDED IN THE MONTHLY BASE FEE:
---------------------------------------------

EFT/VISA CHECK CARD SERVICES (20% DISCOUNT; EXCLUDES PASS-THROUGH,
------------------------------------------------------------------
OUT-OF-POCKET, THIRD PARTY CHARGES)
-----------------------------------


HOME DELIVERY SERVICES
----------------------

o        Money Talks
         o        Inquiries/Transfers

COMMUNICATIONS
--------------

BRANCH AUTOMATION MAINTENANCE
-----------------------------

ON-LINE BUSINESS/CONSUMER BANKING SERVICES
------------------------------------------

RPS
---

CASH MANAGER
------------

BANKERINSIGHT
-------------

DATA WAREHOUSE
--------------

ACCOUNT RECONCILIATION
----------------------

SHARED VRU
----------

                                   EXHIBIT C2
                          FINANCIAL ACCOUNTS PROCESSING

                   FINANCIAL ACCOUNTS PROCESSING FEE SCHEDULE

FINANCIAL ACCOUNTS PROCESSING FEES:
-----------------------------------

MONTHLY BASE FEE:                      $34,700
----------------

Includes:
       Deposit Open Accounts           44,800
       Loan Open Notes                 16,600
       General Ledger Open Accounts    16,400
       CIS Open Accounts              125,400

Pricing over Cap:
       Deposit Open Accounts
       44,801-54.000                   $0.290
       54,001-65,000                   $0.283
       65,001-75,000                   $0.278
       75,001 and over                 $0.273

       Loan Open Notes
       16,001-20,000                   $0.690
       20,001-27,000                   $0.682
       27,001-28,000                   $0.676
       28,001 and over                 $0.670

       CIS Open Accounts
       125,401 and over                $0.024

       General Ledger Open Accounts
       16,401 and over                 $0.370

       Account Analysis Accounts
       501 and over                    $0.65

Pricing over Cap due to Acquisition will be prices as follows:
       Deposit Loan Accounts           $0.2869
       Loan Open Notes                 $0.662
       GL Open Accounts                $0.334


Services outside the Monthly Base Fee will be billed per Metavante then-current prices or as specifically stated in this Agreement.

Shared VRU Services will be priced at Metavante then-current prices less a ten percent (10%) discount off set up costs for an 8 port solution ($30,000 less 10% = $3,000) and an additional port fee ($3,500 less 10% = $350).

PRICING ASSUMPTIONS:
-------------------

     o Customer will convert to Business Internet/Consumer Access Banking Services, SNS Backbone, Data Warehouse (excludes CIS and Salespartner), Shared VRU, Cash Manager, Relationship Packaging and BankerInsight (the "New Services") and will delete use of RAMIS, Salespartner and STAR View (the "Old Services") within twenty-four
          (24) months of execution of the Agreement. Customer shall pay all upgrade, license and set up fees associated with the

          New Services. Upon Implementation of the new Services and deletion of the old services, Metavante agrees to provide Customer a credit in the amount of $302,948 to be applied as $12,623 off Customer's invoice in each of the first twenty-four (24) months (the "Monthly New Product Credit") following implementation of these New Services.

     o For the term of the Agreement, 250 hours of project programming or PSR (product support rep) time for enhancement work will be billed at $100.00 per hour.

     o Customer will receive a one-time acquisition credit of $30,000 to be applied toward their monthly invoice.

     o    All acquisitions/mergers are billed at Metavante's internal rates.

     o Account Reconciliation will be billed at Metavante then current price, less a discount of 16%

     o Customer shall receive, at no additional cost, two (2) additional BankerInsight training sessions (value of $3,900 each).

     o Customer shall receive, at no additional cost, one (1) Data Warehouse call report training session (value of $3,000).

     o The following list indicates the dollar amount needed to change the annual price increase beginning in year two of the Agreement:

          o Year 2     $72,000                                 No increase
                       $69,000 - $71,999                       3.5% increase
                       Under $69,000                           CPI (core), plus 1%, with a floor of 4% and a maximum of 7%.

          o Year 3     $79,000                                 No increase
                       $75,000 - $78,999                       3.5% increase
                       Under 75,000                            CPI (core), plus 1%, with a floor of 4% and a maximum of 7%.

          o Year 4     $87,000                                 No increase
                       $83,000 - $86,999                       3.5% increase
                       Under $83,000                           CPI (core), plus 1%, with a floor of 4% and a maximum of 7%.

          o Year 5     $95,000                                 No increase
                       $90,000 - $94,999                       3.5% increase
                       Under $90,000                           CPI (core), plus 1%, with a floor of 4% and a maximum of 7%.

          The first annual price adjustment will be January 1, 2002.

                                   EXHIBIT C3
                          FINANCIAL ACCOUNTS PROCESSING

                              PERFORMANCE STANDARDS

         A. BATCH PROCESSING. Metavante will initiate batch processing and have critical operations reports available for transmission to Customer or available for print at an Metavante center, within the later of: (a) the onlines being disabled; or (b) five (5) hours on all processing volumes, on all processing days in a calendar month [fifteen (15) hours at year-end] provided Metavante receives all input data from Customer by 1:00 a.m. CT. This batch window is based on CURRENT ACCOUNT VOLUMES plus account growth not to exceed 20%. Batch windows shall be adjusted by Metavante in consultation with Customer should account volumes exceed this level. Performance Standard: Metavante shall not miss deliverable identified above more than twice in any calendar month.

         B. ON-LINE AVAILABILITY. Metavante will ensure that its on-line computing facilities are available for the processing of Customer's on-line transactions at a minimum of ninety-seven point five percent (97.5%) of the time, as prescribed by Customer, measured over a calendar month at the point of departure from Metavante's communications controller. The time prescribed by Customer for each processing day for which on-line computing facilities shall be made available for each product or service is set forth below. Processing day shall mean any weekday which is not declared a holiday by the Federal Reserve Bank of Chicago. "Availability" for purposes of this paragraph shall be expressed as a percentage for each calendar month and shall be the number 1 less the ratio of (i) time period of unscheduled outages over (ii) total time prescribed less the time period of scheduled outages.

                              SERVICE AVAILABILITY

PRODUCT/SERVICE                                  CENTRAL TIME

ATM (BASE24 AVAILABILITY)(1)
Monday - Thursday                                12:01 a.m. - 12:00 midnight
Friday                                           12:01 a.m. - 12:00 midnight
Saturday                                         12:01 a.m. - 12:00 midnight
Sunday                                           12:01 a.m. - 12:00 midnight

CARDBASE MANAGEMENT SYSTEM
Monday - Thursday                                7:00 a.m. - 10:00 p.m.
Friday                                           7:00 a.m. - 10:00 p.m.
Saturday                                         7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                             7:00 a.m. - 10:00 p.m.

CIS & DEPOSIT SYSTEM
Monday - Thursday                                7:00 a.m. - 10:00 p.m.
Friday                                           7:00 a.m. - 10:00 p.m.
Saturday                                         7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                             7:00 a.m. - 10:00 p.m

GENERAL LEDGER
Monday - Thursday                                7:00 a.m. - 8:00 p.m.
Friday                                           7:00 a.m. - 8:00 p.m.
Saturday                                         7:00 a.m. - 4:30 p.m.

LOAN SYSTEM
Monday - Thursday                                7:00 a.m. - 10:00 p.m.
Friday                                           7:00 a.m. - 10:00 p.m.
Saturday                                         7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                             7:00 a.m. - 10:00 p.m.

INFORMATION DESKTOP (ACCESS TO 2 DAY OLD DATA)
Monday - Thursday                                7:00 a.m. - 10:00 p.m.
Friday                                           7:00 a.m. - 10:00 p.m.
Saturday                                         7:00 a.m. - 6:00 p.m.

INFORMATION DESKTOP (ACCESS TO PRIOR DAY DATA)

ACCT VOLUME                                   NORMAL PROCESSING DAY
-----------
less than 250,000 accounts                    9:30 a.m. central time
= and greater than 250,000 accounts           10:30 a.m. central time
                                              MONTH-END PROCESSING
                                              12:00 p.m.
                                              Next Day
TELLER SYSTEM
Monday - Thursday                             6:45 a.m. - 10:00 p.m.
Friday                                        6:45 a.m. - 10:00 p.m.
Saturday                                      6:45 a.m. - 10:00 p.m.
Sunday (nonstandard)                          6:45 a.m. - 10:00 p.m.

IRS GOVERNMENT REPORTING SYSTEMS
Monday - Thursday                             7:00 a.m. - 10:00 p.m.
Friday                                        7:00 a.m. - 10:00 p.m.
Saturday                                      7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                          7:00 a.m. - 10:00 p.m.

ACCOUNT ANALYSIS
Monday - Thursday                             7:00 a.m. - 10:00 p.m.
Friday                                        7:00 a.m. - 10:00 p.m.
Saturday                                      7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                          7:00 a.m. - 10:00 p.m.

SAFE BOX
Monday - Thursday                             7:00 a.m. - 10:00 p.m.
Friday                                        7:00 a.m. - 10:00 p.m.
Saturday                                      7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                          7:00 a.m. - 10:00 p.m.

VRU (MONEY TALKS)(1)
Monday - Thursday                             12:01 a.m. - 12:00 midnight
Friday                                        12:01 a.m. - 12:00 midnight
Saturday                                      12:01 a.m. - 12:00 midnight
Sunday                                        12:01 a.m. - 12:00 midnight

ACCOUNTS PAYABLE
Monday - Thursday                             7:00 a.m. - 8:00 p.m.
Friday                                        7:00 a.m. - 8:00 p.m.
Saturday                                      7:00 a.m. - 4:30 p.m.

FIXED ASSETS
Monday - Thursday                             7:00 a.m. - 8:00 p.m.
Friday                                        7:00 a.m. - 8:00 p.m.
Saturday                                      7.00 a.m. - 4:30 p.m.

BANK CONTROL
Monday - Thursday                             7:00 a.m. - 6:45 p.m.
Friday                                        7:00 a.m. - 9:30 p.m.
Saturday                                      7:00 a.m. - 4:30 p.m.

ACCOUNT RECONCILIATION
Monday - Thursday                             7:00 a.m. - 6:45 p.m.
Friday                                        7:00 a.m. - 9:30 p.m.
Saturday                                      7:00 a.m. - 4:30 p.m.

DEPOSIT TELLER(1)
Monday - Thursday                             12:01 a.m. - 12:00 midnight
Friday                                        12:01 a.m. - 12:00 midnight
Saturday                                      12:01 a.m. - 12:00 midnight
Sunday                                        12:01 a.m. - 12:00 midnight

(1) Metavante's objective is to provide 24 X 7 hour availability for these systems, Metavante does, however, need to perform, regular technical maintenance (e.g., NCP maintenance), CPU IPLs, DASD installs, HIS gens, etc.) This type of maintenance is performed between 2:00 a.m. and 6:00 a.m., CST/CDT. These activities may result in system downtime during this window.

         C. PROCESSING TIME. Metavante will process transactions in an average of two point five (2.5) seconds for teller transactions (not to exceed six (6) seconds for five percent (5%) of all transactions per month) and in an average of three point five (3.5) seconds (not to exceed seven (7) seconds for five percent (5%) of all transactions per month) for CRT transactions as measured over a calendar month, from the time the transaction is sent by the Customer's controller or gateway to the time the processed data is returned to the Customer's controller or gateway. Should Metavante not be able to perform in accordance with the Performance Standards because Customer failed to acquire network or equipment recommended by Metavante, or such additional network or equipment as may be reasonably necessary based on the circumstances, Metavante shall notify Customer in writing and Customer shall either acquire such network and/or equipment or accept the response time that is achieved.

                                   EXHIBIT C4
                         FINANCIAL ACCOUNTS PROCESSING

                          ATTORNEY-IN-FACT APPOINTMENT

         Customer hereby appoints Metavante Corporation ("Metavante") as: (1) customer's attorney-in-fact and empowers Metavante to authorize the Internal Revenue Service (IRS) to release information return documents supplied to the IRS by Metavante to states which participate in the "Combined Federal/State Program"; and (2) Customer's agent to sign on Customer's behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form.

                                       TEAM FINANCIAL, INC.

                                       By:    /s/ Robert J. Weatherbie
                                             ----------------------------------
                                       Name:  Robert J. Weatherbie
                                             ----------------------------------
                                       Title: Chairman and CEO
                                             ----------------------------------

                                   EXHIBIT C5
                         FINANCIAL ACCOUNTS PROCESSING

                                   AFFIDAVIT

STATE OF     Kansas                      )
                                         ) SS.
COUNTY OF    Miami                       )

I, Robert J. Weatherbie, being first duly sworn, on oath, depose and say:

          1. I am an employee of Team Financial, Inc. I have personal knowledge of my employer's practices with regard to procuring and reporting tax identification numbers (TINs) and authority to execute this Affidavit on my employer's behalf.

          2. Team Financial, Inc. has complied with all laws, regulations, procedures, and requirements in attempting to secure correct TINs for its payees. This compliance has been pursued with due diligence, and any failure to secure correct TINs is due to reasonable cause.

                           TEAM FINANCIAL, INC.

                           By:        /s/ Robert J. Weatherbie
                                    --------------------------------------------
                           Name:          Robert J. Weatherbie
                                    --------------------------------------------
                           Title:         Chairman and CEO
                                    --------------------------------------------

Subscribed and sworn to before me
this 1st day of March, 2001.
 /s/ [ILLEGIBLE]
----------------------------
                             Notary Public
----------------------------
My Commission expires: 1-25-01

                         SCHEDULE H TO MASTER AGREEMENT

                    ONLINE BUSINESS/CONSUMER BANKING SERVICES

1 . DEFINITIONS. Capitalized terms not defined herein shall have the same meanings ascribed thereto in the Agreement. Paragraph citations herein shall refer to paragraphs within this Schedule unless otherwise noted.

A. "Administrative Workstation" (hereinafter referred to as "Workstation") shall mean the Metavante proprietary programs and data bases included in microcomputer-based (PC) software for Windows-Registered Trademark- or accessible through Metavante's Internet Banking Web Site, which when properly installed at the Customer's location or accessed by Customer through the Internet, enable Customer to electronically administer End User account activities (including implementation, setup, changes, electronic mail, and various reporting functions).

B. "Bill Payment Services" shall mean services provided by Metavante which permit End Users to pay bills using the Internet Banking Services, as described in EXHIBIT H2 hereto.

C. "Bill Payment System" shall mean the system and software used by Metavante to provide the Bill Payment Services.

D.   "Business Hours" shall have the meaning set forth in Paragraph 10.

E. "Internet Banking Services" shall mean those service modules made available by Metavante and described in EXHIBIT H1 below which allow End Users to obtain access to information with respect to their accounts at the Customer and to perform certain electronic banking transactions to such accounts as described in the Materials. Additional services may be available for additional fees.

F. "Internet Banking System" shall mean the computer hardware owned and operated by Metavante at a Metavante data center, which is installed there for the purpose of making the Internet Banking Services available for Customer's and End User's use.

G. "End User" shall mean a transaction account customer of Customer which has been authorized by Customer to receive the Internet Banking Services through Customer.

H.   "Initial Term" shall have the meaning set forth in Section 5. 1.

I. "Internet" is a network of interconnected computers and computer networks, each of which is administered and maintained by individual organizations and institutions.

J. "Internet Browser" shall mean software designed to locate and access Web Sites when properly installed and run on a computer with Internet access.

K. "ISP" is an acronym for Internet Service Provider, which is an entity that provides access to the Internet to personal computer users.

L. "Materials" shall mean the Metavante on-line and printed reference manuals and such other documentation or materials related to the Internet Banking Services as may be provided by Metavante to Customer and/or End Users for use in connection with the Internet Banking Services.

M.   "Monthly Unit Sales Minimum" shall have the meaning set forth in EXHIBIT
     H1.

N.   "Pricing Schedule" shall mean EXHIBIT H1 hereto.

0. "Web Site" shall mean a unique location on the World Wide Web containing web pages that can be accessed by a personal computer user through use of an Internet Browser.

P. "World Wide Web" shall mean a system of Internet servers that support documents (web pages) formatted in a language called HTML (HyperText Markup Language) that supports links to other documents as well as graphics, audio, and visual files.

2. SERVICES. Subject to the terms and conditions set forth in the Agreement, this Schedule, and the Exhibits hereto, Metavante agrees to provide to Customer
(a) those Internet Banking Services described in EXHIBIT H1 hereto and Exhibits which are added to this Schedule by future amendments, and (b) the Bill Payment Services described in EXHIBIT H2 hereto, commencing upon implementation. The Internet Banking System shall interface with the Bill Payment System to permit End Users to initiate bill payment transactions through the Internet Banking System. If so provided in EXHIBIT H1, Metavante shall provide to Customer the Workstation. Terms of this Schedule relating to the Workstation and its use shall apply only if Metavante provides the Workstation to Customer.

3. GRANT OF LICENSES.

          A. Subject to the terms and conditions set forth in the Agreement, this Schedule and the Exhibits hereto, which are incorporated herein by reference, Metavante hereby grants to Customer the following non-exclusive and nontransferable rights:

               i) The right to use the Workstation pursuant to the rules that are established by Metavante as set forth in the Materials. The Workstation shall be used by Customer only in connection with the Internet Banking Services.

               ii)  The right to market the Internet Banking Services to End
                    Users.

          B. Metavante reserves the right to require the Customer to sign additional documents prior to providing Customer any additional services, including, but not limited to, Metavante's marketing services and the use of any of the optional modules of the Internet Banking Services.

          C. While this Schedule is in effect, Customer grants to Metavante a non-exclusive, non-transferable license to use mutually agreed upon service marks and trademarks of Customer in connection with private labeling the Metavante Internet Banking Services for Customer.

4. PRICING.

Customer shall be assessed and shall pay fees for the Internet Banking Services and Bill Payment Services as set forth in this Paragraph 4 and the Exhibits hereto. Metavante may adjust such fees and charges from time to time subject to any limitations established under the Agreement.

5. TERM OF SCHEDULE. The term of this Schedule shall be concurrent with the term of the Agreement.

6. CUSTOMER RESPONSIBILITIES.

          A. Customer has developed a web site on the Internet, or has contracted with Metavante or a Third Party to develop such web site. To provide the Internet Banking Services to its End Users, Customer shall link its web site to the Internet Banking System such that End Users are able to receive the Internet Banking Services. Customer agrees to cooperate with Metavante and provide Metavante with all necessary information and assistance required for Metavante to successfully make the Internet Banking Services operational and available to Customer. Customer agrees that Metavante is under no obligation to provide any User with access to the Internet Banking Services unless and until Customer has provided Metavante with all information and documentation required by Metavante for User set-up. Customer shall be responsible for obtaining all agreements and authorizations from End Users as are required for Metavante to provide the Internet Banking Services and Bill Payment Services to the End Users.

          B. Customer is responsible for providing its own equipment for the Workstation. The minimum configuration requirements of the PC equipment that Customer will need to use the Workstation is set forth in the Materials. Metavante shall not be responsible for supplying any equipment to Customer or End Users related to the Internet Banking Services.

          C. Customer shall be responsible for compliance with all applicable federal, state, and local laws, rules, and regulations regarding use of and/or access to the Internet Banking Services ("Applicable Law") relating to Customer's providing the Internet Banking Services and Bill Payment Services to End Users. In particular and as applicable, (i) Customer will provide End Users with all disclosures required under specifically including, without limitation, the initial disclosures required under Regulation E of the Federal Reserve Board (the "Initial Disclosures"); and (ii) Customer shall comply with error and dispute resolution procedures specified under the Electronic Funds Transfer Act of 1978 and the regulations and interpretations promulgated thereunder (including, without limitation, Regulation E of the Federal Reserve Board). While Metavante shall not have any responsibility for compliance with Regulation E or otherwise resolving disputes between Customer and its End Users, Metavante agrees to follow the procedures and to provide customer service and research services in accordance with the Performance Standards. In addition, Metavante has instituted and will use commercially reasonable efforts to maintain procedures to log, monitor, and investigate End User inquiries which are classified by Metavante, in its reasonable discretion, as "billing error notices" under Federal Regulation E, and to report results to Customer within time limits established under Federal Regulation E. Metavante's current Statement of Procedures Regarding Billing Error Notices is attached as EXHIBIT H4, and is subject to change from time to time.

          D. Customer agrees that it will use the Metavante Internet Banking Services only for its own internal and proper business purposes. Customer agrees that it shall offer Metavante's Consumer Internet Banking services only to individual and small business customers of Customer.

          E. Customer is expressly prohibited from extending any warranty or warranties on behalf of Metavante or its subcontractors to any person or entity.

          F. Customer and its End Users shall be responsible for selecting and safeguarding passwords. Any use of the Internet Banking Services through use of an existing password shall be authorized use.

7. SALES AND MARKETING ACTIVITIES. Customer agrees to use its commercially reasonable efforts to market the Internet Banking Services to Customer's End Users. As part of this marketing effort, Customer will produce and execute, with input from Metavante, an annual marketing program for Internet Banking Services that is reasonably projected to meet a mutually agreed upon sales objective. The parties agree to review marketing results and update such marketing plan on a periodic basis.

8. INTERNET ACCESS.

     A. Customer will use the Workstation to enter in the Internet Banking System the names of its customers authorized to receive the Internet Banking Services and user identification and, at Customer's option, password information for such End Users.

     B. An End User may utilize the Internet Browser installed on its modem-equipped personal computer to dial into an ISP and access the Internet Banking System through the Internet Banking Services Web Site, whereupon the End User will be requested to provide user identification and password information. Upon validation of an End User's response to such information request, the End User shall be allowed access to the Internet Banking System for the purposes of using the Internet Banking Services. The Internet Banking Services do not include, nor shall Metavante be responsible to provide to Customer or End Users, the Internet Browser required to access and use the Internet Banking Services.

9. SYSTEM AVAILABILITY.

     A. The Internet Banking System and Internet Banking Services and any particular aspect thereof shall be available for access and use during the normal hours offered generally by Metavante. In the event of an interruption or outage during such time, Metavante will use reasonable efforts to restore the availability of the Internet Banking System and Internet Banking Services as quickly as possible. Metavante may change its general availability periods from time to time and shall give Customer at least thirty (30) days prior written notice of any changes in such hours of availability. Metavante may, by written notice to Customer, make particular portions of the Internet Banking Services available during periods other than the general availability periods described above. In such event, Customer may, at its option and subject to any additional charges applicable thereto (as set forth in the applicable notice) use the Internet Banking Services at such other times.

     B. Metavante agrees that the Bill Payment System will be available for Bill Payment Services at least 98% of the time based on a system-wide average for a calendar month, excluding periods of unavailability due to a systems or applications conversion, upgrade or repair; a communications failure (communications lines) not resulting from Metavante's negligence or misconduct; or scheduled maintenance.

10. METAVANTE SUPPORT. Metavante will provide support services as described in EXHIBIT H1. hereto, subject to the following terms, as applicable:

     A. Metavante's Customer Operations Support Group is available to provide support and is responsible for monitoring the receipt and transmission of data files for between the Customer, or its designated data processor, and Metavante (for situations where Metavante is not also Customer's financial accounts processor). The availability of this support group consists of on-Metavante-location staffing from 6:00 AM
          - 8:00 PM Eastern Time, Monday through Friday, excluding Metavante recognized national holidays, with on-call pager support during other times. Metavante reserves the right to change these hours subject to prior notification to Customer.

     B. Metavante's Customer Partner Support Group responds to Customer telephone inquiries relating to the Workstation and End User set-up. Metavante shall make available to Customer a toll-free telephone line for contacting such service group during the hours of 8:00 A.M. to 8:00 P.M. Eastern Time, Monday through Friday, excluding national holidays recognized by Metavante ("Business Hours"). Metavante reserves the right to change these hours subject to prior notification to Customer.

     C. Metavante's End User Support Group that shall respond to End User telephone inquiries relating to the Business Internet Banking Services. Metavante shall make available to Customers/End Users, a toll-free telephone line for contacting such service group during the hours of 8:00 A.M. to 8:00 P.M. Eastern Time, Monday through Friday, excluding national holidays recognized by Metavante. Metavante reserves the right to change these hours subject to prior notification to Customer.

11. PERFORMANCE MEASURES.

     A. Unless Metavante is Customer's financial accounts processor, Customer will be responsible to ensure that Metavante has received End User balance data and all other account information by 6:00 A.M. Eastern Time each day. If the data is not received by that time, Customer may issue an alert message to End Users alerting them of the delay via an alert feature within the Workstation. Metavante shall have no responsibility to provide the Internet Banking Services with respect to such balance data and other account information until it has been received and processed accordingly.

     B. Metavante maintains various standards to measure service quality. Such standards are described in further detail in Exhibit H3 hereto.

12. INDEMNIFICATION. In addition to Customer's responsibility to indemnity Metavante under the Agreement, Customer shall indemnify Metavante against, defend Metavante against, and hold Metavante harmless from claims arising from:
(a) any End User's use of or inability to use the Internet Banking Services or Bill Payment Services, specifically including, without limitation, any End User's claim for economic loss or damages arising from the End User's use of the Internet Banking Services or Bill Payment Services; (b) Customer's breach of
Section 6 hereof; (c) transactions effected with a lost, stolen, counterfeit or misused access code or identification number issued by Customer to any End User;
(d) any payments initiated by an End User which are not completed due to lack of funds in the End User's Billable Account; (e) content or information prepared or distributed by Customer regarding or relating to the Internet Banking Services (including without limitation information included in Customer's web site, if any, or any changes thereto); (f) any claim of infringement by any third party with respect to any private label used by Customer to identify the Internet Banking Services, or Customer's trade name, trade marks, or logos.

13. RESPONSIBILITY FOR BILL PAYMENTS. Customer understands that it is fully responsible for the availability of good funds necessary to settle the bill payment activities of its End Users initiated through the use of the Internet Banking Services. Metavante shall initiate debit ACH entries against each End User's designated account for bill payment activities initiated by the End User. Customer is and shall remain solely and exclusively responsible to Metavante for the entire amount of any bill payment processed for and on behalf of an End User which is not funded by the End User due to insufficient funds in the applicable depository account or for any other reason outside Metavante's control.

14. THIRD PARTY SOFTWARE. Customer understands and agrees that Metavante uses certain Third Party software in connection with the Internet Banking Services offered hereunder. These products may include firewall security, web server software and encryption software. Metavante's shall select, use, and/or replace Third Party software in accordance with Metavante's obligations and warranties under the Agreement and this Schedule, but Metavante does not guarantee performance of the Third Party software.

                                   EXHIBIT H1

  CONSUMER ACCESS INTERNET BANKING AND BILL PAYMENT SERVICES, FEES, AND CHARGES

1. INTERNET BANKING FEES AND CHARGES

     A. IMPLEMENTATION FEES

     Included in these fees is one (1) method of access (Internet Browser Banking option) to the Internet Banking Services, and implementation setup of the Customer's data transmission feeds. The initial fee also includes up to two (2) copies of the Administrative Workstation for End User (customer) enrollment and setup. Each additional copy (in excess of the initial two
     (2) copies) shall be $160.00 each.

     INTERNET BROWSER BANKING IMPLEMENTATION ONE-TIME FEE.............$25,000.00

   STANDARD PLATFORM IMPLEMENTATIONS INCLUDED:

   - Internet Browser Banking Option, Standard

STANDARD SUPPORT IMPLEMENTATIONS INCLUDED:

   - End User Support - Telephone and Email, Standard (24x7)
   - Customer Partner Operations Support
   - Administration workstation up to 5 people setup

   MODULE IMPLEMENTATIONS INCLUDED:

   - Bank Branding//Customization
   - Real-time Balance Reporting
   - Real-time Funds Transfers
   - Real-time Stop Payments
   - Email
   - Pay-Any-One Bill Payment Services
   - Context Sensitive Help
   - Export Capabilities to Money and Quicken

   B. ONGOING FEES

       MONTHLY UNIT SALES MINIMUM                                                              $450.00*

       For months 1 through 2, monthly unit sales minimum is waived.
       For months 3 and thereafter, monthly unit sales minimum is $500

       END USER MONTHLY FEES

       Banking Fee - Per Customer                                       $1.50 - Applies towards monthly
                                                                                               minimum*
       Bill Payment - Per Customer                                                                $1.25

       End-User Customer Support 7 x 24 - Per Customer                                            $2.00
       TRANSACTION FEES

       Consumer Bill Payment"                                                                $0.35/each

       Bill Payment fees do not apply towards the monthly minimum

C. MISCELLANEOUS FEES

   The following transactions fees would not be incurred unless the specific service is provided to the Customer or an End User, with the exception of the maintenance fees that accompany the Workstation Module.

   Return Item Fee.......................................$15.00 per Occurrence

   Stop Payment Fee ........................................$15.00 per Request

   Branded Demo Run on Customer's Web Site Server....................Per Quote

   Custom Demo.......................................................Per Quote


Product Fulfillment and Upgrade Fees
   Information Kit (includes documentation,
     security and administration info, required for each end user)......$10/kit
   Fulfillment for Returned Bad Address .............................cost + 10%
   Fulfillment for Kit Shipment for Intemational Destination ........cost + 10%
   Fulfillment Kit Bill Payment ..........Included in Information Kit Fee Above

   BILLING FEES
   Monthly Summary Invoice ...........................................No charge
   Detail Invoices on Paper ............................................$1/page
   Electronic Invoice Detail File (Auto. Trans.) .....................$50/month
   Electronic Invoice Detail File (Manual Trans.) ...................$200/month
   Billing - Add/Change Billing Information..........................$150 rhour

   ADDITIONAL END USER FEES
   Fax Reports Per Page .............................................$0.50/page
   Enable Deleted User ..........................................$20/occurrence
   Restore Deleted User Data ....................................$50/occurrence
   Add/Changes by Metavante personnel, per add/change .....................5.00
   Add/Changes by Customer personnel via Workstation, per add/change .......N/C
   Reactivation fee, per End User reactivation ............................5.00
   End User Billing - adds/changes, per hour ...............Quoted upon request

   IMPLEMENTATION AND CUSTOMER SETUP CHANGES (AFTER INITIAL CUSTOMER SETUP)
   Customization, per hour ..............................................150.00

  ADDITIONAL CUSTOMER OPERATIONS FEES (NON-METAVANTE PROCESSED INSTITUTIONS)
  Customer data back-out, each transmission .............................$50.00
  Customer data restore, per account, per day ............................50.00

NETWORK CONNECTIVITY
CONNECTION METHOD - DELIVERY CHANNEL - INTERNET
SSL Web Site Registration - Required for each site - If only one Internet Banking site established for Consumer Internet Banking - only 1 site required. One site is included with pricing for Consumer Access Internet Banking - Each additional site.................................................$1,000 per year

OPTIONAL BANK PARTNER SUPPORT TOOLS
Monthly Client Billing-ACH Debit................................$150.00 Monthly
Automated Client Billing - ACH Debit .........$5000 One-time implementation fee

INTERNET BROWSER BANKING OPTION - PRIVATE LABEL IMPLEMENTATION ....... Included
in Base Fee
INCLUDES BRANDING OPTIONS, AS FOLLOWS:
   o   Customer Name
   o   Customer Product Name
   o   Customer Logo (148 x 60 pixels)
   o   Customer Home Page Link
   o   Background Color for Navigation Region of Web Page
   o   Background Color for Legend Region of Web Page
   o   Background Color for Application Region of Web Page
   o   Text Color except background color (graphic changes not included)
   o   Link Colors
   o   VIEWED LINK COLOR
   o   ACTIVE LINK COLOR
   o   TABLE & REGISTER CONTROL COLORS ACCOUNT DETAIL
   o   Heading Lines
   o   LIGHTER COLOR FOR ALTERNATING LINES
   o   DARKER COLOR FOR ALTERNATING LINES
   o   Enrollment Message Destination
   o   LINK TO URL
   o   INTERNET ADDRESS; OR ADMINISTRATIVE WORKSTATION

PER QUOTE
   o   Navigation tabs
   o   All graphic work
   o   Image creation
   o   Ad Rotator Schedule
   o   Up to 5 Ad Images (468 x 60 pixels)
   o   Weight of Ad to Control Display

         BUSINESS E-BANKING AND BILL PAYMENT SERVICES, FEES, AND CHARGES

1. BUSINESS E-BANKING FEES AND CHARGES
    A. Implementation Fees
    Included in these fees is one (1) method of access (Internet Browser Banking option) to the Business E-Banking Services, implementation setup of the Customer's data transmission feeds, and two (2) days of Customer personnel training. The initial fee also includes up to two (2) copies of the Administrative Workstation for End User (customer) enrollment and setup. Each additional copy (in excess of the initial two (2) copies) shall be $160.00 each.

   INTERNET BROWSER BANKING OPTION IMPLEMENTATION ONE-TIME FEE........$25,000.00

   STANDARD PLATFORM IMPLEMENTATIONS INCLUDED:

   o   Internet Browser Banking Option, Standard

   STANDARD SUPPORT IMPLEMENTATIONS INCLUDED:

   o   End User Support - Telephone and Email, Standard
   o   Customer Partner Operations Support
   o   Administrative Workstation - up to 2 people

   MODULE IMPLEMENTATIONS INCLUDED.

o   Balance Reporting (Standard, Premium)
o   Loans
o   Book Transfers
o   Express Transfers
o   Stop Payment
o   Wire Transfer (Repetitive)
o   Bill Payment

B. Ongoing Fees - Business Internet Banking

   ------------------------------------------------------------------------------
   MONTHLY UNIT SALES MINIMUM                                           $1300.00
   For months 1 through 2, monthly unit sales
   minimum is waived. For months 3 and thereafter,
   monthly unit sales minimum is $1,350
   ------------------------------------------------------------------------------

   END USER MODULE, PLATFORM, AND TECHNICAL
   SUPPORT MONTHLY FEES

   Small Business Profile (Balances (Standard),             $25.00 (1-3 accounts)
   Stop Payments, Book Transfer, Express Transfer,
   Wire Transfer, Mail, Bill Payment)                     4+ accounts $3.00 each

   Middle Market - Corporate Profile (Balances              $40.00 (1-3 accounts)
   (Premium), Stop Payments, Book Transfer,
   Express Transfer, Wire Transfer, Mail, Bill Payment)   4+ accounts $5.00 each

   Modular Fees*

   ACH Collection                                             $5.00 per customer

   ACH Disbursement                                           $5.00 per customer

   *These modules can be added to the small and middle
   corporate profiles.
   ------------------------------------------------------------------------------
   TRANSACTION FEES

   ACH                                                                $0.15/each

   Wire Transfer Request                                              $1.00/each

   Consumer Bill Payment**                                            $0.33/each

   Commercial Bill Payment***                                          $TBD/each
   ------------------------------------------------------------------------------
   ** CONSUMER BILL PAYMENT IS THE OPTION CURRENTLY
      OFFERED BY METAVANTE ***COMEMRCIAL BILL PAYMENT WILL BE
      PRICED WHEN AVAILABLE.
   ------------------------------------------------------------------------------

o CONSUMER BILL PAYMENT IS THE OPTION CURRENTLY OFFERED BY METAVANTE COMMERCIAL BILL PAYMENT WILL BE PRICED WHEN AVAILABLE.

   C. Miscellaneous Fees

   The following transactions fees would not be incurred unless the specific service is provided to the Customer or an End User, with the exception of the maintenance fees which accompany the Workstation and Billing Modules, respectively.

   PRODUCT FULFILLMENT AND UPGRADE FEES
   Information Kit (includes documentation, security and
   administration info, required for each end user)......................$10/kit
   Fulfillment for Returned Bad Address ..............................cost + 10%
   Fulfillment for Kit Shipment for International Destination ........cost + 10%
   Fulfillment Kit Bill Payment .......................................$2.00/kit

   BILLING FEES
   Monthly Summary Invoice............................................ No charge
   Detail Invoices on Paper..............................................$1/page
   Electronic Invoice Detail File (Auto. Trans.).......................$50/month
   Electronic Invoice Detail File (Manual Trans.).....................$200/month

   ADDITIONAL END USER FEES
   Fax Reports Per Page ..............................................$0.50/page
   Enable Deleted User ...........................................$20/occurrence
   Restore Deleted User Data .....................................$50/occurrence
   Database rebuild (less than 45 days) ..................................$50.00
   Database rebuild (45 days or greater), per additional week .............50.00
   Add/Changes by M&I personnel, per add/change.............................5.00
   Add/Changes by Customer personnel via Workstation, per add/change.........N/C
   Reactivation fee, per End User reactivation .............................5.00
   Demonstration diskettes (minimum quantity of 100), each diskette ........1.00
   End User Billing - adds/changes, per hour ................Quoted upon request

   IMPLEMENTATION AND CUSTOMER SETUP CHANGES (AFTER INITIAL CUSTOMER SETUP)
   Profiles add/changes, per profile ....................................$150.00
   Customization, per hour ...............................................150.00

   ADDITIONAL CUSTOMER OPERATIONS FEES
   Customer data back-out, each transmission..............................$50.00
   Customer data restore, per account, per day ............................50.00

   ADDITIONAL SERVICES - BUSINESS INTERNET BANKING
   Loan.................................................................Included
   ACH Colletions.........................................................$2,500
   ACH Payments...........................................................$2,500
   File Upload............................................................$2,500
   Book Transfer Real Time .............................................Included
   Express Transfer.....................................................Included

   ADDITIONAL MODULE SETUP
   Planned Middle Market Modules.....TBD ($2,500-10,000 per module one time fee)

   RECURRING MONTHLY BANK FEES
   BANK SUPPORT SERVICES
   Customer Administration Facility...............2 Users included in Base Fees,
                                                             $75 Each Additional
   Customer Service......................................Included in Monthly Fee
 o   Standard 800 Customer Support Number
 o   Standard Fax Back Documents
   Billing - Send Paper Detail Client Invoices........................$1.00/Page
   Billing - Manual Electronic Invoice File Transmission .........$200 per month
   Billing - Add/Change Billing Information .......................$150 per hour

   NETWORK CONNECTIVITY
   CONNECTION METHOD - DELIVERY CHANNEL - INTERNET
   SSL Web Site Registration - Required for each site - If only one Business Banking site established for small business and corporate - only 1 site required. One site is included with pricing for Business Internet
   Banking ......................................................$1,000 per year

   ONE TIME BANK IMPLEMENTATION FEES
   PARTNER SUPPORT TOOLS
   Client Billing AAS-Interface...........................$5,000.00 one time fee

   OPTIONAL BANK PARTNER SUPPORT TOOLS
   Client Billing................................................$100.00 Monthly

   E. Private Label Fees

   NO__INTERNET BROWSER BANKING OPTION - PRIVATE LABEL
   IMPLEMENTATION...........................................$10,000 one time fee
   INCLUDES BRANDING OPTIONS, AS FOLLOWS:
 o   Customer Name
 o   Customer Product Name
 o   Customer Logo (148 x 60 pixels)
 o   Customer Home Page Link
 o   Background Color for Navigation Region of Web Page
 o   Background Color for Legend Region of Web Page
 o   Background Color for Application Region of Web Page
 o   Text Color
 o   Link Colors
     o   VIEWED LINK COLOR
     o   ACTIVE LINK COLOR
     o   TABLE & REGISTER CONTROL COLORS
 o   Heading Lines
     o   LIGHTER COLOR FOR ALTERNATING LINES
     o   DARKER COLOR FOR AlTERNATING LINES
 o   Ad Rotator Schedule
     o   UP TO 5 AD IMAGES (468 X 60 PIXELS)
     o   LINK TO URL
     o   WEIGHT OF AD TO CONTROL DISPLAY
 o   Enrollment Message Destination
     o   INTERNET ADDRESS; OR
     o   ADMINISTRATIVE WORKSTATION

 _____INTERNET BROWSER BANKING OPTION - PRIVATE LABEL
      MAINTENANCE.....................................................1,500/Year

   REQUIRED IF CUSTOMER CHOOSES INTERNET BROWSER BANKING OPTION- PRIVATE LABEL
                              IMPLEMENTATION, ABOVE


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

                                  EXHIBIT H2

                DESCRIPTION OF METAVANTE BILL PAYMENT SERVICES

1 . METAVANTE BILL PAYMENT SERVICES

     1.1. PAYMENT INITIATION. Metavante will provide the Bill Payment Services on behalf of Customer to End Users who enroll for the Bill Payment Services. Depending upon the Bill Payment Services selected by Customer, End Users will be able to initiate payments, subject to any maximum payment limit established by Metavante, by telephone or through a personal computer or other access device to any payee in the United States except for government or court directed payments.

     o End Users shall be able to schedule payments up to 364 days in the future.

     o End Users shall be able to schedule bill payments to occur on a regular basis: weekly, bi-weekly, monthly, bi-monthly, semi-monthly, quarterly, semi-annually or annually.

     o End Users shall be able to review, change, and cancel scheduled future or recurring payments

     1.2. BACK-END PROCESSING. Each business day, Metavante will consolidate all of the payments made throughout the bill payment system. Several editing functions check that payment information is correct before remittance is made to the appropriate payees on behalf of the End Users. Metavante then remits the proper funds ("Credits") to all appropriate payees either electronically or by check if the payee is not able to accept electronic remittances. All checks will be mailed using the U. S. Postal Service, first class mail.

     1.3. CURRENT PAYMENT: Metavante will debit the End User' account within 2 Business Days after the End User submits the request for payment, or otherwise as required under the rules of the National Automated Clearing House Association.

     1.4. FUTURE AND RECURRING PAYMENTS: Metavante will debit the End User's account within 2 Business Days after the payment date entered.

2. STOP PAYMENTS. Stops and reissues for check payments will be accepted by Metavante beginning 5 business days after the date the End User's payment processing began on the system to the payee. In situations where it is apparent that the payment is going or has gone to the wrong address, wrong payee, etc., Metavante will accept stops and reissues immediately. Electronic payments cannot be stopped. The Stop Payment Fee will be applied whenever any bill payment is stopped by Metavante at Customer's or the End User's request, because the payee address was incorrectly submitted by the End User, or because the End User requests a refund on a check payment that has not yet cleared. The Stop Payment Fee will not be assessed by Metavante if the payment is stopped by Metavante due to an Metavante error, the payment was not posted by the payee even though the payee address was correctly submitted by the End User, or if the payment check was lost in the mail.

3. REJECTED PAYMENTS. If a payment is rejected for any reason, Metavante will attempt to contact the End User for resolution if necessary. If information is not provided from the End User within five (5) business days, Metavante will cancel the payment.

4. STALE CHECK EXPIRATION. Metavante may set an expiration date for payment checks at least ninety (90) days following the date of the payment check. If a check has not been presented to Metavante for payment on or before the expiration date, Metavante may choose to cancel the check, refund the amount of the check to the End User's DDA Account, and notify the End User that the payment did not post.

5. FILE TRANSFERS. Metavante will initiate transaction polling at least once per Business Day, or in the case of a holiday, the evening of the holiday if the holiday falls before a Business Day, to the designated sites specified by Customer or its subcontractor. Metavante will notify Customer or its subcontractor of a problem with a file transfer via the method agreed upon by the parties (i.e. via page, e-mail, or telephone call).

6. ACH RETURNS.

     o A block will automatically (systematically) be placed by Metavante on all accounts that have an ACH debit returned to Metavante Bill Payment Services. No additional bill payments will be processed until the account is properly funded and the return(s) cleared. If a payment request is received while the account is blocked, a letter will be sent notifying the User that the payment(s) will not be processed. A copy will be sent to Customer.

     o Upon the first return, Metavante will automatically resend all ACH returns under $100.00 (individually and cumulatively). Exception: debits for payments in which the credit portion was sent electronically will be resent regardless of the dollar amount without Customer verification.

     o Metavante will contact Customer to verify all returns exceeding $100.00 (individually and cumulatively). If funds are available, Metavante will resend the return(s). If funds are unavailable and if the payment was made by check, a stop payment will be placed on the outbound payment.

7. BILLING TIMELINE. Metavante begins the monthly billing cycle on the third
(3rd) business day of the month. By the sixth (6th) business day, advices are sent by regular mail to arrive in advance of the actual ACH debit or credit which takes place on the fifteenth (15th) business day.


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



                                   EXHIBIT H3

                     PERFORMANCE MEASUREMENTS AND STANDARDS

A. CONSUMER INTERNET BANKING AND BUSINESS INTERNET BANKING INFORMATION
                                  AVAILABILITY

     METAVANTE PROCESSED DATA. Metavante processes the balance reporting data on behalf of Customer, Metavante will use reasonable efforts to provide data for End User access by 7:00 a.m. EST. In the event Metavante does not meet such 7:00 a.m. EST goal, Metavante shall use commercially reasonable efforts to make previous day balance data available as soon as possible.

     THIRD PARTY PROCESSED DATA.

     BAI transmission window. While the System is capable of receiving a high speed previous day balance data file (utilizing an industry standard BAI format) at any time during which the System is available, technical support staff are available starting at 6:00 AM Eastern Time each business day to monitor such processing.

     BAI update processing turnaround. Metavante will use its reasonable efforts to meet a quality standard relating to the availability of previous day balance data transmitted by Customer to Metavante via high speed data file (utilizing an industry standard BAI format). Metavante will make such balance data available for Customer or Customer access by 8:00 AM Eastern Time provided: (i) the data is machine readable; (ii) such transmission is completed no later than 6:00 AM Eastern Time; and (iii) the file does not exceed forty thousand (40,000) records. In the event Customer does not meet any or all of the above conditions, Metavante will use its reasonable efforts to make the previous day balance data available as soon as possible after Metavante's receipt of such information. If Metavante requests Customer to divide its BAI files being transmitted to Metavante into multiple files, Customer shall do so within five (5) business days of the receipt of such request.

B.   BILL PAYMENT SERVICES
     Metavante will remit credit to vendor (payee) the next Business Day after the End User submits request for payment. Average length of time from End User payment request and receipt of payment by payee will be five (5) Business Days for check payments (subject to U.S. Postal Services) and three (3) business days for electronic payments (subject to the rules and performance of the electronic transmission service provider).

     o    CUSTOMER SERVICE.

     o Metavante will answer 85% of all bill payment service calls within thirty seconds.

     o    The customer service abandoned call rate will not exceed 5%.

     o    Metavante customer service will be available 24 hours per day, seven
          (7) days per week (excluding Christmas Day, New Year's day, Easter Sunday, Memorial Day, Independence Day, Labor Day, and Thanksgiving Day, when the Call Center will close as of 11:00 p.m. the day before the holiday and reopen on 11:00 p.m. on the day of the holiday).

REMOTE CUSTOMER SERVICE UP TIME. Metavante shall provide for Remote Customer Service Database Up Time 7 Days per week, 52 weeks per year (excluding Christmas Day, New Year's day, Easter Sunday, Memorial Day, Independence Day, Labor Day, and Thanksgiving Day, when the Call Center will close as of 11:00 p.m. the day before the holiday and reopen on 11:00 p.m. on the day of the holiday). Up time will be the 20 hours between 6:00 A.M. and 2:00 A.M. CT. This standard will be met 95% of the time.

o    RESEARCH.

          o    Payment research investigations will be accepted as early as five
               (5) business days from the payment processing date. Policy is flexible depending on situation, and inquiries may be taken to resolve late payment situations.

          o Standard Research Inquiries-- End User initiated research will be handled within three (3) business days, 90% of the time, after the initial contact to Metavante Customer Service by the End User. By definition, "handled" includes items brought to resolution and items that require more information from the End User or payee before they can be brought to resolution. After initial research, all payment inquiries will be entered into continuous five business day follow up in order to monitor and determine the status of the payment research. Pending status inquiries will be tracked by or on the next action date and follow up will continue until the problem is resolved. The follow-up with End Users and payees will occur on the date of next follow-up 80% of the time.

          o Priority Research Inquiries. Service cut-off inquiries, mortgage payments and insurance payments will be handled within one business day after the initial consumer contact 90% of the time. Other research inquiries deemed priority by the financial institution's senior management and the Customer Service management may also fall under this service schedule.

          o Resolving payment inquiries frequently requires that research be performed by the payee involved. Metavante will work with the payee to resolve the inquiry promptly before it would refer a End User back to the payee. Proactive follow up will consist of the following:

          o Providing the payee with check copies, ACH or RPS transmittal confirmations, etc. as necessary for the payee to complete their research and post the payment correctly.

          o Notifying Customer or the End User regarding the status of the inquiry.

          o Metavante must hear from the End User no later than 60 days after the End User receives the FIRST statement on which the problem or error is reported for the foregoing procedures to apply.

PAYMENT INQUIRY RATE. The ratio of inquiries requiring payee contact initiated by Customer and/or End User's to the total number of payment transactions originated by End Users shall not exceed 1.25% on a rolling three-month basis. Metavante will use its best efforts to consistently keep its bill payment inquiries under 1% on a rolling three month basis.

                                   EXHIBIT H4

        METAVANTE STATEMENT OF PROCEDURES REGARDING BILLING ERROR NOTICES

RESEARCH ITEMS AND REGULATION E

Federal Regulation E establishes the basic rights, liabilities and responsibilities of consumers who use electronic funds transfer services and those of "financial institutions." It is designed to protect consumers from liability for unauthorized transfers and other billing errors by requiring "financial institutions" to follow specific procedures whenever they receive a billing error notice from a consumer.

In the context of automated bill payment services, a Regulation E billing error occurs, for example, when a payment is not, in fact, authorized by the consumer or is processed incorrectly. When a "financial institution" receives a notice of such a billing error, it must research and resolve the matter within the time periods established by Regulation E . A "financial institution" must also research and respond within specific time periods when a consumer requests documentation of a bill payment transaction.

It is recommended that financial institutions review Regulation E for a complete understanding of their responsibilities under the regulation. Regulation E applies to "financial institutions," which is defined under the Regulation as a "bank, savings association, credit union, or any other person that directly or indirectly holds an account belonging to a consumer, or that issues an access device AND agrees with a consumer to provide electronic funds transfer services" (12 CFR 202.2(i), as effective 1/1/99). Since Metavante Internet Banking Services does not directly or indirectly hold accounts, or enter into agreements with consumers to provide them electronic funds transfer services, it is Metavante Internet Banking Services position that it is not a "financial institution" as that term is defined under Regulation E. Therefore, although Metavante Internet Banking Services will follow procedures and provide services to handle customer inquiries related to automated bill payments in a timely manner pursuant to Metavante Internet Banking Services agreement with its customer, ultimate responsibility for Regulation E compliance remains with Metavante Internet Banking Services customer, the financial institution.

METAVANTE INTERNET BANKING SERVICES DOES NOT AND WILL NOT PROVIDE LEGAL ADVICE OR OPINIONS TO FINANCIAL INSTITUTIONS REGARDING REGULATION E MATTERS. HOWEVER, THE FOLLOWING IS METAVANTE INTERNET BANKING SERVICES INTERNAL SUMMARY OF REGULATION E REQUIREMENTS, WHICH IS USED BY METAVANTE INTERNET BANKING SERVICES AS A GUIDE IN DEVELOPING PROCEDURES FOR RESPONDING TO CUSTOMER INQUIRIES THAT CONSTITUTE BILLING ERROR NOTICES UNDER REGULATION E, AND THE PROCEDURES THAT METAVANTE INTERNET BANKING SERVICES HAS DEVELOPED BASED ON THE REGULATION E REQUIREMENTS. THE FOLLOWING IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. METAVANTE INTERNET BANKING SERVICES MAKES NO WARRANTIES OR REPRESENTATIONS ABOUT THE ACCURACY OR COMPLETENESS OF THIS INFORMATION, AND METAVANTE INTERNET BANKING SERVICES WILL NOT BE RESPONSIBLE FOR ANY ACTIONS OR DECISIONS BY ANY FINANCIAL INSTITUTION BASED ON THIS INFORMATION.

1. REGULATION E SUMMARY

a.    Types of Billing Error Notices

Generally, a billing error notice is any written or oral notice from a consumer that an automated payment is unauthorized, incorrect or erroneous and which notice (i) enables the financial institution to identify the consumer's name and account number, (ii) indicates why the financial institution believes that an error exists, and (iii) includes, to the extent possible, the date, type, and amount of the error. A billing error notice also includes a request for documentation for a payment transaction.

Notwithstanding whether or not an inquiry would satisfy the Regulation E definition of a billing error notice, it need not be handled in accordance with Regulation E billing error resolution procedures unless the notice is received by the financial institution within 60 days of sending the first statement on which the billing error is reflected.

THE OFFICIAL STAFF COMMENTARY TO REGULATION E (AS OF 1/1/99) PROVIDES THAT "A FINANCIAL INSTITUTION MAY REQUIRE THE CONSUMER TO GIVE NOTICE ONLY AT THE TELEPHONE NUMBER OR ADDRESS PROVIDED BY THE INSTITUTION, PROVIDED THE INSTITUTION MAINTAINS REASONABLE PROCEDURES TO REFER THE CONSUMER TO THE SPECIFIED TELEPHONE NUMBER AND ADDRESS IF THE CONSUMER ATTEMPTS TO GIVE NOTICE TO THE FINANCIAL INSTITUTION IN A DIFFERENT MANNER."

b. Procedures and Timeframes for Resolving Regulation E Inquiries:

Regulation E provides the following time frames for responding to billing error notices.

Ten (10) business days from receipt of the billing error notice to investigate and resolve the matter;

One (1) business day after determining that an actual error occurred to resolve the error by crediting the consumer's account;

Three (3) business days after making a determination to communicate the results back to the user.

c. EXTENSIONS:

If a billing error cannot be completely investigated and resolved to conclusion within ten business days, a financial institution may obtain additional time to investigate the matter under Regulation E under two circumstances:

WRITTEN CONFIRMATION

A financial institution has up to forty five (45) calendar days from the date of receiving an oral billing error notice if the institution has requested that the consumer confirm the notice in writing and the consumer has failed to do so.

PROVISIONAL CREDIT

If the financial institution provisionally credits the disputed funds to the consumer's account within ten (10) business days of receiving the billing error notice, Regulation E allows the financial institution until the end of forty-five calendar days from the original receipt of the billing error notice to research and resolve the problem. The financial institution must inform the consumer of the amount and date of the provisional credit within two business days of provisionally crediting the consumer's account and allow the consumer to have full use of the provisionally credited funds throughout the investigation period.

d. Resolution/Response

If the financial institution determines that no error occurred, the financial institution must, within the three business day time period required under Regulation E, report the results of its investigation to the consumer in a writing explaining its findings and noting the consumer's right to receive copies of documentation relied upon by the institution in making its determination. The financial institution may reverse any provisional credit previously made to the consumer's account, provided that the financial institution must notify the consumer of the reversal and notify the consumer that the financial institution will honor checks, drafts, similar items, and preauthorized transfers for 5 business days following the notice as if the provisional credit had not been reversed.

If a billing error is found to have occurred or cannot be resolved within the time allowed by Regulation E, the error must be corrected within the one business day period required under Regulation E, and the results must be communicated within the three business day period - including, if applicable, notice to the consumer that the provisional credit to the consumer's account has been made final.

2. METAVANTE INTERNET BANKING SERVICES PROCEDURES FOR THE HANDLING OF ELECTRONIC METAVANTE INTERNET BANKING RESEARCH REQUESTS THAT FALL WITHIN THE FRAMEWORK OF REGULATION E.

IN RECOGNITION OF THE REQUIREMENTS OF REGULATION SUMMARIZED ABOVE, METAVANTE INTERNET BANKING SERVICES HAS INSTITUTED THE FOLLOWING PROCEDURES FOR HANDLING RESEARCH REQUESTS.

The following are examples of the research requests that Metavante Internet Banking Services will handle as billing error notices under Regulation E, provided the request meets the timing and content requirements of Regulation E:

1) a user states that he/she did not schedule an electronic payment that was debited to his/her account;

2) a user states that an electronic payment was remitted to a payee other than the payee designated by the user;

3) a user states that an electronic payment was debited on a date that was not on or about the date designated by the user;

4) a user states that an electronic payment was debited for an amount that was not the amount authorized by the user;

5) a user states that an electronic payment was debited more times than the user instructed;

6) a user states that an electronic payment was debited after the user successfully canceled the payment in accordance with the applicable terms and conditions;

7) a user states that a fixed recurring payment was electronically debited after the ending date of the payment series instructed by the user; or,

8) the user specifically alleges that the payment has been processed incorrectly, even if everything appears to be correct.

Metavante Internet Banking Services will process these payment research requests in accordance with its normal procedures and timeframes. The majority of research request will fall into this category. Only a small percentage will fall within the scope of Regulation E.

METAVANTE INTERNET BANKING SERVICES RECEIVES EACH SUCH RESEARCH REQUEST AND LOGS THE ITEM ON-LINE. IT IS IMPORTANT FOR FINANCIAL INSTITUTIONS TO RECOGNIZE THAT METAVANTE INTERNET BANKING SERVICES WILL LOG THE REQUEST AND BEGIN TO MONITOR RESPONSE TIMES ONLY WHEN THE REQUEST IS RECEIVED BY METAVANTE INTERNET BANKING SERVICES, NOT WHEN IT IS RECEIVED BY THE FINANCIAL INSTITUTION. IN ORDER TO ENSURE THAT METAVANTE INTERNET BANKING SERVICES WILL PROCESS THE ITEM WITHIN REGULATION E TIMEFRAMES, A FINANCIAL INSTITUTION SHOULD, AS PERMITTED UNDER THE OFFICIAL STAFF COMMENTARY TO REGULATION E, IDENTIFY THE TELEPHONE NUMBER AND ADDRESS SPECIFIED BY METAVANTE INTERNET BANKING SERVICES FOR BILLING ERROR NOTICES IN THE INITIAL DISCLOSURE STATEMENT THE FINANCIAL INSTITUTION PROVIDES TO CUSTOMERS. THE FINANCIAL INSTITUTION SHOULD ALSO MAINTAIN PROCEDURES TO REFER CUSTOMERS TO THIS METAVANTE INTERNET BANKING SERVICES NUMBER OR ADDRESS IF THE CUSTOMER CONTACTS THE FINANCIAL INSTITUTION DIRECTLY IN ORDER TO ENSURE THAT THE ITEM WILL BE PROCESSED IN A MANNER THAT WILL ENABLE THE FINANCIAL INSTITUTION TO SATISFY REGULATION E REQUIREMENTS.

Metavante Internet Banking Services Research team will evaluate every payment research request it receives to determine if the payment was processed in error (unauthorized or processed incorrectly), or the user is specifically alleging that the payment was processed in error (incorrectly).

If Metavante Internet Banking Services determines that the research item is a billing error notice under Regulation E:

     We will attempt to resolve the issue as quickly as possible. If we cannot resolve the error within eight business days of the original notification date and we have received written confirmation of the consumer's error notice (if requested), the financial institution will be notified via telephone by the research team, of the pending research inquiry and advised that a provisional credit should be made to the user's account. By notifying the financial institution within the eight business days we are allowing for sufficient time for the F.I. to provisionally credit the account prior to the expiration of ten business days, as required under Regulation E.

     The financial institution will be responsible for provisionally crediting the consumer's account and notifying the consumer that a provisional credit has been made to the consumer's account in accordance with Regulation E requirements.

     Metavante Internet Banking Services will continue to work the research request to resolve it as quickly as possible. When the item has been resolved, whether during the initial ten business days or the extended 45 calendar day period, research will notify the financial institution of the disposition. Where the alleged billing error is an unauthorized payment, Metavante Internet Banking Services will report to the financial institution its findings, but it will be the responsibility of the financial institution to decide whether or not the payment was, in fact, unauthorized based on these findings. A log will be maintained of Metavante Internet Banking Services notification to the financial institution.

     The financial institution will be responsible for crediting the consumer's account for errors, and notifying the customer in accordance with Regulation E requirements of the final conclusions of the investigation. In the event Metavante Internet Banking Services findings indicate that no error occurred, the financial institution will be responsible for notifying the consumer of the results of the investigation, reversing the provisional credit (if any), and notifying the consumer of the reversal, all in accordance with Regulation E requirements.

                                                  SCHEDULE I TO MASTER AGREEMENT

                          AUTOMATED CLEARING HOUSE SERVICES

The following terms and conditions shall govern the provision of the Automated Clearing House Services from Metavante to Customer.

1 . DEFINITIONS. The following terms, as referenced from the NACHA Rules, shall have the following meanings for the purposes of the Agreement:

     1.1. "Applicable Law" means the NACHA Rules, the rules of local ACH Associations, the rules of any and all ACH Operators, and other applicable law.

     1.2. "Automated Clearing House Operator" or "ACH Operator" means the central clearing facility, operated by a Federal Reserve Bank ("FRB") or a private organization, which receives entries from the ODFI or the Third Party processor acting as an agent for the ODFI, and distributes entries to the appropriate RDFI or the Third Party processor acting as an agent for the RDFI, and performs the settlement functions for the affected financial institutions.

     1.3. "Originating Depository Financial Institution" or "ODFI" means the institution that receives the payment instructions from the Originators and forwards the entries to the ACH Operator.

     1.4. "Originator" means a person that has authorized an ODFI to transmit a credit or debit entry to the deposit account of an RDFI.

     1.5. "Receiving Depository Financial Institution" or "RDFI" means the institution that receives ACH entries from the ACH Operator and posts them to the accounts of its depositors.

All other capitalized terms not herein shall have the meaning ascribed to them in the General Terms and Conditions.

2. GENERAL. Customer hereby authorizes Metavante to initiate and receive automated clearing house debit and credit entries, adjustments to debit entries and credit entries to Customer's account to be set up during the Conversion Period, to credit and/or debit the same to such account, and to provide various ACH services, as described below, to Customer pursuant to the terms and conditions specified in this Schedule. The ACH entries covered shall hereinafter be referred to as the "ACH Entries." Except as otherwise provided herein, the terms used in this Schedule shall have the same meanings as ascribed to such terms in the Operating Rules of the National Automated Clearing House Association, as in effect from time to time (the "NACHA Rules").

3. ACH SERVICES.

     3.1. Metavante shall act as Customer's agent for initiating and transmitting ACH Entries to the appropriate ACH Operator. In addition, Metavante shall act as Customer's agent for receiving ACH Entries from an ACH Operator. For all ACH Entries initiated by Metavante pursuant to this Agreement, Customer, and not Metavante, shall be the ODFI when Metavante receives payment instructions directed to Customer's routing number from an Originator, or the RDFI when Metavante receives ACH Entries directed to Customer's routing number from an ACH Operator.

     3.2. Metavante shall transmit ACH Entries in accordance with the format requirements of the NACHA Rules to an ACH Operator using Customer's Routing Number. Metavante shall receive ACH Entries on behalf of Customer that are transmitted to Metavante by an ACH Operator. Metavante shall provide reports to Customer, as described in the ACH User Manual. If agreed to between Customer and Metavante, Metavante shall provide for the posting of ACH Entries to Customer deposit accounts.

     3.3. All warranties of an ODFI or RDFI prescribed under Applicable Law shall be in effect and applicable to Customer, and not Metavante, with respect to all ACH Entries.

     3.4. Metavante may provide additional ACH Services as requested by Customer and agreed to by Metavante in writing.

4. METAVANTE PC ACH SERVICES. Customer may provide its business depositors with personal computer access to Metavante's ACH Services in accordance with the ACH User Manual (the "PC ACH Service"). Customer shall be responsible for informing Metavante prior to permitting a new depositor to begin using the PC ACH Service. Customer also shall inform Metavante whether any credit limit shall apply to the ACH Entries of a depositor utilizing the PC ACH Service.

5. CUSTOMER DEPOSITOR INQUIRIES: ERRONEOUS OR REJECTED ACH ENTRIES.

     5.1. Customer shall be responsible for handling all inquiries of its depositors regarding ACH Entries, including inquiries regarding credits or debits to a depositor's account resulting from an ACH Entry. Metavante agrees to reasonably assist Customer in responding to such inquiries by providing information to Customer concerning ACH Entries.

     5.2. As described in the ACH User Manual, Metavante shall provide reports to Customer showing errors and rejections resulting from ACH Entries transmitted on behalf of Customer during a particular day. It shall be Customer's responsibility to research and correct such ACH Entries.

6. CREDIT LIMITS.

     6.1. Customer may from time to time establish one or more credit limits applicable to ACH Entries involving a particular depositor or all depositors of Customer. Such credit limits shall be established by written notice from Customer and shall be implemented by Metavante as soon as reasonably practicable.

     6.2. In the event that an ACH Entry exceeds a credit limit communicated to Metavante by Customer, Metavante shall promptly give oral or written notice to Customer. Customer may either approve the ACH Entry as an exception to the credit limit, request that it be held over to the next day, or reject such ACH Entry provided, however, that any exception to the credit limit must be approved in writing by Customer.

7. USER MANUALS.

     7.1. Metavante shall provide Customer with a copy of the ACH User Manual and any updates to such manual. Customer agrees to comply with the requirements of such manual.

     7.2. It shall be Customer's responsibility, and Customer is authorized, to forward a copy of the applicable portion of the ACH User Manual, and any updates thereto, to Customer's depositors that utilize the PC ACH Service.

8. NACHA RULES. Prior to providing ACH origination services, Customer shall enter into an agreement with the Originator in compliance with the NACHA Rules, including but not limited to the requirement of the NACHA Rules that such agreement includes a provision whereby the Originator agrees to be bound by the NACHA Rules. Metavante shall have no responsibility for ensuring that the Originators have entered into such agreements.

9. LIMITATION ON LIABILITY.

     9.1. Metavante is acting solely in its capacity as agent for Customer in connection with the initiation, transmission and receipt of ACH Entries on behalf of Customer. As agent, Metavante shall be under no obligation to provide funds to any party to settle for any ACH Entry received or initiated by Metavante. Upon notification from Customer of the occurrence of an error or omission with respect to an ACH Entry, Metavante shall promptly furnish corrected ACH Entry(ies) to an ACH Operator, unless the NACHA Rules prohibit the processing of the correct ACH Entry(ies). Notwithstanding any provision in the Agreement to the contrary, Metavante's liability to Customer for claims arising out of the ACH Services performed by Metavante pursuant to this Schedule shall be limited to the extent of errors and omissions which are caused by Metavante's gross negligence or willful misconduct and which cannot be remedied through the processing of appropriate corrected ACH Entry(ies).

     9.2. Metavante shall make reasonable efforts to deliver ACH Entries to Customer or to an ACH Operator, as appropriate, prior to any applicable deadline for such delivery. Metavante does not guarantee timely delivery. Metavante shall have no liability to Customer as a result of any late delivery, except to the extent such late delivery is (i) caused by the gross negligence or willful misconduct of Metavante and (ii) made more than 24 hours after its scheduled deadline.

                                                  SCHEDULE J TO MASTER AGREEMENT

                                 TERMINATION FEE

1. TERMINATION FOR CONVENIENCE. Except as set forth in Paragraph 4 below, if Customer elects to terminate this Agreement for any reason, Customer shall pay Metavante the Termination Fee computed in accordance with this Schedule J. The Termination Fee shall be paid at least sixty (60) days prior to the Effective Date of Termination. In addition to the foregoing, Customer shall pay to Metavante any amortized but unpaid Conversion fees and all reasonable costs in connection with the disposition of equipment, facilities and contracts specifically related to Metavante's performance of the Services under this Agreement.

2. TERMINATION FOR CAUSE BY METAVANTE. If Metavante terminates this Agreement in accordance with Sections 8.2 or 8.3 of the Agreement, Customer shall pay Metavante the Termination Fee as set forth in this Schedule J. The Termination Fee shall be paid at least sixty (60) days prior the Effective Date of Termination. In addition to the foregoing, Customer shall pay to Metavante any amortized but unpaid Conversion fees and all reasonable costs in connection with the disposition of equipment, facilities and contracts specifically related to Metavante's performance of the Services under this Agreement.

3. TERMINATION FOR CAUSE BY CUSTOMER. If Customer terminates this Agreement in accordance with Sections 8.2 or 8.3, then Customer shall not be obligated to pay Metavante the Termination Fee.

4. TERMINATION FEE. The Termination Fee shall be an amount equal to forty percent (40%) of the Estimated Remaining Value, but in no event shall it exceed $82,500, plus the unamortized portion of the $302,948 credit provided to Customer by Metavante under the first pricing assumption stated in Exhibit C3 to this Agreement. Metavante shall amortize the $302,948 credit on a straight line basis over sixty (60) months. In the event Customer terminates this Agreement prior to the expiration of this sixty (60) month period, the monthly credits shall immediately cease and Customer shall pay Metavante in an amount equal to $5,049 (representing 1/60 of the $302,948 credit) for each month remaining in the Term following the effective date of termination.

              Examples:
              Month of Termination:      12             30              44
              Months Remaining in Term   48             30              16
              Amount due Metavante       $242,352       $151,470        $80,784

5. REBATE OF TERMINATION FEE. Subject to Metavante' rights under Section 6 below, Customer shall receive a rebate of a portion of any Termination Fee paid by Customer hereunder in the event that Customer shall enter into a new exclusive agreement with Metavante to receive the Initial Services within thirty-six (36) months following the Effective Date of Termination. Such rebate shall be determined according to the following schedule:

               NUMBER OF MONTHS FOLLOWING TERMINATION                  REBATE
                                 0-3                                    100%
                                 4-6                                    11/12
                                 7-9                                    10/12
                                10-12                                   9/12
                                13-15                                   8/12
                                16-18                                   7/12
                                19-21                                   6/12
                                22-24                                   5/12
                                25-27                                   4/12
                                28-30                                   3/12
                                31-33                                   2/12
                                34-36                                   1/12

6. PAYMENT OF REBATE. The applicable rebate of the Termination Fee shall become payable to Customer upon execution of a new exclusive agreement for Initial Services by and between Customer and Metavante within thirty-six (36) months following the Effective Date of Termination (the "New Agreement"). The terms of such New Agreement shall be as mutually agreed by the parties and nothing herein shall obligate Metavante or Customer to accept any terms or conditions, whether or not previously acceptable to either of them. The rebate may be paid to Customer by Metavante, in its sole discretion, in the form of a discount to fees payable by Customer under the New Agreement or as a credit against implementation, conversion, training, or professional services fees payable by Customer, or in such other manner as Metavante shall decide. Customer's right to receive the rebate of the Termination Fee as provided under Section 5 above may not be cancelled or revoked except by a written instrument signed by Metavante expressly revoking Customer's right to receive such rebate delivered prior to execution of the New Agreement.

                                                  SCHEDULE K TO MASTER AGREEMENT

                                    NETWORK

--------------------------------------------------------------------------------
                           BRANCH AUTOMATION AGREEMENT

THIS AGREEMENT is entered into the 1 day of March 2001, by Metavante Corporation, a Wisconsin corporation ("Metavante") and Team Financial, Inc. ("Customer").

WHEREAS, Customer and Metavante, successor in interest to M&I Data Services, a division of Marshall & Ilsley Corporation, had entered into a Salespartner, PCTeller, and Execuvision Software License Agreement on March 5, 1993 (the "Prior Agreement"), whereby Customer purchased Salespartner PCTeller, and Execuvision Software from Metavante;

WHEREAS, by mutual agreement between Metavante and Customer, the Prior Agreement is hereby terminated and all Software previously covered under the terms and conditions of that Prior Agreement are now covered under the terms and conditions of this Agreement.

For adequate consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto agree as follows:

NOW, THEREFORE, by mutual agreement between Metavante and Customer, the Prior Agreement is hereby terminated and all Software previously covered under the terms and conditions of that Prior Agreement are now covered under the terms and conditions of this Agreement.

1. FEES. Customer shall pay to Metavante the fees in the amounts set forth on attached Exhibit A for the Programs specified therein.

         1.1. Documentation. One set of Documentation is included with each Program. Additional Documentation is available at Metavante's then current rates.

         1.2. Professional Services. Unless otherwise specified in Exhibit A, hourly rates for professional services are billable at Metavante's then current rate. For professional service hours delivered at Metavante's facilities, Customer shall pay only for actual hours logged to a specific task for Customer. For professional services delivered at sites other than Metavante's facilities, Customer shall pay for the actual hours logged at such site, with a minimum of four (4) hours per day. In addition, Customer shall pay for all travel time of Metavante personnel to, from and between Metavante's facilities and the other sites.

         1.3. Expenses. Customer shall reimburse Metavante for all reasonable and actual out-of-pocket expenses incurred by Metavante in connection with performance under this Agreement including supplies, travel, lodging and meals.

2.       LICENSE.

         2.1. Grant. Subject to the terms and conditions of this Agreement, Metavante grants Customer a perpetual, non-exclusive, non-transferable license to use the Metavante Products solely for Customer's and Customer's Affiliates (collectively, "Eligible Parties") own internal processing and computing needs to provide banking services to the Eligible Parties' customers, and for no other purpose. Customer shall be entitled to use the Program in a productive mode only at the Location(s). Programs copied for archival, testing, temporary back-up or temporary transfer to another site (not to exceed ninety days) shall not be considered productive use.

         2.2. Restrictions on Use. Customer shall not use, copy, translate, print or display the Metavante Products, in whole or in part, other than as expressly authorized in this Agreement. Customer agrees not to reverse assemble or decompile any Program or portion thereof which Metavante does not provide in human-readable source code form. Customer agrees not to use the Metavante Products to provide service bureau, time sharing, or other computer services to third parties unless specifically authorized under this Agreement.

         2.3. Affiliates. Customer's Affiliates are named in Exhibit D. Customer may request to add to the list of Affiliates additional entities that are or become affiliated with Customer from time to time, and such additional entities shall be considered Affiliates upon Metavante's written approval. Metavante will not unreasonably withhold its approval, but may condition its approval on the payment by Customer of additional license fees and/or increased maintenance fees.

3.     TERM.

         3.1. License. The term of the license granted hereunder is perpetual upon Acceptance, subject to termination only in accordance with this Agreement.

         3.2. Maintenance. With respect to maintenance services, this Agreement shall be effective ninety days after Acceptance and shall continue for sixty (60) months thereafter (the "Initial Term"). After the Initial Term, this Agreement shall be renewed for successive one (1) year periods (each a "Renewal Term") unless terminated pursuant to Article 13 below.

4.       PROFESSIONAL SERVICES.

         4.1. Training Services. Metavante shall provide Customer with training services, if any, specified on Exhibit B hereto (the "Training Services"). The training sessions shall be held at Metavante's facilities located in Brown Deer, Wisconsin, at dates and times established by Metavante. Metavante reserves the right to change the content of the Training Services based on Customer's particular needs, provided that any material changes shall require Customer's consent. Customer shall be responsible for all travel, lodging, and related costs and expenses incurred by its attendees. The number of attendees is specified on Exhibit B; Customer may send additional attendees to training classes at Metavante's then current fees for such attendees. Additional training classes are available at Metavante's then current rates.

         4.2 Customization Services. Metavante shall provide Customer with the customization services, if any, specified on Exhibit B hereto (the "Customization Services"). Metavante reserves the right to change the content of the analysis sessions provided as a part of the Customization Services based on Customer's particular needs, provided that any material changes shall require Customer's consent.

         4.3 Conversion Services. Metavante shall provide Customer with the conversion services, if any, specified on Exhibit B hereto (the "Conversion Services"). Metavante reserves the right to change the duration of on-site support provided as a part of the Conversion Services based on Customer's particular needs, provided that any material changes shall require Customer's consent. The number of attendees is specified on Exhibit B; Customer may send additional attendees to conversion planning sessions at Metavante's then current fees for such additional attendees.

         4.4 Implementation Services. Installation and implementation services are not included within the scope of this Agreement. At Customer's request, Metavante may provide installation and implementation services for the Programs pursuant to a separate agreement between Customer and Metavante.

5. ADDITIONAL SERVICES. Metavante may provide, at its sole discretion, such additional products, services or resources (collectively, the "Additional Services") as may be reasonably requested by Customer from time to time, and as are reasonably within the general scope of the products, services or resources which are contemplated by this Agreement to be provided by Metavante. All requests for Additional Services by Customer shall be made in writing. Unless otherwise agreed to in writing by Metavante, Customer shall be charged for the Additional Services at Metavante's then current rates. In the event either party wishes to change the scope of the products, services or resources to be provided by Metavante under this Agreement, such change in scope shall be considered Additional Services and the parties shall follow Metavante's then current change control procedures for all such requests.

6. ACCEPTANCE. Acceptance shall be deemed to occur upon delivery of the media containing the Programs and related Documentation to the Primary Location. In the event Customer discovers a Defect during the Warranty Period Customer's remedies shall be as specified in Section 8.2 below.

7. UPGRADES. Metavante will offer all Upgrades to Customer when such Upgrades are offered generally to all Customers of the applicable Program. Upgrades shall be priced at Metavante's then current rates and may require payment of additional license and/or maintenance fees.

8.       WARRANTIES.

         8.1. Media. Metavante warrants that, at delivery, the media in which the Programs, Maintenance Updates and Releases are embodied will be free from material defects. Customer's exclusive remedy under this warranty shall be to require Metavante to replace the media. Metavante shall have no obligation to replace any defective media which is not returned to Metavante within ten (10) days of receipt by Customer or which has failed because of accident or abuse.

         8.2. Programs. Metavante warrants the Programs against reproducible Defects during the Warranty Period. Metavante makes no warranty that the Programs will run uninterrupted or will be error free. During the Warranty Period, Metavante's sole obligation shall be to correct any Defects covered by this warranty. Metavante shall have no liability or obligation unless Customer notifies Metavante of any Defect and provides Metavante with any information which Metavante reasonably requests to identify, reproduce and correct the Defect. Notice shall be given by forwarding a description of the Defect to Metavante by phone, followed by a written report. Customer agrees to allow Metavante the opportunity to make repeated efforts over a reasonable period of time to reproduce and correct any reported and reproducible Defect.

         8.3. Infringement. Metavante shall, at its own expense, defend any action brought against Customer based on a claim that Customer's use of any Metavante Product under the terms of this Agreement infringes a copyright, trademark or patent under United States law and Metavante shall pay any final judgment awarded or settlement reached, provided that Customer notifies Metavante promptly in writing of the claim and Metavante has an opportunity to fully defend the claim and/or agrees to any settlement of such claim. Should Customer's use of any Metavante Product become, or in Metavante's opinion be likely to become, the subject of a claim of infringement of a copyright, trademark or patent under United States law, Metavante may procure for Customer the right to continue using the Metavante Product as contemplated by this Agreement, or replace or modify the Metavante Product to make it non-infringing, at no additional charge to Customer. In the event neither of the above is economically practical, Metavante shall refund the unamortized portion of the license fee paid by Customer for such Metavante Product, based upon a five year straight line depreciation commencing as of the date of this Agreement. The foregoing indemnity shall apply to Custom Programs only if Metavante had actual knowledge of a potential third party claim prior to commencing development of the Custom Program and failed to notify Customer of such knowledge. In addition, Metavante shall have no obligation for any claim based upon (a) Customer's use of other than the then current unaltered Release of the Program, if such infringement could have been avoided by use of the then current unaltered Release, or (b) the operation, combination or use of the Program with equipment, data or programs not furnished by Metavante, or (c) Programs modified by Customer or any third party. The foregoing states the entire liability of Metavante with respect to any claim of infringement by the Metavante Products or any part thereof.

         8.4. Harmful Code. Each party represents and warrants that it shall take commercially reasonable actions and precautions not to introduce any virus or similar code ("Virus") into the Programs. Each party covenants, at its own expense, to remove any Virus introduced while the infected Program was in its custody and control and shall indemnify the other party for all damages incurred as a result thereof. Virus shall mean code embedded in the Programs whose purpose is to halt effective use of the Programs on conditions triggered by an event or person other than an operator.

         8.5. Disclaimer. CUSTOMER ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED THE PROGRAMS AND THE APPLICATION OF THE PROGRAMS TO ITS NEEDS AND THAT, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO WARRANTIES EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, OR OTHERWISE BY LAW.

9. MAINTENANCE. Subject to the timely and full payment of the applicable fees, during the Initial Term and any Renewal Term Metavante will provide maintenance services at the Primary Location for one productive copy of all of the Standard Programs and for those Custom Programs which Metavante has agreed to in writing to provide maintenance (collectively, "Maintained Programs"). Maintenance services shall include the following:

         9.1. Programs. Metavante will service the Maintained Programs in accordance with the then current Documentation. Metavante will provide to Customer all Fixes to the Maintained Programs for any reproducible Defects reported to Metavante. Fixes which are applicable to all Customers are accumulated and provided with the next Maintenance Update. Metavante will offer to Customer, without additional charge, all Enhancements, Maintenance Updates and Releases for the Maintained Programs when generally available, along with applicable Documentation.

         9.2. Delivery. All Fixes, Enhancements, Maintenance Updates and Releases provided hereunder shall be delivered on magnetic media by mail or in accordance with Metavante's then current procedures.

         9.3. Support. Metavante will operate a support call center during Metavante's normal business hours to provide routine customer support for Maintained Programs for up to five (5) hours per month, per Maintained Program at no additional charge to Customer; provided, however, that a Qualified Employee shall initiate or participate in all such calls to Metavante's support call center. Metavante reserves the right to charge Customer at Metavante's then current rates [ILLEGIBLE] customer support services provided to other than a Qualified Employee. Additional technical support may be requested by Customer at Metavante's then current rates.

         9.4. Installation. Metavante may from time to time issue updated Releases of the Programs which may correct program and logic errors, add operational improvements, and/or enhance the functional capabilities. Such Releases will replace or supersede any other Releases of the Programs then being used by the Customer. Customer will be responsible for the installation of all Releases at all Locations. Customer acknowledges that its failure to install the same may eventually make the Programs unusable or non-conforming to the Documentation and Customer assumes all risks of such failure to install. Failure by Customer to operate Programs that are current to within one earlier Release or three Maintenance Updates shall relieve Metavante of its obligation to provide further maintenance services hereunder, but shall not relieve Customer of its obligations to pay all maintenance fees due hereunder.

         9.5. Modifications. Metavante shall not be required to provide maintenance to any software other than an unmodified Maintained Program, if a party other than Metavante makes any change, modification, or enhancement to the Maintained Program or the operating environment under which the Maintained Program is executed, without the express written authorization of Metavante. Metavante will continue to supply maintenance services to the unmodified portion of the Maintained Programs so long as the operating environment conforms to the specifications set forth in the Documentation. Notwithstanding the foregoing, Customer shall continue to pay the full amount of maintenance fees hereunder. At Customer's request, Metavante may agree to provide maintenance for such unauthorized changes (or for Custom Programs which are not Maintained Programs) at Metavante's then current time and materials rates.

         9.6. Defects not in Programs. If, upon investigation of a reported Defect, Metavante determines that the problem is not attributable to a Defect in the Programs, Metavante will promptly notify Customer of that fact. Metavante will, at the request of Customer, continue working to correct the malfunction notwithstanding that it is not a Defect. The Customer agrees to pay for Metavante's efforts investigating and/or resolving such a malfunction at Metavante's then current rates for such services, plus reasonable and actual out-of-pocket expenses incurred by Metavante. Metavante shall use its best efforts to notify Customer as early as possible that the reported system error is suspected to be beyond Metavante's responsibility, and Customer may incur charges as described above.

10. DERIVATIVE WORKS. Customer is expressly prohibited from making, or permitting another person or entity on Customer's behalf to make, any Derivative Work to a Program, or any portion thereof.

11. COOPERATION. During the Initial Term and any Renewal Term, Customer shall assign at least one Qualified Employee for each Program licensed hereunder, to work with Metavante. Customer shall enroll such Qualified Employee in any additional training class recommended by Metavante in the event Metavante reasonably determines that the Qualified Employee requires additional or refresher training. Customer shall make available additional appropriate personnel as Metavante may reasonably request to answer questions and provide information concerning Customer's Location(s), operations and requirements related to the installation, testing and maintenance of the Programs. Customer shall have the Primary Location ready for installation, and allow Metavante appropriate physical access to the computer systems and databases which will be in communication with the Programs.

12. REGULATORY COMPLIANCE. Customer is solely responsible for monitoring and interpreting all federal and state laws, rules and regulations pertaining to Customer's business (the "Legal Requirements"). Customer is responsible for selecting the processing parameter settings, features and options within the Programs that will apply to Customer and for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of any agreements between Customer and its clients. In making such determinations, Customer may rely upon the written descriptions of such settings, features, and options contained in the Documentation. As part of the maintenance services provided hereunder, Metavante shall maintain the features and functions set forth in the Documentation for each of the Standard Programs in accordance with all changes in federal laws and regulations applicable to such features and functions, in a non-custom environment. The foregoing sets forth Metavante's entire obligation with regard to compliance of the Programs with any Legal Requirements.

13.      TERMINATION. This Agreement may be terminated only as set forth in this
Article 13. Customer understands and agrees that except for termination by Customer under Section 13.2, Customer's obligation to pay the license fees and the annual maintenance fees for the Initial Term is unconditional and is due and payable to Metavante regardless of termination of this Agreement or the license granted herein to the other party.

         13.1. Maintenance. Either party may terminate maintenance services at the end of the Initial Term or any Renewal Term by giving at least ninety (90) days' prior written notice of termination to the other party. Metavante may terminate maintenance services for any Program upon at least six (6) months prior written notice to Customer in the event Metavante ceases to provide maintenance services on such Program to its Customers generally.

         13.2. Default. If either party breaches any of its material obligations under this Agreement and fails to cure such breach within thirty (30) days following receipt of a notice of default from the other party, the non-defaulting party may terminate this Agreement, including the license granted herein, effective as of a date specified in the notice of default.

         13.3. Other Conditions. A party may immediately terminate this Agreement in its entirety, including the license granted herein, upon written notice to the other party in the event the other party (a) has failed to establish reasonable procedures for protecting such party's Confidential Information; (b) has intentionally disclosed such party's Confidential Information, without prior consent of the disclosing party; (c) makes a general assignment for the benefit of creditors; applies for the appointment of a trustee, liquidator; or receiver for its business or property, or one is assigned involuntarily; (d) is subject to a proceeding for bankruptcy, receivership, insolvency, dissolution or liquidation; or (e) is adjudicated insolvent or bankrupt.

         13.4. Continuing Obligations. Termination of this Agreement shall not relieve either party from any obligations accrued through the date of termination. In addition, the terms and conditions set forth in this Agreement which by their nature would continue beyond termination of this Agreement, including the provision with respect to Confidentiality, shall survive the termination of this Agreement. Within thirty (30) days of termination of the license granted herein, Customer will either certify as to the destruction of the Metavante Products, including all copies thereof, or will return to Metavante the Metavante Products and all copies thereof.

14.      RIGHTS AND REMEDIES.

         14.1. Customer's Remedies. Metavante and Customer acknowledge that Customer may be entitled to damages or rescission arising from a failure by

                  Metavante to perform its obligations and both parties agree that in all such circumstances Customer's remedies and Metavante's liabilities will be limited to those set forth in this Agreement. These limitations will survive termination of this Agreement notwithstanding Customer's election to rescind or otherwise be discharged from this Agreement. For a breach of a material obligation of Metavante under this Agreement, Metavante's sole obligation shall be to remedy the breach. In the event that Metavante fails to remedy the breach within thirty (30) days after receipt of notice of the breach, Customer may recover damages from Metavante, subject to the limitations set forth in this Agreement.

         14.2. Limitation of Liability. Metavante'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF THE LICENSE FEE(S) PAID BY CUSTOMER TO METAVANTE UNDER THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL METAVANTE BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR TORT DAMAGES, INCLUDING LOSS OF PROFITS OR GOODWILL, WHETHER OR NOT METAVANTE HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

         14.3. Third Party Claims. Customer agrees to defend, indemnify and hold Metavante harmless from any damages, costs, liabilities, expenses (including attorneys' fees), awards and judgments arising out of any claim or action relating to Customer's use of the Metavante Products; provided Metavante promptly notifies Customer of any such claims and Customer is provided an opportunity to fully participate in the defense or settlement of any such claims. Such indemnification shall not apply to personal injury or property damage to the extent caused by the negligence of Metavante or to Metavante's obligations with respect to its warranty against infringement. Customer agrees that Metavante shall have no duty of indemnity or contribution for a third party claim arising from the use of the Metavante Products or Metavante's performance of any services hereunder.

15. CONFIDENTIALITY OBLIGATIONS. Each party agrees that (a) during the course of its performance of this Agreement it may learn certain information concerning the other party's Confidential Information; (b) the Confidential Information of the other shall remain the property of the other, and that such Confidential Information is made available on a limited use basis solely in connection with this Agreement; (c) it will advise its employees to whom the Confidential Information is disclosed of their obligations under this Agreement;
(d) it will not sell, disclose or otherwise make available any such Confidential Information, in whole or in part, to any third party without the prior written consent of the other party; and (e) it will utilize the same degree of care it utilizes for its own Confidential Information, but in no case less than a reasonable degree of care, to prevent disclosure of the other party's Confidential Information to any unauthorized person or entity. Upon termination of this Agreement all copies of Confidential Information shall be returned. Any copies of the Programs made by or on behalf of Customer shall contain the labels and notices specified on Exhibit C hereto. The restrictions under this section shall not apply to information which: (i) is or becomes publicly known through no wrongful act of the party receiving the Confidential Information; or (ii) becomes known to a party without confidential or proprietary restriction from a source other than the disclosing party; or (iii) a party can show by written records that such information or data was independently developed or was in its possession prior to disclosure by the other party. In the event a party is legally compelled to disclose the Confidential Information it will be entitled to do so provided it gives the other party prompt notice and assists the other party, at the other party's expense, in pursuing a protective order.

16.      MISCELLANEOUS.

         16.1. Notices. Except as otherwise specified in the Agreement, all notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by (i) first class U.S. mail, registered or certified, return receipt requested, postage pre-paid; or (ii) nationally recognized overnight courier service to the address specified on the signature page below. Notices shall be deemed given on the day actually received by the party to whom the notice is addressed.

         16.2. Assignment. This Agreement may not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that Metavante may freely assign this Agreement (a) in connection with a merger, corporate reorganization or sale of all or substantially all of its assets, stock or securities, or (b) to any entity which is a successor to the assets or the business of Metavante Corporation. Except as expressly set forth in this Section 17.2, any transfer of this Agreement by liquidation or otherwise by operation of law or pursuant to a Change in Control of Customer shall constitute an assignment for the purpose of this Agreement and shall require the written consent of the other party. Any changes in use of the license granted herein may, in Metavante's sole discretion, result in an adjustment in the license and/or maintenance fees due hereunder.

         16.3. Force Majeure. Notwithstanding any provision contained in this Agreement, neither party shall be liable to the other to the extent fulfillment or performance if any terms or provisions of this Agreement is delayed or prevented by any causes not within its control, and which by the exercise of reasonable diligence it is unable to prevent. This clause shall not apply to the payment of any sums due under this Agreement by either party to the other.

         16.4. Waiver. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

         16.5. Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin, without regard to its conflicts of law provisions.

         16.6. Export Restriction. Regardless of any disclosure made by Customer to Metavante of an ultimate destination of any Metavante Products, Customer will not export and/or re-export either directly or indirectly any Metavante Products without first obtaining, at the Customer's expense, a license from the United States government, as required.

         16.7. Restricted Rights. The Metavante Products are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Metavante Corporation, 4900 West Brown Deer Road, Brown Deer, WI 53223-0528.

         16.8. Taxes. Any taxes based upon this Agreement or the services or products provided, except upon net income of Metavante, shall be paid by Customer. Metavante shall be entitled to receive 100% of payments due to it hereunder. In the event any taxing authority withholds or intercepts any amount due to Metavante hereunder, Customer shall pay to Metavante on demand the full amount of such withholding or intercepted payment.

         16.9. Payments. Unless specified otherwise, all amounts are due when the service has been completed, or the Metavante Product has been delivered. All Metavante Products are shipped FOB Metavante's facility in Brown Deer, Wisconsin. Annual or monthly fees will be invoiced and paid in advance. Amounts outstanding after the due date are subject to an interest charge to date of payment of the lesser of 18% per annum or the highest legally allowable rate. Metavante may adjust its maintenance fees annually, effective January 1, upon at least sixty (60) days prior written notice; provided that no such increase, except with respect to rates for professional services, shall exceed 10%.

         16.10. Other Matters. Neither party shall solicit the employees of the other party during the term of this Agreement, for any reason. If any provision of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder shall not in any way be affected. Each party shall upon request provide such further assurances and undertake such further acts or things as may be reasonably necessary or appropriate to effectuate the terms of this Agreement. Neither party shall be deemed the agent, partner, or co-venturer of the other by reason of this Agreement or Customer's use of the Metavante Products. Unless explicitly stated otherwise, for any event which calls for either party to exercise its judgment, give its consent or perform an obligation, a standard of reasonableness shall apply. Both parties are deemed to have contributed equally to the drafting of this Agreement.

         16.11. Entire Agreement. All exhibits and schedules attached hereto are incorporated herein by reference. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement between Metavante and the Customer with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such matter. Any modifications or additions to this Agreement, the Metavante Products, or services requested by Customer and agreed to by Metavante will be documented in writing signed by both parties and will be governed by this Agreement, unless otherwise specifically agreed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names as of the date first above written.

METAVANTE CORPORATION                                TEAM FINANCIAL, INC. ("Customer")
4900 West Brown Deer Road                            8 West Peoria, Suite 200
Milwaukee WI 53223-2459                              P.O. Box 402
                                                     Paola KS 66071

By:    /s/ Owen J. Sullivan                          By:    /s/ Robert J. Weatherbie
       -----------------------------------------            --------------------------
Name:  Owen J. Sullivan                              Name:  Robert J. Weatherbie
                                                            --------------------------
Title: President, Financial Services Group           Title: Chairman and CEO
                                                            --------------------------

By:    /s/ Linda Fischer                             By:
       -----------------------------------------            --------------------------
Name:  Linda Fischer                                 Name:
                                                            --------------------------
Title: Senior Vice President and General Manager--   Title:
       Customer Relationship Division                       --------------------------


                      [APPROVED AS TO FORM BY LEGAL STAMP]

                              LIST OF ATTACHMENTS

Schedule A                                    Definitions

Exhibit A                                     License Fees

Exhibit B                                     Professional Services

Exhibit C                                     Notice and Labels

Exhibit D                                     Affiliates

                                                                      SCHEDULE A

                                  DEFINITIONS

1. "Acceptance" shall mean the process set forth in Section 6 of the Agreement.

2. "Affiliate" shall mean, with respect to a party, any entity at any time Controlling, Controlled by or under common Control with, such party. Exhibit D attached hereto identifies those Affiliates of Customer for whom Metavante shall provide Services under this Agreement, as of the Effective Date.

3.       "Change in Control" shall mean any event or series of events by which
         (i) any person or entity or group of persons or entities shall acquire Control of another person or entity or (ii) in the case of a corporation, during any period of 12 consecutive months commencing before or after the date hereof, individuals who at the beginning of such 12-month period were directors of such corporation shall cease for any reason to constitute a majority of the board of directors of such corporation.

4. "Confidential Information" shall mean (i) a party's proprietary or confidential information which is designated in writing as such or that by nature of the circumstances surrounding the disclosure ought in good faith to be treated as proprietary or confidential, and (ii) all Metavante Products, including all trade secrets contained therein.

5. "Control" shall mean the direct or indirect ownership of over 50% of the capital stock (or other ownership interest if not a corporation) of any entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by ownership of voting securities, by contract or otherwise. "Controlling" shall mean having Control of any entity, and "Controlled" shall mean being the subject of Control by another entity.

6. "Custom Programs" shall mean any code developed by Metavante at Customer's request and paid for by Customer, and includes modifications to Programs.

7. "Defect" shall mean a failure of the Programs to perform in substantial conformance with its then current Documentation, when properly used within the specified operating environment.

8. "Derivative Work" shall mean any work by Customer which is a modification of a Program or creation of a new program which uses, directly or indirectly, any ideas, concepts, know-how or techniques disclosed in the Program, and includes all written material including code, listings and other programming documentation relating to the Program. A Derivative Work does not include a work which merely interfaces with a Program.

9. "Documentation" shall mean those manuals provided to Customer for the Program, as amended from time to time by Metavante.

10. "Enhancement" shall mean a minor operational, quality or functional improvement to a Standard Program made available to Customer pursuant to the maintenance services provided hereunder, as long as Customer subscribes to such maintenance services.

11. "Fix" shall mean a correction to a Program developed on an as-needed basis to address a reproducible Defect. A Fix may include a temporary by-pass or a permanent change in the Program to correct or lessen the impact of such Defect.

12. "Include" and "Including" shall mean "includes without limitation" and "including without limitation" as applicable.

13. "Location" shall mean each facility owned or leased by Customer where the Programs will be executed.

14. "Metavante Products" shall mean all Programs and Documentation provided under this Agreement.

15. "Maintained Program" shall mean the unmodified version of any software program then being generally offered for license by Metavante, and shall include Fixes, Enhancements and Upgrades thereto.

16. "Maintenance Update" shall mean a Fix or collection of Fixes and/or minor Enhancements contained in media delivered to Customer.

17. "Option" shall mean a new feature or function to the Program which Metavante markets as a separately priced option. Metavante will make all such options available to Customer at Metavante's published price so long as Customer is subscribing for maintenance services, but such options are not included as part of Metavante's maintenance and support obligations.

18. "Primary Location" shall mean a single Location, designated by Customer, to receive delivery of Programs and related Fixes, Maintenance Updates and Releases. The Primary Location is specified on Exhibit A.

19. "Programs" shall mean the Metavante software programs specified on Exhibit A. Exhibit A may be modified from time to time by mutual agreement of Metavante and Customer to include additional Metavante software programs licensed hereunder. Programs include Standard Programs and Custom Programs.

20. "Qualified Employee" shall mean an employee of Customer assigned to work with Metavante pursuant to Section 12 of the Agreement, who has attended the applicable Metavante training classes.

21. "Release" shall mean a collection of Maintenance Updates delivered to Customer.

22. "Standard Program" shall mean the unmodified version of any software program then being generally offered for license by Metavante, and includes Fixes, Enhancements and Upgrades thereto.

23. "Upgrade" shall mean a substantial operational, quality or functional improvement to a Standard Program. Upgrades are made available at Metavante's then current rates and are not included or offered as a part of the maintenance services provided hereunder.

24. "Warranty Period" shall mean a period of ninety (90) days following Acceptance.

                                    EXHIBIT A
                                  LICENSE FEES

Customer Name:    Team Financial, Inc.
Address:          8 West Peoria, Suite 200
                  P.O. Box 402
                  Paola, KS 66071

PROGRAM DESCRIPTION AND NUMBER OF LICENSED LOCATIONS

BankerInsight -   Unlimited use of BankerInsight, in object code only, at 31 current individual Salespartner Worksations, to be defined by Customer.

                  Unlimited use of BankerInsight, in object code only, at 8 new individual Workstations, to be defined by Customer.

LICENSE FEES FOR ADDITIONAL LOCATIONS:
BankerInsight     $15,000 per Site License Location
                  $3,200 per Individual Workstation License.

CUSTOMER'S PRIMARY LOCATION:

                  Team Financial, Inc.
                  1 South Pearl
                  Paola, KS 66071

USER DOCUMENTATION:
BankerInsight Administration Guide - 1 copy
BankerInsight Master Software Guide - 1 copy
BankerInsight Installation Guide - 1 copy

TRAINING (INCLUDES 2 SEATS AT EACH CLASS):                                                 $7,800.00

o        BankerInsight Administration Training

o        BankerInsight Conversion Planning

o        BankerInsight Technical Training

o        BankerInsight Bank Control Training

o        BankerInsight Trainer's Toolkit

FEES:
BankerInsight Unlimited Workstation License (31 Upgrade Workstations @ $750)              $23,250.00
BankerInsight Unlimited Workstation License (8 New Workstations @ $3,200)                 $25,600.00
Sales Tax 7.15(6.9%)*                                                                      $3,492.78
BankerInsight Tutorial - 13 Locations @ $500                                               $6,500.00
BankerInsight Deposit Product Authoring and Conversion Services (900 Hours @ $150/hr.)   $135,000.00
                                                                                         -----------
                TOTAL                                                                    $201,642.78

All Fees, including sales tax, due upon execution of this Agreement.

BANKERINSIGHT MAINTENANCE FEE:

$42 per month authorized to access BankerInsight Individual Workstation
Software.
$250 per month per Location authorized to access BankerInsight Site License Software.

(*This amount is an estimate only and may be adjusted depending upon the sales tax rate in effect as of the date of this Agreement or if other products and services become subject to taxation. All such taxes are Customer's responsibility.)

                                    EXHIBIT B
                             PROFESSIONAL SERVICES

1.       Standard Training Services.

         1.1. BankerInsight: Metavante Corporation will provide Customer with a two-day conversion planning session for a maximum of two (2) employees. Metavante Corporation shall also provide a five-day class for a maximum of two (2) employees of Customer to familiarize Customer's employees with the BankerInsight maintenance functions. The standard training services will be held at a Metavante Corporation location.

2.       Customization, Custom Training and Conversion Services

         2.1.     PCTeller:

                  2.1.1. Customization Services. Metavante Corporation shall provide a two day teller analysis session to determine teller transaction requirements. Metavante Corporation will also provide initial services to customize PCTeller to support transactions and associated forms and provide a one day customer software checkpoint session. The requirements for the customization will be defined and agreed to by the customer and Metavante Corporation. The sessions shall be held at the Customer's Primary Location at dates and times mutually agreed to by Customer and Metavante Corporation.

                  2.1.2. Custom Training Services. PCTeller: Metavante Corporation shall provide a two day system's training class for up to six (6) of the customer's primary trainers, at Customer's Location, to familiarize the Customer's trainers with the features and functions of the PCTeller software.

                  2.1.3. Conversion Services. Metavante Corporation personnel shall be on-site for a three day Readiness Review session. Metavante Corporation personnel will also be onsite for five days at the time of Conversion to the PCTeller software.

         2.2. BankerInsight: Metavante Corporation shall provide Customer Customization, Custom Training and Conversion Services for BankerInsight, up to the hours listed on Exhibit A. All project hours exceeding the stated hours shall be considered Additional Services. Fees for such Additional Services shall be billed to Customer as provided for in this Agreement.

                  2.2.1. Customization Services. Metavante Corporation shall provide an analysis session to determine product and form completion requirements. Metavante Corporation will also provide initial services to customize BankerInsight to support Deposit forms, products and upload requirements and a customer software test session. The requirements for the customization and for the duration of these sessions will be defined and agreed to by Customer and Metavante Corporation within the scope of the hour estimate defined on Exhibit A. The sessions shall be held at the Customer's Primary Location at dates and times mutually agreed to by Customer and Metavante Corporation. Custom Stock Forms customization services will be negotiated outside the estimate defined in Exhibit A. Custom Stock Forms are defined as any stock form provided by the forms supplier that the bank requests changes or additions to.

                  2.2.2. Custom Training Services. Metavante Corporation shall provide a system's training class for up to six (6) of the Customer's primary trainers, at Customer's Location, to familiarize the Customer's trainers with the run-time features and functions of the BankerInsight Software. The duration of the class will be defined and mutually agreed to by Metavante Corporation and the customer.

                  2.2.3. Conversion Services. Metavante Corporation personnel shall be on-site at the time of Conversion to the BankerInsight software, The duration of the support will be defined and mutually agreed to by Metavante Corporation and the customer.

3. Implementation Services: Customer does not request Implementation Services at this time.

                                    EXHIBIT C
                               NOTICES AND LABELS

Customer shall prepare labels containing the following information and affix a label to each diskette copy of the PCTeller/Bankerlnsight Software reproduced by the Customer:

1.       PCTeller/Bankerlnsight Software.

2.       Diskette ___ of ___.

3.       Licensed material - property of and copyrighted by Metavante
         Corporation.

4. This copy was made under Metavante's Software License and Maintenance Agreement dated ______________ and may be used only at the Location(s) listed in that Agreement. It may not be transferred to a third party.

                                    EXHIBIT D
                                   AFFILIATES

                                    Team Bank
                                Iola Bank & Trust

                                                                [METAVANTE LOGO]

--------------------------------------------------------------------------------
                        PROFESSIONAL SERVICES AGREEMENT

         This Agreement is entered into this 27th day of March 2001, by and between Metavante Corporation, a Wisconsin corporation ("Metavante") and Team Financial, Inc. ("Customer").

         In consideration of the mutual covenants described herein and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:

         1. SERVICES. Metavante agrees to provide to Customer the consulting and professional services described on the Statement of Work ("SOW") attached to this Agreement. The exact description of the specific services to be rendered by Metavante from time to time shall be as specified on the SOWs, as defined below. The SOWs shall incorporate, and shall be specifically bound by, the terms and conditions of this Agreement.

         2. STATEMENT OF WORK. The SOW will be generated by Metavante and shall detail the specific services to be supplied by Metavante for any given transaction. Each SOW shall be in the form of a mutually executed letter agreement substantially in the form of EXHIBIT A attached hereto. Each SOW shall contain a detailed explanation of the project, the service to be performed, deliverable specifications, personnel requirements and any additional pertinent information. Customer shall be deemed to have accepted the deliverable upon demonstration by Metavante that the deliverable performs in substantial compliance with the specifications set forth in the applicable SOW.

         3. TERM. This Agreement shall remain in full force and effect unless terminated by either party upon at least thirty (30) days prior written notice to the other party; provided, however, that all work in progress and any SOWs executed by both parties for which work has not commenced shall be completed by Metavante unless otherwise agreed to by both parties. Notwithstanding the foregoing, either party may terminate this Agreement following a material breach by the other party that remains uncured after ten (10) days' written notice from the non-defaulting party.

         4. FEES AND PAYMENT.

                  4.1 Customer agrees to pay Metavante for services provided and expenses incurred on the basis and at the rate specified in each SOW.
Payment shall be due within thirty (30) days after the date of Metavante's invoice. If Customer fails to make timely payment, Metavante shall have the right to cease all work on such SOW, without terminating the Agreement, until Metavante has received all past due payments.

                  4.2 DISPUTED AMOUNTS. If Customer disputes any charge or amount on any invoice and such dispute cannot be resolved promptly through good faith discussions between the parties. Customer shall pay the amounts due under this Agreement less the disputed amount, and the parties shall diligently proceed to resolve such disputed amount. An amount will be considered disputed in good faith if (i) Customer delivers a written statement to Metavante on or before the due date of the invoice, describing in detail the basis of the dispute and the amount being withheld by Customer, (ii) such written statement represents that the amount in dispute has been determined after due investigation of the facts and that such disputed amount has been determined in good faith, and (iii) all other amounts due from Customer that are not in dispute have been paid in accordance with the terms of this Agreement.

                  4.3 TERMS OF PAYMENT. Metavante shall present Customer with an invoice for all recurring fees and for all one-time fees in the month following the month in which such services are performed, no later than the twenty-fifth
(25th) day of each calendar month. Customer shall pay the amount of such invoice within thirty (30) days after the date of Metavante's invoice. Customer shall also pay any collection fees and damages incurred by Metavante in collecting payment of the charges and any other amounts for which Customer is liable under the terms and conditions of this Agreement.

         5. INDEPENDENT CONTRACTOR. Metavante and Customer are independent contractors. Neither party or any of its employees, agents or contractors shall be deemed for any purpose to be an employee or agent or contractor of the other party. Each party shall at all times act independently and at no time shall either party make any commitment or incur any charges or expenses for or on behalf of the other party, except in accordance with the terms of this Agreement.

         6. EMPLOYEES. Metavante and Customer acknowledge that each other's employees possess talents that are in great demand and that each party has incurred substantial expense in recruiting and training such employees and would incur even greater expense if required to replace any such employee. Therefore, if either party employs, without consent of the other party, a present or former employee of the other party whose termination date occurred within twelve (12) months of the date of this Agreement, the hiring party agrees to reimburse the other party an amount equal to one year's salary of the hired employee.

         7. TAXES. Customer shall be solely and exclusively responsible for the payment of required federal, state and local taxes arising from or relating to the services rendered hereunder, except for taxes related to the net income of Metavante and any taxes or obligations imposed upon Metavante under federal, state and local wage laws. Notwithstanding the foregoing, if Metavante is required to keep an employee on assignment at Customer's location for twelve (12) consecutive months or more, Customer shall reimburse Metavante for the estimated costs associated with grossing up such employee's income to compensate for all tax consequences associated with such twelve (12) month or more assignment.

         8. CONFIDENTIALITY AND OWNERSHIP.

                  8.1. Metavante and Customer agree to preserve the confidentiality of any and all materials and information (collectively, "Materials") furnished by either party in connection with this Agreement. Such Materials shall include, without limitation, studies, fees and terms of this Agreement, plans, reports, surveys, analyses, and/or projections. The provisions of this Section 8.1 shall not apply to any information which: (a) is independently developed by the receiving party, provided the receiving party can satisfactorily demonstrate such independent development with appropriate documentation; (b) is known to the receiving party prior to disclosure by the disclosing party; (c) is lawfully disclosed to the receiving party by a third party not under a separate duty of confidentiality with respect thereto to the disclosing party; or (d) otherwise is publicly available through no fault or breach by the receiving party.

                  8.2. Metavante and Customer intend and agree that Metavante shall retain title and all other ownership and proprietary rights in and to any computer code, computer programs, programming or processing procedures or techniques, methods, ideas, concepts, or know-how ("Metavante Proprietary Information") developed by Metavante in connection with its performance of services to Customer under this Agreement. Such ownership and proprietary rights shall include, without limitation, any and all rights in and to patents, trademarks, copyrights, and trade secret rights. Metavante and Customer agree that Metavante Proprietary Information is NOT "work for hire" within the meaning of U.S. Copyright Act 17 U.S.C. Section 101.

         9. DISCLAIMER OF WARRANTY; LIMITATION ON LIABILITY.

                  9.1. Metavante warrants that all Services provided to Customer herein shall be performed in a workmanlike manner by qualified, trained personnel. METAVANTE MAKES NO OTHER WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT. METAVANTE HEREBY EXPRESSLY DISCLAIMS THE EXISTENCE OF ANY OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  9.2. Metavante's total liability under this Agreement, whether arising out of or relating to the services provided by it pursuant to the same, shall not exceed the total amount of the fees paid by Customer for the relevant SOW. This limitation of liability shall apply regardless of the cause or form of action, including without limitation, claims under breach of contract or tort. Under no circumstances shall either party be liable to the other party for lost profits or business opportunities, or any other special, indirect, consequential, punitive or incidental damages arising out of or relating to the first party's performance, or failures in the performance, of its obligations hereunder.

         10. MISCELLANEOUS.

                  10.1. NOTICES. Any notices provided for in this Agreement shall be given in writing and transmitted by personal delivery of prepaid first-class U.S. mail or by facsimile, addressed as follows:

        Metavante:
                         Metavante Corporation
                         4900 West Brown Deer Road
                         Milwaukee, WI 53223
                         Attention: Norrie J. Daroga, Senior Vice President, Secretary and General Counsel
                         Fax No: (414) 362-1705

        Customer:
                         Team Financial, Inc.
                         1 South Pearl
                         Paola, KS 660
                         Attention: Mark Griqwire
                         Fax No: 913-294-4406

                  10.2. ASSIGNMENT. Metavante and Customer may not assign this Agreement, or any of their rights or obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                  10.3. FORCE MAJEURE. Except for payment of sums due under this Agreement, neither party shall be deemed to be in default of any provisions of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of such party. Moreover, Metavante shall not be responsible for any failures or delays in its provision of Services hereunder to the extent caused by Customer's failure to fulfill one or more of its responsibilities as set forth in any SOW attached to this Agreement.

                  10.4. GOVERNING LAW. This Agreement shall be governed, interpreted, construed, and enforced in accordance with the internal laws of the State of Wisconsin, United States of America.

                  10.5. SEVERABILITY. If any provision, clause, or party, or the application of this Agreement is held illegal or otherwise unenforceable, the remainder of this Agreement or the application of such provision, clause, or part under other circumstances shall remain unaffected.

                  10.6. LEGAL EXPENSES. If any legal action is brought by either party to this Agreement against the other party regarding the subject matter hereof, the prevailing party shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable consultants', experts' and attorneys' fees.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

METAVANTE CORPORATION                      TEAM FINANCIAL, INC.
By:    /s/ James R. Geschke                By:    /s/ Mark J. [ILLEGIBLE]
      -------------------------------            -------------------------------
Name:    James R. Geschke                  Name:    Mark J. [ILLEGIBLE]
      -------------------------------            -------------------------------
Title:   Senior Vice President             Title:   VP
      -------------------------------            -------------------------------
Date:    4/13/01                           Date:    3/27/01
      -------------------------------            -------------------------------

By:
      -------------------------------
Name:
      -------------------------------
Title:
      -------------------------------
Date:
      -------------------------------

                      [APPROVED AS TO FORM BY LEGAL STAMP]

                                    EXHIBIT A

                     STATEMENT OF WORK DATED MARCH 14, 2001

                                       TO

                     PROFESSIONAL SERVICES AGREEMENT BETWEEN

                              METAVANTE CORPORATION

                                       AND

                              TEAM FINANCIAL, INC.

         DESCRIPTION OF PROJECT AND SERVICES RENDERED:
         1. Metavante to assign a PC/LAN technician to perform the services defined under "Metavante Deliverable Specifications".
         2. Metavante will order the third-party components defined under "Equipment to be purchased by Customer from Metavante" and invoice Customer for the product and any applicable taxes and shipping costs.

         METAVANTE DELIVERABLE SPECIFICATIONS:
         A Metavante PC and LAN Services (PALS) resource will be assigned to perform the configuration work at Metavante.
         1. Metavante PALS will order hardware and software components listed under "Equipment to be purchased by Customer from Metavante" for delivery to Metavante.
         2. Metavante will initiate a conference call with Customer to define the new PU and LU requirements prior to requesting the gen of these. Tentatively, the new PU and LU definitions for the new communications gateway will be a total of two (2) PU's, each with 52 'U' nodes, 200'A' nodes, and however many 'C' nodes as Customer may define as needed for remote printers.
         3. Metavante will unpack the (2) communication servers, install the memory, video controllers, hard drives, (2) Ethernet adapters per server, CD-ROM to each server, and 128MB additional memory per server.
         4.  Metavante will install Microsoft Windows 2000 server to each of the
             (2) servers.
         5. Metavante will configure the (2) servers for TCP/IP communications on one of the Ethernet adapters.
         6. Metavante will configure the (2) servers for Microsoft 32-bit DLC protocol on the other Ethernet adapter (only DLC protocol on the 2nd Ethernet adapter).
         7. Metavante will install the latest available Microsoft Windows 2000 service pack to each file server.
         8. Metavante will install the same copy of the Microsoft Host Integration Server software to each of the (2) servers.
         9. Metavante will configure the Host Integration Server software for identical configuration, each with the same two (2) new PU and LU definitions.
         10. Metavante will define each LU as capable of TN3270 service.
         11. Metavante will create two (2) pools of TN3270 LU's; one pool for tellers (TLRPOOL) containing all of the "U" node definitions, and one pool for all others (CRTPOOL) containining all 'A' node definitions. The 'C' nodes will not be defined in a pool.
         12. Metavante will test each gateway, one at a time, to ensure that PC stations can connect via TN3270E protocol to either or both of the pools.
         13. Metavante will repack all components and ship to Customer.
         14. Metavante will provide telephone technical support to Customer during Customer install of the two (2) gateways. Only one gateway is slated to be active at any one time (the other is a backup only gateway). Telephone support up to eight (8) hours will be provided. Support beyond the eight (8) hours will be at the rate of $150.00 per hour.

         EQUIPMENT TO BE PURCHASED BY CUSTOMER FROM METAVANTE:
                           SEE ATTACHED OPTIONAL GATEWAY PLAN

         METAVANTE PERSONNEL:
         One (1) PC/LAN technician trained in the installation and configuration of Microsoft Windows 2000 Server, Microsoft Host Integration Server.

         FEES AND EXPENSES:

         Metavante will bill the Customer $6,000.00 for the configuration and telephone technical support services delivered as part of this Statement of Work. Telephone technical support beyond the first eight
         (8) hours will be invoiced at the rate of $150.00 per hour in minimum 1/2 hour increments.

         ADDITIONAL PAYMENT TERMS:
         No additional payment terms.

         MISCELLANEOUS:
         1. Customer will perform the installation of the communication gateway at Customer facility.
         2. Customer will perform the configuration changes to each personal computer that will access the new communication gateway. This configuration will include loading the TCP/IP protocol to each personal computer and the configuration changes in the NetManage 3270 emulation software to enable communications using the TN3270E protocol.

         EXPIRATION DATE:
         This SOW expires on April 15,2001.


METAVANTE CORPORATION                      TEAM FINANCIAL, INC.
By:    /s/ James R. Geschke                By:    /s/ Mark J. [ILLEGIBLE]
      -------------------------------            -------------------------------
Name:    James R. Geschke                  Name:    Mark J. [ILLEGIBLE]
      -------------------------------            -------------------------------
Title:   Senior Vice President             Title:   Vice President
      -------------------------------            -------------------------------
Date:    4/13/01                           Date:    3/27/01
      -------------------------------            -------------------------------

                             OPTIONAL GATEWAY PLAN

PART#         DESCRIPTION                                               QTY             UNIT    EXTENDED
-----         -----------                                               ---             ----    --------

P2458A        HP Netserver E800 - Intel Pentium III 866Mhz, 128MB        2         $1,700.00    $3,400.00
              memory, 10/100 ethernet 9.1 GB hard drive, 40X CD-
              ROM, HP standard 3 year next business day on-site
              warranty
D5013B        HP 10/100 PCI Ethernet adapter                             2            $76.00      $152.00
D8265A        HP 128MB memory for E800 server                            2           $227.00      $454.00
C11-00016     Microsoft Windows 2000 Server with 5 client licenses.      1           $894.00      $894.00
MS660-00002   Microsoft Host Integration Server - single CPU license.    1         $2,276.00    $2,276.00
CONFIG        Metavante Configuration of both servers as identical to    1         $6,000.00    $6,000.00
              each other, with testing of Host Integration
              Server software prior to shipping, and up to 8
              hours telephone support.
                                                                                 TOTAL:        $13,176.00

Notes:
1. Prices do not include shipping or taxes.
2. Each server to have 1 hard drive, 2 ethernet adapters, 1 CD-ROM, 1 CPU.
3. The backup server will use the same Windows 2000 software and Host Integration Server software as the backup server will be defined as a backup media for the software thereby adhering to Microsoft licensing policy.
4. The above gateway cannot support NetManage DOS based 3270 emulators. Only the products Dynacomm Elite (3270 for Windows version 3.11) or NetManage NS/Eliteplus 3270 for Windows '95/98 are valid from the NetManage (formerly known as NetSoft) product line.

                                                                [Metavante Logo]

--------------------------------------------------------------------------------

                          AMENDMENT TO MASTER AGREEMENT

         This Amendment to the Master Agreement dated March 1, 2001 (the "Agreement") is made as of the 1 day of April 2001, by and between the undersigned parties, and does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement.

         Upon the terms and subject to the conditions set forth in this Amendment and intending to be legally bound, the parties hereto agree as follows:

         Metavante shall provide to Customer and Customer shall receive from Metavante, all upon the terms and conditions set forth in this Amendment, the Services specified in this Amendment. Metavante may provide to Customer and Customer may receive additional services hereunder upon mutual agreement and by completion of a New Services Schedule via an additional Amendment. This Amendment includes the Schedules marked with an "X" below, which contain additional terms and conditions relating to the applicable Service including applicable fees and charges.

--------------------------------------------------------------------------------

                                    SCHEDULES

FINANCIAL TECHNOLOGY SOLUTIONS                  E-FINANCE SOLUTIONS
/ / A  Customer Relationship Management (CRM)   / / F  Electronic Bill Presentment
/ / B  Electronic Funds Delivery                / / G  Electronic Bill Payment
/ / C  Financial Accounts Processing            / / H  Online Business/Consumer Banking
/X/ D  Wealth Management Processing
/ / E  Business Process Outsourcing             MISCELLANEOUS
                                                / / I  Automated Clearing House (ACH)
                                                / / J  Termination Fee
                                                / / K  Network Design
                                                / / L  Other:__________________________

--------------------------------------------------------------------------------

         Any Services requested by Customer which are not specifically priced as of the date of this Amendment shall be considered New Services, and will be charged according to Metavante's then current prices.

         Except as expressly modified herein, all other terms and conditions contained in the Agreement remain in full force and effect.

         The general terms and conditions and all exhibits attached hereto are incorporated herein and deemed part of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf as of the date first above written.

METAVANTE CORPORATION                              TEAM FINANCIAL, INC,
("Metavante")                                      ("Customer")
By:    /s/ Owen J. Sullivan                        By:    /s/ Robert J. Weatherbie
Name:  Owen J. Sullivan                            Name:  Robert J. Weatherbie
Title: President, Client Development and Services  Title: CEO

By:    /s/ Norrie J. Daroga                        By:    _________________________
Name:  Norrie J. Daroga                            Name:  _________________________
Title: Senior Vice President, General Manager      Title: _________________________
       Wealth Management

                      [APPROVED AS TO FORM BY LEGAL STAMP]

                                                 SCHEDULE D TO MASTER AGREEMENT

                      WEALTH MANAGEMENT TECHNOLOGY SERVICES

The following terms and conditions shall govern the provision of Wealth Management Technology Services by Metavante to Customer.

1 . DEFINITIONS.

     A. "Account Representative" shall have the meaning set forth in Section 7.1 below.

     B. "Conversion" shall mean (i) the transfer of Customer's data processing and other information technology services to Metavante's systems; (ii) completion of upgrades, enhancements and software modifications as set forth in this Agreement; and (iii) completion of all interfaces set forth in this Agreement and full integration thereof such that Customer is able to receive the Initial Services in a live operating environment.

     C. "Conversion Date" shall mean the date on which Conversion for Customer or a particular Affiliate has been completed.

     D. "Conversion Period" shall mean that portion of the Term beginning on the Effective Date and ending on the Conversion Date.

     E. "Customer Account" shall mean each account where Customer is acting as a trustee of a trust or executor/administrator of an estate either alone or with some other person(s) or entity(ies) as co-fiduciaries, or in any other fiduciary or agency capacity, including custody, investment management, financial services escrow, living and testamentary trust, probate estates, and exchange trusts, as such terms are customarily used within the trust industry.

     F. "Federal Regulator" shall mean the Chief Examiner of the Federal Home Loan Bank Board, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or their successors, as applicable.

     G. "Operations Center" shall mean the datacenter used primarily by Metavante to provide the Wealth Management Technology Services under this Agreement.

     H. "Special Services" shall have the meaning as set forth in Section 2.3 below.

     I. "Termination Assistance" shall have the meaning set forth in Section 6.1 below.

     J. "User Manuals" shall mean the documentation provided by Metavante to Customer which describes the features and functionalities of the Services, as modified and updated by the customer bulletins distributed by Metavante from time to time.

2. WEALTH MANAGEMENT TECHNOLOGY SERVICES

     2.1. SERVICES. Metavante agrees to provide Customer with the Wealth Management Technology Services set forth on attached EXHIBIT D1 in accordance with the applicable User Manuals.

     2.2. SOFTWARE LICENSE. Subject to the terms and conditions of this Agreement, Metavante grants Customer a perpetual, non-exclusive, non-transferable license to use the Metavante Products set forth in EXHIBIT D3 attached hereto solely for the Eligible Parties' own internal processing and computing needs to provide wealth management services to the Eligible Parties' customers, and for no other purpose.

     2.3. SPECIAL SERVICES. In the event Special Services are required, Metavante may impose additional fees for such services. For purposes of this Agreement, "Special Services" are considered to include, services of a nonrecurring nature requiring significant manual processing. In the event Customer requests any service that Metavante classifies as a Special Service, Metavante and Customer agree to negotiate in good faith the scope of the Special Service and any additional costs or fees associated with such Special Service.

3. CONVERSION

     3.1. IMPLEMENTATION OF SERVICES. The parties agree to use their best efforts to perform the Conversion(s) such that the Commencement Date occurs on or before_________________, ___________

     3.2. DEVELOPMENT OF CONVERSION PLAN. Metavante will, in consultation with Customer, develop a detailed, customized plan for the Conversion (the "Conversion Plan"). The Conversion Plan includes (i) a description of the tasks to be performed for the Conversion; (ii) allocation of responsibility for each of such tasks; and (iii) the estimated scheduled dates on which each task is to be performed. The Conversion project leaders for each party shall regularly communicate on the progress of the Conversion, the feasibility of the Conversion Dates specified in the Conversion Plan, and such other matters which may affect the smooth transition of the Services. Each party agrees to provide such services and to perform such obligations as are specified as its responsibility in the Conversion Plan and as necessary for it to timely and adequately meet the scheduled dates set forth therein. Each party shall cooperate fully with all reasonable requests of the other party made necessary to effect the Conversion in a timely and efficient manner.

     3.3. CONVERSION RESOURCES. Metavante and Customer will each provide a team of qualified individuals to assist in the Conversion effort. The anticipated Metavante team and description of their responsibilities will be provided to Customer upon completion of the Conversion Plan.

     3.4. CONVERSION MILESTONES. AS part of the Conversion Plan, the parties shall develop and agree upon milestones to which the progress of the Conversion(s) shall be measured.

4. FEES

     4.1. CONVERSION. Customer agrees to pay Metavante the fees, if any, relating to the Conversion as set forth on the Fee Schedule. In addition, Customer agrees to reimburse Metavante for (i) all Expenses reasonably incurred in connection with the Conversion; (ii) Conversion of accounts or products not identified in the Conversion Plan as of the Effective Date; and (iii) Metavante personnel or any independent contractors who perform services which are identified as the responsibility of the Customer in the Conversion Plan.

     4.2. FEES. EXHIBIT D2 attached hereto ("Fee Schedule") sets forth the fees, costs and changes for Wealth Management Technology Services and Customer agrees to pay Metavante as specified therein for all Services rendered on behalf of Customer by Metavante.

     4.3. TRAINING AND EDUCATION.

          A. Metavante shall provide training in accordance with the training schedule developed pursuant to the Conversion Plan. The sessions shall be held at a location mutually agreed upon by the parties. Customer shall be responsible for all Expenses incurred by the participants and Metavante's trainers in connection with such education and training. If Customer requests that training be conducted at a non-Metavante facility, Customer shall be responsible for additional fees as quoted by Metavante.

          B. Metavante will provide to Customer, at no charge, one set of each of the User Manuals in CD-ROM and paper format. When the User Manuals are updated, Metavante will provide the updates to Customer on CD-ROM at no additional charge. Additional sets of the User Manuals and paper updates may be purchased by Customer at Metavante's then current prices.

5. PERFORMANCE STANDARDS. Metavante agrees to provide the Wealth Management Technology Services inaccordance with the performance standards set forth on EXHIBIT D4 allached hereto.

6.   SERVICES FOLLOWING TERMINATION

     6.1. TERMINATION ASSISTANCE. Following the expiration or early termination of this Agreement, Metavante shall provide to Customer the Customer Data in the format in which it exists on Metavante's systems, in accordance with Metavante's then current standard prices for the delivery media. In addition, Metavante agrees to provide to Customer, at Customer's expense, all necessary assistance to facilitate the orderly transition of Services to Customer or its designee ("Termination Assistance"). As part of the Termination Assistance, Metavante shall assist Customer to develop a plan for the transition of all Services then being performed by Metavante under this Agreement, from Metavante to Customer or its designee, on a reasonable schedule developed jointly by Metavante and Customer. Prior to providing any Termination Assistance, Metavante shall deliver to Customer a good faith estimate of all such Expenses and charges including charges for custom programming services. Customer understands and agrees that all Expenses and charges for Termination Assistance shall be computed in accordance with Metavante's then-current standard prices for such products, materials and services. Customer shall pay for the Customer Data and any Termination Assistance in advance of Metavante providing such data or assistance. Nothing contained herein shall obligate Customer to receive Termination Assistance from Metavante.

     6.2. CONTINUATION OF SERVICES. Unless Metavante terminates this Agreement pursuant to Section 6.2 of the General Terms and Conditions, upon at least ninety (90) days' prior written request by Customer, Metavante shall continue to provide Customer all Services and the Effective Date of Termination shall be extended for a maximum period of twelve (12) months. If Customer elects to receive the Services for such period, Metavante's then-current standard pricing shall apply to the provision and receipt of such Services.

7.   MANAGEMENT OF PROJECT

     7.1. ACCOUNT REPRESENTATIVES. Each party shall cause an individual to be assigned ("Account Representative") to devote time and effort to management of the Services under this Agreement following the Conversion. Neither party shall reassign or replace its Account Representative during the first six (6) months of his or her assignment without the consent of the other party, except if such individual voluntarily resigns, is dismissed for cause, or is unable to work due to his or her death or disability.

     7.2. REPORTING AND MEETINGS. Within sixty (60) days after the Effective Date, the parties shall mutually agree upon (a) an appropriate set of periodic reports to be issued by Metavante to Customer during the Conversion Period and during the remainder of the Term; and (b) an appropriate set of periodic meetings to be held between the Account Representatives during the Conversion Period and the remainder of the Term. Meetings shall be held to review performance, changes, resource utilization and such other matter as appropriate.

8.   REGULATORY COMPLIANCE

     8.1. Customer shall be solely responsible for monitoring and interpreting (and for complying with, to the extent such compliance requires no action by Metavante) the Legal Requirements. Based on Customer's Proper Instructions, Metavante shall select the processing parameter settings, features and options (collectively, the "Parameters") within Metavante's system that will apply to Customer. Customer shall be responsible for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of any agreements between Customer and its clients. In making such determinations, Customer may rely upon the written descriptions of such Parameters contained in the User Manuals. Metavante shall perform system processing in accordance with the Parameters.

     8.2. Subject to the foregoing, Metavante shall perform an on-going review of federal laws, rules and regulations. Metavante shall maintain the features and functions set forth in the User Manuals for each of the Services in accordance with all changes in federal laws, rules and regulations applicable to such features and functions, in a non-custom environment. For any new federal laws, rules and regulations, Metavante will perform a business review, with input from Metavante's customers and user groups. If Metavante elects to support a new federal law, rule or regulation through changes to the Metavante Software, Metavante shall develop and implement modifications to the Services to enable Customer to comply with such new federal laws, rules and regulations. In all other circumstances relating to regulatory compliance of the Services, including state laws, rules and regulations, the provisions of Section 4.2 of the General Terms and Conditions above (New Services) shall apply.

     8.3. In any event, Metavante shall work with Customer in developing and implementing a suitable procedure or direction to enable Customer to comply with federal and state laws, rules and regulations applicable to the Services being provided by Metavante to Customer, including in those instances when Metavante has elected to, but it is not commercially practicable to, modify the Metavante Software prior to the regulatory deadline for compliance.

9.   MISCELLANEOUS PROVISIONS

     9.1. EQUIPMENT AND NETWORK. Customer shall obtain and maintain at its own expense its own data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Customer shall pay all installation, monthly, and other charges relating to the installation and use of communications lines between Customer's datacenter and the Operations Center, as set forth in the Network Schedule. Metavante maintains and will continue to maintain a network control center with diagnostic capability to monitor reliability and availability of the communication lines described in the Network Schedule, but Metavante shall not be responsible for the continued availability or reliability of such communications lines. Metavante agrees to provide services to install, configure, and support the wide-area network to interconnect Customer to the Operations Center as described in, and subject to the terms and conditions of, the Network Schedule.

     9.2. DATA BACKUP. Customer shall maintain adequate records for at least ten
(10) Business Days including (i) microfilm images of items being transported to Metavante or (ii) backup on magnetic tape or other electronic media where transactions are being transmitted to Metavante, from which reconstruction of lost or damaged items or data can be made. Customer assumes all responsibility and liability for any loss or damage resulting from failure to maintain such records.

     9.3. BALANCING AND CONTROLS. Customer shall (a) on a daily basis, review all input and output, controls, reports, and documentation, to ensure the integrity of data processed by Metavante; and (b) on a daily basis, check exception reports to verify that all file maintenance entries and non-dollar transactions were correctly entered. Customer shall be responsible for initiating timely remedial action to correct any improperly processed data which these reviews disclose.

     9.4. REGULATORY ASSURANCES. Metavante and Customer acknowledge and agree that the performance of these Services will be subject to regulation and examination by Customer's regulatory agencies to the same extent as if such Services were being performed by Customer. Upon request, Metavante agrees to provide any appropriate assurances to such agency and agrees to subject itself to any required examination or regulation. Customer agrees to reimburse Metavante for reasonable costs actually incurred due to any such examination or regulation that is performed primarily for the purpose of examining Services used by Customer.

          A. Notice Requirements. Customer shall be responsible for complying with all regulatory notice provisions to any applicable governmental agency, which shall include providing timely and adequate notice to Federal Regulators as of the Effective Date of this Agreement, identifying those records to which this Agreement shall apply and the location at which such Services are to be performed.

     B. Examination of Records. The parties agree that the records maintained and produced under this Agreement shall, at all times, be available at the Operations Center for examination and audit by governmental agencies having jurisdiction over the Customer's business, including any Federal Regulator. The Director of Examinations of any Federal Regulator or his or her designated representative shall have the right to ask for and to receive directly from Metavante any reports, summaries, or information contained in or derived from data in the possession of Metavante related to the Customer. Metavante shall notify Customer as soon as reasonably possible of any formal request by any authorized governmental agency to examine Customer's records maintained by Metavante, if Metavante is permitted to make such a disclosure to Customer under applicable law or regulations. Customer agrees that Metavante is authorized to provide all such described records when formally required to do so by a Federal Regulator.

     C. Audits. Metavante shall cause a Third Party review of the Operations Center and related internal controls, to be conducted annually by its independent auditors. Metavante shall provide to Customer, upon written request, one copy of the audit report resulting from such review. Remote datacenters used by Metavante in providing some of the Services shall be reviewed by Metavante's internal auditors in accordance with procedures and on a schedule satisfactory to the Federal Regulator responsible for supervision of Metavante.

     9.5. IRS FILING. Customer represents it has complied with all laws, regulations, procedures, and requirements in attempting to secure correct tax identification numbers (TINs) for Customer's payees and customers and agrees to attest to this compliance by an affidavit provided annually. Customer authorizes Metavante to act as Customer's agent and sign on Customer's behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form. EXHIBIT D5 (Attorney-in-Fact Appointment) and EXHIBIT D6 (Affidavit) shall be executed by Customer contemporaneously with the execution of this Agreement. Customer acknowledges that Metavante's execution of the Form 4804 Affidavit on Customer's behalf does not relieve Customer of responsibility to provide accurate TINs or liability for any penalties which may be assessed for failure to comply with TIN requirements

     9.6. FUTURE ACQUISITIONS. Customer acknowledges that Metavante has established the Fee Schedule(s) and enters into this Agreement on the basis of Metavante's understanding of the Customer's current need for Services and Customer's anticipated future need for services as a result of internally generated expansion of its customer base. If the Customer expands its operations by acquiring Control of additional financial institutions or if Customer experiences a Change in Control (as hereinafter defined), the following provisions shall apply:

     A. Acquisition of Additional Entities. If Customer acquires Control after the Effective Date of one or more financial holding companies, banks, savings and loan associations or other financial institutions that are not currently Affiliates, Metavante agrees to provide Services for such new Affiliates and such Affiliates shall automatically be included in the definition of "Customer"; provided that (a) the conversion of each new Affiliate must be scheduled at a mutually agreeable time (taking into account, among other things, the availability of Metavante conversion resources) and must be completed before Metavante has any obligation to provide Services to such new Affiliate; (b) the Customer will be liable for any and all Expenses in connection with the conversion of such new Affiliate; and (c) Customer shall pay conversion fees in an amount to be mutually agreed upon with respect to each new Affiliate.

     B. Change in Control of Customer. If a Change in Control occurs with respect to Customer, Metavante agrees to continue to provide Services under this Agreement; provided that (a) Metavante's obligation to provide Services shall be limited to the Entities comprising the Customer prior to such Change in Control and (b) Metavante's obligation to provide Services shall be limited in any and all circumstances to the number of accounts processed in the 3-month period prior to such Change in Control occurring, plus 25%.

                                   EXHIBIT D1

                      WEALTH MANAGEMENT TECHNOLOGY SERVICES
   SERVICES INCLUDED IN THE STRUCTURED PER ACCOUNT CHARGES WHICH ARE LISTED ON
                           EXHIBIT D2 ATTACHED HERETO

Transaction History Retention Consistent 26 Months
Investment Review Retention of 12 months
5500 Reporting
Report Generation
On-line Usage
On-line Statements
Automated Trades-Trade Order Management
DTC IID Confirms/Affirms/Settlements
Overnight Report Writer with File Upload and Download
On-Demand ReportWriter (All Views)
TrustReport Ongoing Usage
Up to Three Months Web Based Flexible Statement Retention
TrustExchange-TM- Interfaces (Tape and Transmission Charges may apply):
          -FastTax - Tax Processing
          -Greenhill - Performance Measurement
          -Federated - TrustConnect Mutual Fund Trading
          -Fidelity - Trust Net Mutual Fund Trading
          -Custodial Interface - M&I Trust
          -CIS Interface
          -ADP - Proxy Information
          -Landmark - Portfolio Management
          -Estate Val- Estate Valuation
Accruals, Process and Report Daily
ACM / Demand Note Subaccounting
"As Of" Report of Account Assets
Complete Common Trust Fund Capabilities
Comprehensive Employee Benefit Reporting
Integrated Benefit Payment System
Fee System
Complete Mutual Fund Automation (including settlement, applicable rate interfaces, and asset allocation modeling)
Multistate, Multibranch Processing
Security Master File Processing
Statement and Investment Review Processing Online
Trade Date Reporting
New and Lost Business Reporting (three-month retention)
TrustDesk-TM-
1099 Tax Tape Production and Substitute Reporting
Trust System Maintenance
Trust System Disaster Recovery Services
Two Days of TrustDesk-TM- On-site Training (travel and living expenses to be reimbursed)

                                   EXHIBIT D1
                                     Page 2

                      WEALTH MANAGEMENT TECHNOLOGY SERVICES
  SERVICES NOT INCLUDED IN THE STRUCTURED PER ACCOUNT CHARGES WHICH ARE LISTED
                         ON EXHIBIT D2 ATTACHED HERETO.

      THIS IS METAVANTE'S CURRENT PRICING STRUCTURE WHICH IS SUBJECT TO AN
                             ANNUAL PRICE INCREASE.


                                                                 FEES
Multi-bank holding company and affiliate banks           $865/month (principal)
                                                         $235/month (affiliate)
Extended Investment Review Retention beyond 12 months    $.075/account/month
                                                         /month retained
Previous Period Information on Statements                $.046/account/month
Report Printing at Metavante                             $2.06/1,000 lines
                                                         printed
Microfiche Produced by Metavante                         $1.89/original
                                                         $.284/copy
New and Lost Business Reporting Data Warehouse           $.0020 per record
(greater than 3 month)                                   per month
Tape Handling                                            $41.25 per tape
Transmissions Handling                                   $11.00/transmission/
                                                         frequency
Third Party Client Terminal Access                       Setup charge $100 each
                                                         monthly access
                                                         $72.50/terminal/month
Electronic Filing of Quarterly Tax Estimates             $485/quarter
(via EFTPS)
TrustReport-TM- Initial Setup or Subsequent Changes
        Initial Setup or Changes                         Per quote
        Ongoing Usage Fees                               $.43 annually per
                                                         account applied to
                                                         all accounts
                                                         $.142 per page
                                                         additional if printed
                                                         at Metavante
TrustWeb-TM- - Customer and Third-Party Access
        via the Internet Initial Setup                   $3,200 per institution
                                                         per home page

Ongoing Usage Fees

                    TOTAL
              NUMBER OF ACCOUNTS                    ANNUAL FEE BILLED
                 AT YEAR-END                         ONCE IN JANUARY

                   0-1,000                              $2,175
                  1,001-2,000                           $4,350
                  2,001-3,000                           $6,535
                  3,001-4,000                           $8,700
                  4,001-5,000                           $10,885
                    5,001+                              $13,050

                                   EXHIBIT D1
                                     PAGE 3
                      WEALTH MANAGEMENT TECHNOLOGY SERVICES

AdvisorWeb-TM-
        Initial Set Up                        $4,200
        Annual Base Fee                       $6,800
        User Fee                              31 per user/annual
        Account Fee                           $12 per account/user/annual
Note: Maximum AdvisorWeb-TM- annual fee       $775
per user ID
Web-Based Flexible Statements for Three       No charge
Months or less
Web-Based Flexible Statements beyond          $.0025 per statement image
Three Months                                  per month stored (over 3)
Invest/CFA-Portfolio Investment               Per quote
Analysis System
Custom Programming and Systems                Per quote
Integration
Customized Functional and Technical           Per quote
Training
Hardware/Software Consulting Services         Per quote per eight-hour day
Metavante Workshops                           $275/attendee/class/day
Documentation on CD-ROM                       $500/year
                                              with no paper updates
Documentation on hard copy                    $1,050 annual for hard copy
ACH Transactions                              $.0718 per transaction
Metavante Loan System Interface               Per quote
DayVest-Daily On-line Valuation of            $160/month
Common Trust Funds
STAR View (On-line Report Viewing)
                Initial Setup                 $512.50
                System Administration         $117.88 per month
                Load Fee                      $.0039 per page
                Disk Storage                  no charge
                Tape Storage                  $.000011 per page per day
                                              retained
                Optical Storage--7 Years      $.0077 per page loaded to optical
                Optical Storage--10 Years     $.0094 per page loaded to optical
                Optical Storage--15 Years     $.0103 per page loaded to optical
                Optical Storage--20 Years     $.0108 per page loaded to optical
Third-Party Recordkeeping System Interfaces   $160/month
TrustDesk-TM- Installation/Upgrade Diskettes  $150 per set
Network Services
                -  Network Support (based upon number of LU's)
                              1-100           $5.00 per LU per month
                            101-300           $3.75 per LU per month
                            301-800           $3.00 per LU per month
                           Over 800           $2.50 per LU per month
                                The fee for customer- managed networks is
                                $1.50 per terminal per month based on the
                                infrastructure costs.
                -  Network Change Requests    Per quote
                -  Network Implementation     Per quote
                -  Client Participation in    Per quote
                   Disaster Testing

                                   EXHIBIT D1
                                     PAGE 4

                      WEALTH MANAGEMENT TECHNOLOGY SERVICES

Deconversion Services
                Deconversion Fee              $5,500 per bank
                  (NOTE: THIS DOES NOT INCLUDE NETWORK SERVICE CHARGES RELATED
                   TO DECONVERSION ACTIVITY.)

                Deconversion Tapes Provided   $2,500 per set plus client
                in Metavante Format           services support and programming
                                              time spent per quote.

                Post-deconversion On-Line     2,500 per month Base Fee for a
                Access.                       maximum of three months plus all
                                              applicable Usage Charges
                                              (Section B) and Miscellaneous
                                              Charges (Section D.)

Xcitek Corporate Action Notification Service  $2.15/account per year
                                              $9,200 maximum per year
Xcitek Municipal Called Bond Service          $2.15/account per year
                                              $9,200 maximum per year
IDSI Pricing Service                          Per quote
VMS Mutual Fund Daily Rate Service            Per quote
VMS Mutual Fund Dividend Rate Service         Per quote

CMO Pricing/Factor Service                    $1.71 per CMO per month
                                              (charged monthly)
Courier Services                              At cost
Output Forms Costs                            Vendor forms cost + 15%
Data Communications Costs
                Line Charge                   Based on type of services
                Modem Charge                  requested and the cost to
                Installation Charge           Metavante for providing
                TYMNET Charges                these services
                (if applicable)
                Comdisco Network Charge
                Custody Interface Line Charge

Custom Pricing of Common Trust Fund Assets    Per quote
Trust Exchange(TM) Interface Implementations  Per quote
Metavante Integrated Performance Measurement  $12.00 per account/per year
Sub-System                                    (waived)


                                   EXHIBIT D1
                                     PAGE 5

                      WEALTH MANAGEMENT TECHNOLOGY SERVICES

WEALTH MANAGEMENT TECHNOLOGY SERVICES:

   1. METAVANTE shall provide complete processing services for the Customer as more fully described in the User Manuals. Customer has a set of the User Manuals. Updates will be supplied based on User Manual prices found in EXHIBIT D1. The User Manuals include, but are not limited to:

a. User Manual Volume 1
b. User Manual Volume 2
c. User Manual Volume 3
d. User Manual Volume 4
e. Reports Usage Manual 1
f. Reports Usage Manual 2
g. Special Processing Volume 1
h. Special Processing Volume 2
i. Special Processing Volume 3
j. Special Processing Volume 4
k. TrustDesk(TM) on-line user documentation

   Metavante has included daily support personnel time for the Customer based on the schedule shown below. Any hours required by the Customer in excess of this will be billed at Metavante's then current standard product support rate.


                                 PRODUCT SUPPORT HOURS SCHEDULE
                CONTRACT YEAR                        Support Hours
                        1                               40

                        2                               40

                        3 and up                        40



   Customer Support Guidelines (for items included in annual support hours):

   o Questions related to standard system functions and their usage as noted in the Metavante Trust Services User Documentation or any processing issues.

   Billable items at standard product support rates.
   Questions related to the following:

   o    Trust business/industry

   o    Consultative Advice

   o    Procedures; i.e., how to setup, change

   o    Trust policies and procedures manual assistance

   o    Equipment setup, changes

   o    Statement customizing

   o    Report writers designed

                                   EXHIBIT D1

                      WEALTH MANAGEMENT TECHNOLOGY SERVICES

     2. The Customer is responsible for maintaining a Trust Services compatible print solution that is supported by METAVANTE (the "Printing Solution"). A Printing Solution is required by METAVANTE to enable the Customer to print METAVANITE Trust System checks, statements, special forms, reports, and other trust system output. The

        Customer wi11 negotiate and maintain a separate agreement with a Printing Solution provider. Customer is currently using and supporting the Standard Register solution.

ADDITIONAL TERMS AND CONDITIONS FOR OPTIONAL INTERACTIVE DATA CORPORATION SERVICES.

INTERACTIVE DATA CORPORATION REQUIRES THESE PROVISIONS BE INCLUDED IN EACH CUSTOMER AGREEMENT AS A CONDITION OF PROVIDING ITS SERVICES.

1. No Warranties. EXCEPT AS PROVIDED IN INTERACTIVE DATA CORPORATION'S AGREEMENT WITH METAVANTE, INTERACTIVE DATA CORPORATION AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS OR ANY OTHER MATTER.

2.   Limitation on Liability.

a. Interactive Data Corporation and its suppliers shall have no liability to Customer, or a third party, for errors, omissions or malfunctions in the Services, other than the obligation of Interactive Data Corporation to endeavor, upon receipt of notice from Customer, to correct a malfunction, error, or omission in any Services.

b. Customer acknowledges that the Services are intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning securities.

c. Customer accepts responsibility for, and acknowledges it exercises its own independent judgment in, its selection of any of the Services, its selection of the use or intended use of such, and any results obtained. Nothing contained herein shall be deemed to be a waiver of any rights existing under applicable law for the protection of investors.

d. Customer shall indemnify Interactive Data Corporation and its suppliers against and hold Interactive Data Corporation harmless from any and all losses, damages, liability, costs, including attorney's fees, resulting directly or indirectly from any claim or demand against Interactive Data Corporation by a third party arising out of or related to the accuracy or completeness of any Services received by Customer, or any data, information, service, report, analysis or publication derived therefrom, except to the extent that any such matter shall arise from the gross negligence, recklessness or intentional misconduct of Interactive Data Corporation, or its employees or agents. Except for certain limited specified matters relating to intellectual property rights, Interactive Data Corporation shall not be liable for any claim or demand against Customer by a third party.

e. Neither party shall be liable for (i) any special, indirect or consequential damages (even if advised of the possibility of such),
          (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply, or (iii) any claim that arose more than one year prior to the institution of suit therefor.

                                   EXHIBIT D1
                                     PAGE 7

                      WEALTH MANAGEMENT TECHNOLOGY SERVICES

3. ACCESSING DATA. In the event that Customer at any time accesses Data comprised of Evaluations (as hereinafter defined) of Fixed Income Securities and certain other data related to such securities, the following additional provisions shall apply:

a. Fixed Income Securities are complicated financial instruments. There are many methodologies (including computer-based analytical modeling and individual security evaluations*) available to generate approximations of their market value, and there is significant professional disagreement about which is best. No evaluation method, including those used by Interactive Data Corporation, may consistently generate approximations that correspond to actual "traded" prices of the instruments.

b.        Interactive Data Corporation's methodologies generate Evaluations;
          however, Customer acknowledges that there may be errors or defects in Interactive Data Corporation's software, databases, or methodologies that cause resultant evaluations to be inappropriate for use in certain Customer applications.

c. Customer acknowledges and agrees that it assumes all responsibility for edit checking, external verification of evaluations, and ultimately the appropriateness of use of Evaluations and other pricing data provided via the Service in Customer's applications, regardless of any efforts made by Interactive Data Corporation in this respect. Customer agrees to indemnify and hold Interactive Data Corporation completely harmless in the event that errors, defects, or inappropriate Evaluations are made available to Customer via the Service.

4.   EVALUATIONS. For purposes of this Agreement, the term "Evaluation" means:
     (i) mathematically derived approximations of estimated value, or (ii) individual security evaluations for miscellaneous issues, such as non-investment grade issues and issues with special terms and conditions which may not fit into any of Interactive Data Corporation's current evaluation models. Evaluations are not the transaction price at which an investment can be purchased or sold in the market, since no evaluation can correspond to or approximate the actual market price which could be obtained by the end user on any given day for any particular security. Mathematically derived Evaluations are based upon certain market assumptions and evaluation methodologies reflected in proprietary algorithms and may not conform to trading prices or information available from third parties. In evaluating those miscellaneous issues described above, Interactive Data Corporation's evaluators concentrate on market integrity within both market sector and issuer, examine the individual characteristics of each issue and confer with broker/dealers and other information sources. Evaluations are sometimes referred to as "pricing services" or "prices" solely for convenience of reference. Interactive Data Corporation is an investment adviser registered with the U.S. Securities and Exchange Commission.

     Individual security evaluations are used for miscellaneous issues that may not fit into any of Interactive Data Corporation's current evaluation models. These issues are evaluated on a case by case basis. Interactive Data Corporation's evaluators concentrate on integrity within both market sector and issuer, examine the individual characteristics of each issue, and confer with broker/dealers and other information sources. Market sources are contacted by Interactive Data Corporation's evaluators when appropriate for the particular issue. These issue types include but are not limited to non-investment grade issues and issues with special terms and conditions. These issues are subject to the same quality control standards applied to other evaluations provided by Interactive Data Corporation.

                                   EXHIBIT D2

                      WEALTH MANAGEMENT TECHNOLOGY SERVICES

                            FEE SCHEDULE FOR CUSTOMER

           METAVANTE is offering the Customer a "structured price" in determining their annual charge.

191 standard-activity accounts invoiced @ $105.25 each.              $20,102.75

61 low-activity accounts invoiced @ $40.70 each                      $ 2,482.70

Tired pricing goes in effect on standard account volumes greater than 1,000. Team Financial, Inc. would receive five (5) percent discount on their regular trust account charges over 1,000 standard accounts.

The number of open accounts processed (including house accounts, fund accounts, combined accounts, etc.) will be counted monthly to determine the appropriate processing fee. The fee will be billed monthly.

o   Price increases will take effect on January 1 of each year.

o There will be no increases to the quoted per account fees prior to January 1, 2002.

o   The minimum annual charge for trust processing services is $22,500.

                                   EXHIBIT D2

                               TRUST SERVICE FEES

TYPES OF SECURITIES                               DAILY ACCESS               WEEKLY ACCESS         MONTHLY ACCESS

EQUITY PRICES                                 Select         Maximum       Select        Maximum      Select       Maximum
                                                Fee            Fee           Fee           Fee          Fee           Fee
Listed NA Equity and Mutual Funds               $0.59            $1,942      $0.24          $1,488        $0.12         $667.17
NQB                                             $0.59           $175.00      $0.24         $131.25        $0.12          $87.50
UITs                                            $0.96           $535.92      $0.39         $385.00        $0.19         $155.33
Unlisted ADRs                                   $3.43           $404.67      $1.37         $290.92        $0.69         $172.83
EQUITY ANNOUNCEMENTS
NA Dividends                                    $0.66            $1,116      $0.59         $824.67        $0.53         $535.92
OPTIONS
North American Options                          $0.96            $1,597      $0.39         $864.08        $0.19         $332.50
FUTURES/COMMODITIES
North American Futures                          $0.96           $958.17      $0.39         $632.17        $0.19         $277.83
Futures/Commodities
CORPORATE/GOVERNMENT BONDS
U.S. Corporate Bonds                            $2.48            $6,912      $0.99          $3,408        $0.50          $1,708
Canadian Bonds                                  $2.48            $1,256      $0.99         $829.08        $0.50         $581.92
US Treasuries & Agencies                        $0.59           $387.17      $0.24         $210.00        $0.12          $91.92
CMO PRICES
RANGE:
    First 100                                  $15.00            $1,500      $7.50         $750.00        $3.38         $338.00
    Next 150 (Total 250)                       $11.25         $3,187.50      $6.75       $1,762.50        $2.81         $759.50
    Next 250 (Total 500)                        $7.88         $5,157.50      $5.52       $3,142.50        $2.35       $1,347.00
    Each additional                             $4.96            $5,650      $4.21          $3,940        $1.73       $1,768.00
MBS PRICES
MBS                                             $2.17            $5,878      $0.87          $4,364        $0.43          $2,645
MUNICIPAL BOND PRICES
RANGE:
    First 1000                                  $2.17            $2,170      $0.87            $870        $0.43         $430.00
    Next 1500 (Total 2500)                      $1.51            $4,435      $0.68          $1,890        $0.34         $940.00
    Next 2500 (Total 5000)                      $0.85            $6,560      $0.43          $2,965        $0.24       $1,540.00
    Next 5000 (Total 10,000)                    $0.33            $8,210      $0.21          $4,015        $0.12       $2,140.00
    Next 15,000 (Total 25,000)                  $0.20           $11,200      $0.16          $6,415        $0.12       $3,940.00
    Next 25,000 (Total 50,000)                  $0.09           $13,460      $0.08          $8,415        $0.04        $4940.00
    Next 50,000 (Total 100,000)                 $0.07           $16,960      $0.06         $11,415        $0.03       $6,440.00

The columns entitled "select" set forth the per security/per month/per Client fees payable by Licensee to Interactive. For example, for a Client that accesses Data concerning 100 U.S. equities on a daily basis, Licensee would pay to Interactive a monthly fee $59.00 (100 * $0.59) for such Client for such equity Data.

The columns entitled "maximum" set forth the most that Licensee would pay to Interactive for a particular Client for access to the respective asset type by such Client. For example, for a Client that accesses Data concerning 4,000 U.S. equities on a daily basis, Licensee would pay Interactive a monthly fee of $1942.50 for such Client for such equity Data.

        NOTE: IDC PRICING FEES ARE SUBJECT TO A MONTHLY MINIMUM CHARGE.

     PASS THROUGH CHARGES

     Metavante uses the services of Third Parties in providing portions of their Wealth Management Services. Any passthrough charges or price increases from these providers will be passed through to the Customer based on the price increase effective date to Metavante.

               INTERACTIVE DATA CORPORATION "EVALUATIONS" LANGUAGE

     In the event that Customer at any time accesses Data comprised of Evaluations (as hereinafter defined) of Fixed Income Securities and certain other data related to such securities, the following additional provisions shall apply:

(a) Fixed Income Securities are complicated financial instruments. There are many methodologies (including computer-based analytical modeling and individual security evaluations*) available to generate approximations of their market value, and there is significant professional disagreement about which is best. No evaluation method, including those used by Interactive Data Corporation, may consistently generate approximations that correspond to actual "traded" prices of the instruments.

(b) Interactive Data Corporation's methodologies generate Evaluations; however, Customer acknowledges that there may be errors or defects in Interactive Data Corporation's software, databases, or methodologies that cause resultant evaluations to be inappropriate for use in certain Customer applications.

(c) Customer acknowledges and agrees that it assumes all responsibility for edit checking, external verification of evaluations, and ultimately the appropriateness of use of Evaluations and other pricing data provided via the Service in Customer's applications, regardless of any efforts made by Interactive Data Corporation in this respect. Customer agrees to indemnify and hold Interactive Data Corporation completely harmless in the event that errors, defects, or inappropriate Evaluations are made available to Customer via the Service.

     For purposes of this Agreement, the term "Evaluation" means: (i) mathematically derived approximations of estimated value, or (ii) individual security evaluations for miscellaneous issues, such as non-investment grade issues and issues with special terms and conditions which may not fit into any of Interactive Data Corporation's current evaluation models. Evaluations are not the transaction price at which an investment can be purchased or sold in the market, since no evaluation can correspond to or approximate the actual market price which could be obtained by the end user on any given day for any particular security. Mathematically derived Evaluations are based upon certain market assumptions and evaluation methodologies reflected in proprietary algorithms and may not conform to trading prices or information available from third parties. In evaluating those miscellaneous issues described above, Interactive Data Corporation's evaluators concentrate on market integrity within both market sector and issuer, examine the individual characteristics of each issue and confer with broker/dealers and other information sources. Evaluations are sometimes referred to as "pricing services" or "prices" solely for convenience of reference. Interactive Data Corporation is an investment adviser registered with the U.S. Securities and Exchange Commission.

     Individual security evaluations are used for miscellaneous issues that may not fit into any of Interactive Data Corporation's current evaluation models. These issues are evaluated on a case by case basis. Interactive Data Corporation's evaluators concentrate on integrity within both market sector and issuer, examine the individual characteristics of each issue, and confer with broker/dealers and other information sources. Market sources are contacted by Interactive Data Corporation's evaluators when appropriate for the particular issue. These issue types include but are not limited to non-investment grade issues and issues with special terms and conditions. These issues are subject to the same quality control standards applied to other evaluations provided by Interactive Data Corporation.

                                   EXHIBIT D3
                      WEALTH MANAGEMENT TECHNOLOGY SERVICES

                      SOFTWARE LICENSE TERMS AND CONDITIONS

     The following terms and conditions (as well as those contained in the Agreement) shall govern the licensing by Metavante to Customer of the Metavante Products. With respect to such licensing, to the extent the terms and conditions contained in the Agreement are inconsistent with those of this schedule, the terms and conditions of this schedule shall control.

1.   DEFINITIONS.

    1.1. "Acceptance" shall mean the process set forth in Section 4 of this Exhibit D3.

    1.2. "Custom Programs" shall mean any code developed by Metavante at Customer's request and paid for by Customer, and includes modifications to Programs.

    1.3. "Defect" shall mean a failure of the Programs to perform in substantial conformance with its then current Documentation, when properly used within the specified operating environment.

    1.4. "Derivative Work" shall mean any work by Customer which is a modification of a Program or creation of a new program which uses, directly or indirectly, any ideas, concepts, know-how or techniques disclosed in the Program, and includes all written material including code, listings and other programming documentation relating to the Program. A Derivative Work does not include a work which merely interfaces with a Program.

    1.5. "Documentation" shall mean those User Manuals provided to Customer for the Program, as amended from time to time by Metavante.

    1.6. "Eligible Party" shall mean Customer or any of its Affiliates as then may be acceptable to Metavante from time to time.

    1.7. "Enhancement" shall mean a minor operational, quality or functional improvement to a Standard Program made available to Customer pursuant to the maintenance services provided hereunder as long as the Agreement remains in effect.

    1.8. "Fix" shall mean a correction to a Program developed on an as-needed basis to address a reproducible Defect. A Fix may include a temporary by-pass or a permanent change in the Program to correct or lessen the impact of such Defect.

    1.9. "Include" and "Including" shall mean "includes without limitation" and "including without limitation" as applicable.

    1.10. "Location" shall mean Customer's facility(ies) specified in this EXHIBIT D3 which Customer is permitted to use the Metavante Products.

    1.11. "Metavante Products" shall mean all Programs and Documentation. Metavante Products are Metavante Proprietary Materials and Information.

    1.12. "Maintained Program" shall mean the unmodified version of any software program then being generally offered for license by Metavante, and shall include Fixes, Enhancements and Upgrades thereto.

    1.13. "Maintenance Update" shall mean a Fix or collection of Fixes and/or minor Enhancements contained in media delivered to Customer.

    1.14. "Option" shall mean a new feature or function to the Program which Metavante markets as a separately priced option. Metavante will make all such options available to Customer at Metavante's then-current price so long as Customer is subscribing for maintenance services, but such options are not included as part of Metavante's maintenance and support obligations.

    1.15. "Primary Location" shall mean a single Location, designated by Customer, to receive delivery of Programs and related Fixes, Maintenance Updates and Releases. As of the effective date of the Agreement, the Primary Location is specified in the Notices section of the Agreement as Customer's location to receive notices.

    1.16. "Programs" shall mean the Metavante Software known as TrustDesk-TM-Software delivered to Customer in machine-readable code (object code) only. The parties may by mutual written agreement from time to time add other Metavante Software to the Programs licensed hereunder. Programs include Standard Programs and Custom Programs.

    1.17. "Release" shall mean a collection of Maintenance Updates delivered to Customer.

    1.18. "Standard Program" shall mean the unmodified version of any software program then being generally offered for license by Metavante, and shall include Fixes, Enhancements and Upgrades thereto.

    1.19. "Upgrade" shall mean a substantial operational, quality or functional improvement to a Standard Program.

2.   LICENSE.

     2.1. Grant. Subject to the terms and conditions of this Agreement, Metavante grants Customer a perpetual, non-exclusive, non-transferable license to use the Metavante Products solely for the Eligible Parties' own internal processing and computing needs to provide trust and investment services to the Eligible Parties' customers, and for no other purpose. Customer shall be entitled to use the Program on the computer(s) operated by Licensee in a productive mode only at the Location(s). Programs copied for archival, testing, temporary back-up or temporary transfer to another site (not to exceed ninety days) shall not be considered productive use.

     2.2. Restrictions on Use. Customer shall not use, copy, translate, print or display the Metavante Products, in whole or in part, other than as expressly authorized in this Agreement. Customer agrees not to reverse assemble or decompile any Program or portion thereof which Metavante does not provide in human-readable source code form. Customer agrees not to use the Metavante Products to provide service bureau, time sharing, or other computer services to third, parties unless specifically authorized under this Agreement.

3. TERM. The term of the license granted hereunder commences upon Acceptance and is co-terminus with the date of termination of SCHEDULE J of the Agreement.

4. ACCEPTANCE. Acceptance shall be deemed to occur upon delivery of the media containing the Programs and related Documentation to the Primary Location.

5. UPGRADES. At no additional charge to Customer, Metavante will deliver all Upgrades to Customer when such Upgrades are offered generally to all customers of the applicable Program. Upon receipt of each Upgrade, Customer shall promptly install such Upgrade over each instance of the Program then installed at Customer's Locations.

6.   WARRANTIES.

     6.1. Media. In addition to its representations and warranties in the Agreement, Metavante warrants that, at delivery, the media in which the Programs, Maintenance Updates and Releases are embodied will be free from material defects. Customer's exclusive remedy under this warranty shall be to require Metavante to replace the media. Metavante shall have no obligation to replace any defective media which is not returned to Metavante within thirty (30) days of receipt by Customer or which has failed because of accident or abuse.

     6.2. Programs, Metavante warrants the Programs against reproducible Defects. Metavante makes no warranty that the Programs will run uninterrupted or will be error free. Metavante's sole obligation shall be to correct any reproducible Defects. Metavante shall have no liability or obligation unless Customer notifies Metavante of any Defect and provides Metavante with any information which Metavante reasonably requests to identify, reproduce and correct the Defect. Notice shall be given by forwarding a description of the Defect to Metavante by phone, followed by a written report. Customer agrees to allow Metavante the opportunity to make repeated efforts over a reasonable period of time to reproduce and correct any reported and reproducible Defect.

     6.3. Infringement. Metavante shall, at its own expense, defend any action brought against Customer based on a claim that Customer's use of any Metavante Product under the terms of this Agreement infringes a copyright, trademark or patent under United States law and Metavante shall pay any final judgment awarded or settlement reached, provided that Customer notifies Metavante promptly in writing of the claim and Metavante has an opportunity to fully defend the claim and/or agrees to any settlement of such claim. Should Customer's use of any Metavante Product become, or in Metavante's opinion be likely to become, the subject of a claim of infringement of a copyright, trademark or patent under United States law, Metavante may procure for Customer the right to continue using the Metavante Product as contemplated by this Agreement, or replace or modify the Metavante Product to make it non-infringing, at no additional charge to Customer. In the event neither of the above is economically practical, Metavante shall refund the unamortized portion of the license fee paid by Customer for such Metavante Product, based upon a five year straight line depreciation commencing as of the date of this Agreement. The foregoing indemnity shall apply to Custom Programs only if Metavante had actual knowledge of a potential third party claim prior to commencing development of the Custom Program and failed to notify Customer of such knowledge. In addition, Metavante shall have no obligation for any claim based upon (a) Customer's use of other than the then current unaltered Release of the Program, if such infringement could have been avoided by use of the then current unaltered Release, or (b) Programs modified by Customer or any third party. The foregoing states the entire liability of Metavante with respect to any claim of infringement by the Metavante Products or any part thereof.

     6.4. Harmful Code. Each party represents and warrants that it shall take commercially reasonable actions and precautions not to introduce any virus or similar code ("Virus") into the Programs. Each party covenants, at its own expense, to remove any Virus introduced while the infected Program was in its custody and control and shall indemnify the other party for all damages incurred as a result thereof. Virus shall mean code embedded in the Programs whose purpose is to halt effective use of the Programs on conditions triggered by an event or person other than an operator.

     6.5. Disclaimer. CUSTOMER ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED THE PROGRAMS AND THE APPLICATION OF THE PROGRAMS TO ITS NEEDS AND THAT, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO WARRANTIES EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, OR OTHERWISE BY LAW.

7. MAINTENANCE. Subject to the timely and full payment of the applicable fees, during the Initial Term and any Renewal Term Metavante will provide maintenance services at the Primary Location for one productive copy of all of the Standard Programs and for those Custom Programs which Metavante has agreed to in writing to provide maintenance (collectively, "Maintained Programs"). Maintenance services shall include the following:

     7.1. Programs. Metavante will service the Maintained Programs in accordance with the then current Documentation. Metavante will provide to Customer all Fixes to the Maintained Programs for any reproducible Defects reported to Metavante. Fixes which are applicable to all Customers are accumulated and provided with the next Maintenance Update. Metavante will offer to Customer, without additional charge, all Enhancements, Maintenance Updates and Releases for the Maintained Programs when generally available, along with applicable Documentation.

     7.2. Delivery. All Fixes, Enhancements, Maintenance Updates and Releases provided hereunder shall be delivered on magnetic media by mail or in accordance with Metavante's then current procedures.

     7.3. Support. Metavante will operate a support call center during Metavante's normal business hours to provide routine customer support for Maintained Programs. Additional technical support may be requested by Customer at Metavante's then current rates.

     7.4. Installation. Metavante may from time to time issue updated Releases of the Programs which may correct program and logic errors, add operational improvements, and/or enhance the functional capabilities. Such Releases will replace or supersede any other Releases of the Programs then being used by the Customer. Customer will be responsible for the installation of all Releases at all Locations. Customer acknowledges that its failure to install the same may eventually make the Programs unusable or non-conforming to the Documentation and Customer assumes all risks of such failure to install. Failure by Customer to operate Programs that are current to within one earlier Release or three Maintenance Updates shall relieve Metavante of its obligation to provide further maintenance services hereunder, but shall not relieve Customer of its obligations to pay all maintenance fees due hereunder, if any.

     7.5. Modifications. Metavante shall not be required to provide maintenance to any software other than an unmodified Maintained Program, if a party other than Metavante makes any change, modification, or enhancement to the Maintained Program or the operating environment under which the Maintained Program is executed, without the express written authorization of Metavante. Metavante will continue to supply maintenance services to the unmodified portion of the Maintained Programs so long as the operating environment conforms to the specifications set forth in the Documentation. Notwithstanding the foregoing, Customer shall continue to pay the full amount of any maintenance fees required hereunder. At Customer's request, Metavante may agree to provide maintenance for such unauthorized changes (or for Custom Programs which are not Maintained Programs) at Metavante's then current time and materials rates.

     7.6. Defects not in Programs. If, upon investigation of a reported Defect, Metavante determines that the problem is not attributable to a Defect in the Programs, Metavante will promptly notify Customer of that fact. Metavante will, at the request of Customer, continue working to correct the malfunction notwithstanding that it is not a Defect. The Customer agrees to pay for Metavante's efforts investigating and/or resolving such a malfunction at Metavante's then current rates for such services, plus reasonable and actual out-of-pocket expenses incurred by Metavante. Metavante shall use its best efforts to notify Customer as early as possible that the reported system error is suspected to be beyond Metavante's responsibility, and Customer may incur charges as described above.

8. DERIVATIVE WORKS. Customer is expressly prohibited from making, or permitting another person or entity on Customers behalf to make, any Derivative Work to a Program, or any portion thereof.

9.   MISCELLANEOUS.

     9.1. Export Restriction. Regardless of any disclosure made by Customer to Metavante of an ultimate destination of any Metavante Products, Customer will not export and/or re-export either directly or indirectly any Metavante Products without first obtaining, at the Customer's expense, a license from the United States government, as required.

     9.2. Restricted Rights. The Metavante Products are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c) 1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, and their successor sections, as applicable. The manufacturer is Metavante, 4900 West Brown Deer Road, Milwaukee, WI 53223-0528.

                            APPENDIX A TO EXHIBIT D3
                               NOTICES AND LABELS

Customer shall prepare labels containing the following information and affix a label to each diskette copy of the Software reproduced by the Customer:

1 . TrustDesk-TM-

2. Diskette       of
           -------   --------.

     3.   Licensed material - property of and copyrighted by METAVANTE
          CORPORATION.

     4. This copy was made under METAVANTE CORPORATION's Trust Technology Outsourcing Agreement dated _________ and may be used only at the Location(s) listed in that Agreement. It may not be transferred to a third party.

                                   EXHIBIT D4
                      WEALTH MANAGEMENT TECHNOLOGY SERVICES

                              PERFORMANCE STANDARDS

     Subject to the nonoccurrence of a force majeure and the performance of Customer's obligations described in this Agreement, Metavante agrees that the Services will be provided in accordance with the following standard. Metavante will initiate batch processing and have bank operations reports available for transmission to customer or make the processed item and reports within six (6) hours (fifteen (15) hours at year end) after receiving all input data from Customer, and with such performance being missed not more than two (2) processing days per calendar month. Metavante will ensure that its on-line computing facilities are available for the processing of customer's on-line transactions at a minimum of ninety-five percent (95%) of the time, as prescribed by Customer, measured over a calendar month at the point of departure from Metavante's communications controller. Metavante will process CRT synchronous transactions in an average of 2.5 seconds as measured over a calendar month using IBM System Monitoring Facility (SMF) or similar product. Should Metavante not be able to achieve this objective, Metavante may recommend network or equipment upgrades over which Customer has control and Customer shall be responsible for making such changes or accepting the response time that it achieved. Customer will notify Metavante in writing if these levels of performance are not achieved, and Metavante shall have ninety (90) to meet these performance standards. If after ninety (90) days the performance standard still has not been met, the Customer's sole remedy shall be to either (i) terminate the agreement without penalty upon giving Metavante written notice within thirty
(30) days after the expiration of the ninety (90) day cure period, or (ii) accept such deficient levels which Metavante does achieve. Metavante assumes no other liability, express or implied, with respect to its obligations set forth in this paragraph.

                                   EXHIBIT D5
                      WEALTH MANAGEMENT TECHNOLOGY SERVICES

                          ATTORNEY-IN-FACT APPOINTMENT

        Customer hereby appoints Metavante Corporation ("Metavante") as: (1) Customer's attorney-in-fact and empowers Metavante to authorize the Internal Revenue Service (IRS) to release information return documents supplied to the IRS by Metavante to states which participate in the "Combined Federal/State Program"; and (2) Customer's agent to sign on Customer's behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form.

                                              TEAM FINANCIAL, INC.
                                              ("CUSTOMER")
                                              8 West Peoria, Suite 200
                                              P.O. Box 402
                                              Paola KS 66071


                                              By:    /s/ Robert J. Weatherbie
                                                    -------------------------
                                              Name:  Robert J. Weatherbie
                                                    -------------------------
                                              Title: CEO
                                                    -------------------------

                                   EXHIBIT D6
                     WEALTH MANAGEMENT TECHNOLOGY SERVICES

                                   AFFIDAVIT

STATE OF    Kansas                     )
         ------------------------------)SS.
COUNTY OF   Miami                      )
         ------------------------------
I, Robert J. Weatherbie, being first duly sworn, on oath, depose and say:
   --------------------

     1. I am an employee of Team Financial, Inc. I have personal knowledge of my employer's practices with regard to procuring and reporting tax identification numbers (TINs) and authority to execute this Affidavit on my employer's behalf.

     2. Team Financial, Inc. has complied with all laws, regulations, procedures, and requirements in attempting to secure correct TINs for its payees. This compliance has been pursued with due diligence, and any failure to secure correct TINs is due to reasonable cause.

                                               TEAM FINANCIAL, INC.
                                               ("Customer")


                                               By:   /s/ Robert J. Weatherbie
                                                     ------------------------
                                               Name:   Robert J. Weatherbie
                                                     ------------------------
                                               Title:  CEO
                                                     ------------------------

Subscribed and sworn to before me
this 28 day of       March            , 2001.
    ----      ------------------------
/s/ Clarene B. Prothe
--------------------------------------
Clarene B. Prothe                        Notary Public
--------------------------------------
My Commission expires: 11-25-01
                      ----------


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